SEVENTH SUPPLEMENTAL INDENTURE OF TRUST

between

COLLEGE LOAN CORPORATION TRUST I

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

Dated as of April 1, 2006

Series 2006-1 Notes

Section 1.	Definitions and Related Matters	2
Section 2.	Authorization and Terms of Series 2006-1 Notes	12
Section 3.	Interest Payable On Series 2006-1 Notes	15
Section 4.	Additional Provisions Regarding the Applicable Interest Rate for the Series 2006-1 LIBOR Rate Notes	15
Section 5.	Purposes of Issuance of Series 2006-1 Notes	16
Section 6.	Deposit of Series 2006-1 Note Proceeds	16
Section 7.	Redemption of Series 2006-1 Notes	16
Section 8.	Book-Entry Series 2006-1 Notes	21
Section 9.	Limitation on Fees	23
Section 10.	Certain Designations Pursuant to the Indenture	24
Section 11.	Mandatory Redemption of or Distributions of Principal With Respect to Notes	25
Section 12.	List of Non-Business Days	26
Section 13.	Certain Findings, Determinations and Designations	26
Section 14.	Conditions Precedent	26
Section 15.	[Reserved]	26
Section 16.	Notices to the Eligible Lender Trustee and the Trustee	27
Section 17.	Governing Law	27
Section 18.	Headings	27
Section 19.	Severability	27
Section 20.	Counterparts; Facsimile	27
Section 21.	Effect of Seventh Supplement	28
Section 22.	Rights, Privileges and Immunities of Trustee	28
Section 23.	Transfer Restrictions	28

TARGETED BALANCE SCHEDULE SERIES 2006-1 SENIOR NOTES	S-I-1

TARGETED BALANCE SCHEDULE SERIES 2005-1 SENIOR NOTES	S-I-3

TARGETED BALANCE SCHEDULE SERIES 2003-2 SENIOR NOTES	S-I-5

ANNEX I CERTAIN TERMS AND PROVISIONS OF THE AUCTION RATE NOTES	I-1

ANNEX II CERTAIN TERMS AND PROVISIONS OF THE SERIES 2006-1 RESET RATE NOTES	II-1

EXHIBIT A-1 FORM OF SERIES 2006-1 LIBOR RATE NOTES	A-1-1

EXHIBIT A-2 FORM OF SERIES 2006-1 RESET RATE NOTES	A-2-1

EXHIBIT A-3 FORM OF SERIES 2006-1A-IO NOTES	A-3-1

EXHIBIT B FORM OF SERIES 2006-1 AUCTION RATE NOTES	B-1

EXHIBIT C NOTICE OF PAYMENT DEFAULT	C-1

EXHIBIT D NOTICE OF CURE OF PAYMENT DEFAULT COLLEGE LOAN CORPORATION TRUST I	D-1

EXHIBIT E NOTICE OF PROPOSED AUCTION PERIOD ADJUSTMENT	E-1

EXHIBIT F NOTICE ESTABLISHING AUCTION PERIOD ADJUSTMENT	F-1

EXHIBIT G NOTICE OF CHANGE IN AUCTION DATE	G-1

EXHIBIT H RATING AGENCY CONDITION	H-1

EXHIBIT I FORM OF TRANSFEREE LETTER	I-1-1
FORM OF RULE 144A CERTIFICATION	I-2-1
[FORM OF CERTIFICATION]	I-A-1

EXHIBIT J
FORM OF TRANSFER CERTIFICATE FOR RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE DURING RESTRICTED PERIOD	J-1

EXHIBIT K
FORM OF TRANSFER CERTIFICATE FOR RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE AFTER RESTRICTED PERIOD	K-1

EXHIBIT L
FORM OF TRANSFER CERTIFICATE FOR REGULATION S GLOBAL NOTE TO RULE 144A GLOBAL NOTE DURING RESTRICTED PERIOD	L-1

EXHIBIT M
FORM OF TRANSFER CERTIFICATE FOR REGULATION S GLOBAL NOTE DURING RESTRICTED PERIOD	M-1

SEVENTH SUPPLEMENTAL INDENTURE OF TRUST

           THIS SEVENTH SUPPLEMENTAL INDENTURE OF TRUST (this "Seventh Supplement"), dated as of April 1, 2006, between COLLEGE LOAN CORPORATION TRUST I, a Delaware statutory trust (the "Issuer"), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a banking corporation duly established, existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the State of New York (the "Trustee");

R E C I T A L S:

           WHEREAS, the Issuer, Deutsche Bank Trust Company Americas, as eligible lender trustee, and the Trustee, as indenture trustee, have executed and delivered a Second Amended and Restated Indenture of Trust (the "Base Indenture"), dated as April 1, 2006 (the Base Indenture, the First Supplement, the Second Supplement, the Third Supplement, the Fourth Supplement, the Fifth Supplement and the Sixth Supplement (each as defined below), as amended from time to time, are collectively referred to as the "Indenture"); and

           WHEREAS, the Indenture prescribes the terms and conditions upon which the Issuer may from time to time authorize and issue series of Notes (as defined in the Indenture); and

           WHEREAS, the Issuer has previously authorized and issued multiple series of Senior and Subordinated Notes; and

           WHEREAS, the Issuer has authorized and determined to issue nine series of Senior Notes and one series of Subordinate Notes pursuant to the Indenture and this Seventh Supplement; and

           WHEREAS, the Issuer desires by this Seventh Supplement to (a) prescribe the terms and provisions of the Series 2006-1 Notes all as more fully set forth herein and (b) to amend and supplement certain terms and provisions of the Indenture as set forth herein, which amendments have been agreed to by the Issuer and the Trustee; and

           WHEREAS, with respect to clause (a) above, pursuant to Section 8.01(e) of the Base Indenture, the Issuer and the Trustee may amend the Indenture without consent of, or notice to, any of the Noteholders or any Other Beneficiary to authorize the issuance of a series of Notes, subject to the requirements of Article II of the Base Indenture; and

           WHEREAS, with respect to clause (b) above, pursuant to Section 8.01(j) of the Base Indenture, the Issuer and the Trustee may amend the Indenture without consent of, or notice to, any of the Noteholders or any Other Beneficiary for the purpose of making any change to the Indenture if the Rating Agency Condition shall have been satisfied with respect thereto; and further that the Rating Agency Condition has been satisfied with respect to this amendment as evidenced by the letters attached hereto as Exhibit H; and

           WHEREAS, the execution and delivery of this Seventh Supplement and the issuance of the Series 2006-1 Notes have been in all respects duly and validly authorized by the Issuer and all acts and things necessary to constitute this Seventh Supplement a valid supplemental indenture according to its terms have been done and performed;

           NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements contained herein, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Seventh Supplement hereby agree as follows:

           Section 1. Definitions and Related Matters.

(a) In the event that any term or provision contained in this Seventh Supplement shall conflict with or be inconsistent with any provision contained in the Base Indenture or any Supplemental Indenture, the terms and provisions of this Seventh Supplement shall govern with respect to the Series 2006-1 Notes.

(b) All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Indenture or Annex I or Annex II hereto.

(c) In addition, the following terms shall have the following respective meanings unless the context hereof clearly requires otherwise:

           "Acquisition Period" means, with respect to the use of proceeds of the Series 2006-1 Notes in the Acquisition Fund, the period beginning on the Closing Date and ending on and including June 26, 2006.

           "Administration Fee" means a monthly fee paid on the Monthly Calculation Date equal to 1/12 of 0.20% of the ending Principal Balance of the Financed Student Loans, plus accrued interest thereon, during the preceding month, or such greater or lesser amount as may be provided by Issuer Order (provided that the Rating Agency Condition is met with respect to any increase in such amount) which shall be released to the Issuer each month to cover its expenses (other than Servicing Fees and Note Fees) incurred in connection with carrying out and administering its powers, duties and functions under the Indenture and any related agreements. Notwithstanding the foregoing,

(a) if at any time during the preceding Collection Period, the Net Loan Rate Restriction Period was applicable or any Auction Rate Notes accrued interest at the Maximum Rate, then the monthly fee paid on the Monthly Calculation Date following such Collection Period shall be equal to 1/12 of 0.10% of the ending Principal Balance of the Financed Student Loans, plus accrued interest thereon, during the preceding month,

(b) if on any Quarterly Distribution Date with respect to the Series 2003-2, Series 2005-1 LIBOR Rate Notes or Series 2006-1 LIBOR Rate Notes, the amount distributed with respect thereto has been less than the expected Targeted Balance distribution as set forth in Schedule I to this Seventh Supplement, then for the following three Monthly Calculation Dates, the monthly fee paid on each such Monthly Calculation Date shall be equal to 1/12 of 0.10% of the ending Principal Balance of the Financed Student Loan, plus accrued interest thereon, during the preceding month, or

(c) if an Event of Default has occurred and is continuing, then, subject to the other provisions of the Indenture with respect to application of moneys, the monthly fee paid on the Monthly Calculation Date shall be equal to 1/12 of 0.10% of the ending Principal Balance of the Financed Student Loans, plus accrued interest thereon, during the preceding month.

           "Applicable Interest Rate" means the rate of interest per annum borne from time to time by a series of the Series 2006-1 Notes, which shall be (a) for the Series 2006-1 LIBOR Rate Notes, during each Interest Period, 3-Month LIBOR minus 0.01% with respect to the Series 2006-1A-1 Senior Notes, 3-Month LIBOR plus 0.02% with respect to the Series 2006-1A-2 Senior Notes, 3-Month LIBOR plus 0.09% with respect to the Series 2006-1A-3 Senior Notes, 3-Month LIBOR plus 0.11% with respect to the Series 2006-1A-4 Senior Notes, 3-Month LIBOR plus 0.14% with respect to the Series 2006-1A-5 Senior Notes, 3-Month LIBOR plus 0.18% with respect to the Series 2006-1A-6 Senior Notes and 3-Month LIBOR plus 0.01% with respect to the Series 2006-1A-7B Senior Notes, and (b) for the Series 2006-1 Auction Rate Notes, during each Interest Period, the rate of interest determined in accordance with the Auction Procedures.

           "Auction Rate Notes" means each series of Notes for which the applicable interest rate is determined periodically pursuant to the auction procedures described in the applicable Supplemental Indenture pursuant to which such series of Notes was issued. As of the Closing Date, each series of Notes issued pursuant to the First Supplement, the Second Supplement, the Third Supplement, the Series 2004-1B Subordinate Notes, the Series 2005-1B Subordinate Notes and the Series 2006-1B Subordinate Notes is a series of Auction Rate Notes.

           "Authorized Denominations" means (a) for the Series 2006-1A-IO Senior Notes, a series of Series 2006-1 Reset Rate Notes then in a fixed or floating rate mode and the Series 2006-1 LIBOR Rate Notes, $100,000 and any multiple of $1,000 in excess thereof; and (b) for the Auction Rate Notes and a series of Series 2006-1 Reset Rate Notes then in an auction rate mode, $25,000 and any multiple thereof.

           "Base Indenture" shall have the meaning ascribed to such term in the Recitals hereof.

           "Book-Entry Form" or "Book-Entry System" means a form or system under which (a) the beneficial right to principal and interest may be transferred only through a book entry and (b) physical securities in registered form are issued only to a Securities Depository or its nominee as registered holder, with the securities "immobilized" to the custody of the Securities Depository.

           "Business Day" means, (i) for purposes of calculating LIBOR, any day on which banks in New York, New York and London, England are open for the transaction of international business and (ii) for all other purposes, the meaning set forth in the Indenture; provided, however, for the Auction Rate Notes, "Business Day" shall not include (a) April 14, April 15, December 30, December 31, or (b) such other dates as may be agreed to in writing by the Market Agent, the Auction Agent, the Broker-Dealer and the Issuer.

           "Clearing Agency" shall mean the Securities Depository, Euroclear or Clearstream, as applicable, or another organization registered as a "clearing agency" pursuant to applicable law. The initial Clearing Agency for the Notes, other than the Series 2006-1 Reset Rate Notes, shall be the Securities Depository and the nominee for such Clearing Agency shall be "Cede & Co." The initial Clearing Agencies for the Series 2006-1 Reset Rate Notes (a) for any Reset Period when it is denominated in a currency other than U.S. Dollars shall be Euroclear and Clearstream registered into the nominee name of a Common Depositary chosen by the Issuer, and (b) for any Reset Period when it is denominated in U.S. Dollars shall be the Securities Depository and the initial nominee for such Clearing Agency shall be "Cede & Co."

           "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

           "Clearstream" shall mean Clearstream Banking, a société anonyme, a limited liability company organized under the laws of Luxembourg.

           "Closing Date" means April 25, 2006.

           "Definitive Note" shall mean any Note registered in the name of a Person other than the Securities Depository or its nominee.

           "Depositor" means College Loan LLC, a Delaware limited liability company, and any successor thereto or assignee thereof.

           "Euroclear" shall mean the Euroclear System, or any successor thereto.

           "First Supplement" means the First Supplemental Indenture of Trust, dated as of March 1, 2002 between the Issuer and the Trustee, as amended or supplemented in accordance with the terms thereof and of the Indenture.

           "Fifth Supplement" means the Fifth Supplemental Indenture of Trust, dated as of May 1, 2004, between the Issuer and the Trustee, as amended or supplemented in accordance with the terms hereof and of the Indenture.

           "Fourth Supplement" means the Fourth Supplemental Indenture of Trust, dated as of October 1, 2003, between the Issuer and the Trustee, as amended or supplemented in accordance with the terms hereof and of the Indenture.

           "Global Note" means any Note registered in the name of the Securities Depository or its nominee, beneficial interests of which are reflected on the books of the Securities Depository or on the books of a Person maintaining any account with such Securities Depository (directly or as an indirect participant in accordance with the rules of such Securities Depository). The Global Note shall include the Rule 144A Global Notes and the Regulation S Global Notes.

           "Indenture" means the Second Amended and Restated Indenture of Trust, dated as of April 1, 2006, from the Issuer and Deutsche Bank Trust Company Americas, as eligible lender trustee, to Deutsche Bank Trust Company Americas, as the trustee, as further amended and supplemented from time to time.

           "Individual Note" means any Note registered in the name of a holder other than the Securities Depository or its nominee.

           "Initial Purchasers" means UBS Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc.

           "Initial Interest Rate" means, with respect to the Series 2006-1 Auction Rate Notes, the rate described in Annex I hereto.

           "Initial Interest Rate Adjustment Date" means, with respect to the Series 2006-1 Auction Rate Notes and a series of Series 2006-1 Reset Rate Notes then in an auction rate mode, the date described in Annex I hereto.

           "Interest Payment Date" means (i) with respect to the Series 2006-1A-IO Senior Notes, a series of Series 2006-1 Reset Rate Notes then in a fixed or floating rate mode and each series of Series 2006-1 LIBOR Rate Notes, the 25th day of each January, April, July and October, or if such day is not a Business Day, the next succeeding Business Day, commencing July 25, 2006; (ii) with respect to a series of Series 2006-1 Reset Rate Notes then in an auction rate mode and the Series 2006-1 Auction Rate Notes, the dates described in Annex I hereto.

           "Interest Period" means, (i) for each series of Series 2006-1 LIBOR Rate Notes, a series of Series 2006-1 Reset Rate Notes then in a fixed or floating rate mode and the Series 2006-1A-IO Senior Notes, with respect to each Interest Payment Date thereafter, the period beginning on the prior Interest Payment Date and ending on the day immediately preceding such Interest Payment Date; and (iii) with respect to a series of Series 2006-1 Reset Rate Notes then in an auction rate mode and the Series 2006-1 Auction Rate Notes, the period described in Annex I hereto.

           "LIBOR" means, with respect to any Interest Period, the London interbank offered rate for deposits in U.S. dollars having a maturity of three months which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date as determined by the Trustee or its agent. If this rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having a maturity of three months and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The Trustee will request the principal London office of each Reference Bank identified to it by the Issuer Administrator to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Issuer Administrator at approximately 11:00 a.m., New York time, on that LIBOR Determination Date, for loans in U.S. dollars to leading European banks having a maturity of three months and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, LIBOR in effect for the applicable Interest Period will be the LIBOR in effect for the previous Interest Period.

           "LIBOR Determination Date" means, (i) with respect to a series of Series 2006-1 Reset Rate Notes then in a floating rate mode and the Series 2006-1 LIBOR Rate Notes, for each Interest Period, the second Business Day immediately preceding the first day of that Interest Period; and (ii) with respect to a series of Series 2006-1 Reset Rate Notes then in an auction rate mode and the Series 2006-1 Auction Rate Notes, the meaning set forth in Annex I hereto.

           "Non-Amortizing Reset Rate Notes" shall mean the Series 2006-1 Reset Rate Notes for which principal payments are only made at the end of the current Reset Period.

           "Non-Public Notes" means the Series 2006-1 Reset Rate Notes.

           "Note Depository Agreements" means with respect to the Series 2006-1 Notes, the Blanket Letter of Representations, dated April 25, 2006, from the Issuer to the Securities Depository, and with respect to the Series 2006-1 Reset Rate Notes, any agreement, if any, between the Issuer and a Clearing Agency other than the Securities Depository.

           "Note Registrar" means, with respect to the Series 2006-1 Notes, the Trustee.

           "Notional Amount" means (i) on each Quarterly Distribution Date, up to and including the Quarterly Distribution Date in July 2008, an amount equal to the Outstanding Principal Amount of the Series 2006-1A-6 Senior Notes immediately prior to such Quarterly Distribution Date and (ii) on each Quarterly Distribution Date after July 2008, an amount equal to $0.

           "Participant" means a member of, or participant in, the Securities Depository.

           "Paying Agent" means the Trustee and its successor or successors or any other commercial bank designated in accordance herewith as a place at which principal of or interest on the Series 2006-1 Notes is payable.

           "Percentage Interest" means, with respect to a Series 2006-1 Note, the fraction, expressed as a percentage, the numerator of which is the original denomination represented by such Series 2006-1 Note and the denominator of which is the original Principal Amount of all Series 2006-1 Notes of that series.

           "Principal Lock-out Period" means, the period beginning on May 20, 2004 and ending on the day immediate preceding the Quarterly Distribution Date occurring (i) July 2008 with respect to the Series 2004-1A-2 Senior Notes, (ii) October 2010 with respect to the Series 2004-1A-3 Senior Notes and (iii) December 25, 2011 with respect to the Series 2004-1A-4 Senior Notes.

           "Priority Termination Payment" shall mean, with respect to a Swap Agreement, any termination payment payable by the Issuer under such Swap Agreement relating to an early termination of such Swap Agreement by the Swap Counterparty, as the non defaulting party, following (i) a payment default by the Issuer thereunder, (ii) the occurrence of an Event of Default specified in Section 6.01(o) or (p) of the Base Indenture or (iii) the Trustee's taking any action hereunder to liquidate the Trust Estate following an Event of Default and acceleration of the Notes pursuant to the Base Indenture.

           "Program Expense Percentage" means, with respect to any Interest Period, the per annum rate of interest (rounded to the next highest 0.01%) equal to the sum of the Note Fees, Administration Fee and Servicing Fees, in each case for the calendar month immediately preceding such Interest Period, as determined by the Issuer on the last day of such calendar month, expressed as a percentage of the average daily outstanding Principal Balance of the Financed Student Loans during such month.

           "Qualified Institutional Buyer" has the meaning given to such term in Rule 144A under the Securities Act.

           "Quarterly Distribution Date" means the Interest Payment Date occurring in January, April, July and October.

           "Quarterly Funding Amount" shall mean, for the Series 2006-1 Reset Rate Notes, for any Quarterly Distribution Date that is (a) more than one year before the next related Reset Date, zero and (b) one year or less before the next related Reset Date, an amount to be deposited into the Remarketing Fee Account in respect of the Series 2006-1 Reset Rate Notes so that the amount therein equals the Quarterly Required Amount for the Series 2006-1 Reset Rate Notes; provided, however, that if on any Monthly Calculation Date that is not a Reset Date, the amount on deposit in the Remarketing Fee Account in respect of the Series 2006-1 Reset Rate Notes is greater than the Quarterly Required Amount, such excess will be transferred to the Collection Fund on that Monthly Calculation Date.

           "Quarterly Required Amount" means (a) on any related Reset Date, the Reset Period Target Amount or (b) on a Quarterly Distribution Date that is one year or less before the next related Reset Date (i) the Reset Period Target Amount multiplied by (ii) five (5) minus the number of Quarterly Distribution Dates remaining until the next Reset Date (excluding the current Quarterly Distribution Date and including the next Reset Date), divided by (iii) five (5).

           "Reference Banks" means, with respect to a determination of LIBOR for any Interest Period by the Trustee, four major banks in the London interbank market selected by the Issuer Administrator.

           "Regular Record Date" means, (i) with respect to the Series 2006-1A-IO Senior Notes, a series of Series 2006-1 Reset Rate Notes then in a fixed or floating rate mode and each series of Series 2006-1 LIBOR Rate Notes, one Business Day prior to each Quarterly Distribution Date; and (ii) with respect to a series of Series 2006-1 Reset Rate Notes then in an auction rate mode and the Series 2006-1 Auction Rate Notes, the meaning set forth in Annex I hereto.

           "Regulation S" means Regulation S under the Securities Act.

           "Regulation S Global Notes" means the Non-Public Notes sold in offshore transactions in reliance on Regulation S and represented by one or more Global Notes deposited with the Note Registrar as custodian for the Depository.

           "Regulation S Investor" means with respect to a transferee of a Regulation S Global Note, a transferee that acquires such Non-Public Note pursuant to Regulation S.

           "Regulation S Transfer Certificate" means a letter substantially in the form attached hereto as Exhibit H.

           "Replacement Transaction" shall mean a transaction with a replacement Swap Counterparty who assumes the existing Swap Counterparty's position under a Swap Agreement on substantially the same terms or with those other amendments to the terms of such Swap Agreement as may satisfy the Rating Agency Condition.

           "Reserve Fund Requirement" means, at any time, an amount equal to (a) 0.75% of the aggregate Principal Amount of Notes then Outstanding, or (b) such other lesser or greater amount specified as the Reserve Fund Requirement in another Supplemental Indenture; provided, however, that in no event shall the amount on deposit be less than $500,000.

           "Reset Period Target Amount" shall mean, for any Quarterly Distribution Date that is (a) more than one year before the next related Reset Date, zero, and (b) one year or less before the next related Reset Date, the highest remarketing fee payable to the Remarketing Agents for the Series 2006-1 Reset Rate Notes (not to exceed [0.20]% per annum of the maximum Outstanding Principal Amount of the Series 2006-1 Reset Rate Notes that could be remarketed) on the next related Reset Date, as determined by the Issuer Administrator based on the assumed weighted average life of the Series 2006-1 Reset Rate Notes and the maximum remarketing fee set forth in a schedule to the Remarketing Agreement, as such schedule may be amended from time to time.

           "Restricted Period" means the 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which Non-Public Notes are first offered to Persons other than the Initial Purchasers and any other distributor (as such term is defined in Regulation S) of the Notes and (b) the Closing Date.

           "Rule 144A Certification" means a letter substantially in the form attached to this Seventh Supplement as Exhibit I-2.

           "Rule 144A Global Notes" mean the Non-Public Notes sold within the United States to U.S. Persons, initially issued to Qualified Institutional Buyers in the form of beneficial interests in one or more Global Notes, deposited with the Note Registrar as custodian for the Securities Depository.

           "Second Supplement" means the Second Supplemental Indenture of Trust, dated as of June 1, 2002, between the Issuer and the Trustee, as amended or supplemented in accordance with the terms thereof and of the Indenture.

           "Securities Depository" means The Depository Trust Company, New York, New York, and its successors and assigns, or, if (a) the then-existing Securities Depository resigns from its functions as depository of the Series 2006-1 Notes or (b) the Issuer discontinues use of the Securities Depository pursuant to Section 8(c) hereof, then any other securities depository which agrees to follow the procedures required to be followed by a securities depository in connection with the Series 2006-1 Notes and which is selected by the Issuer with the consent of the Trustee.

           "Series 2003-2 Notes" means, collectively, the Series 2003-2A-1 Senior Notes, the Series 2003-2A-2 Senior Notes and the Series 2003-2A-3 Senior Notes issued pursuant to the Indenture and the Fourth Supplement.

           "Series 2003-2A-1 Senior Notes" means the Notes created and issued under the Fourth Supplement in the original Principal Amount of $345,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2003-2A-1."

           "Series 2003-2A-2 Senior Notes" means the Notes created and issued under the Fourth Supplement in the original Principal Amount of $646,800,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2003-2A-2."

           "Series 2003-2A-3 Senior Notes" means the Notes created and issued under the Fourth Supplement in the original Principal Amount of $308,200,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2003-2A-3."

           "Series 2004-1 Auction Rate Notes" means the Series 2004-1B Subordinate Notes.

           "Series 2004-1 LIBOR Rate Notes" means, collectively, the Series 2004-1A-1 Senior Notes, the Series 2004-1A-2 Senior Notes, the Series 2004-1A-3 Senior Notes and the Series 2004-1A-4 Senior Notes.

           "Series 2004-1 Notes" means, collectively, the Series 2004-1 LIBOR Rate Notes and the Series 2004-1B Subordinate Notes.

           "Series 2004-1A-1 Senior Notes" means the Notes created and issued under the Fifth Supplement in the original Principal Amount of $293,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2004-1A-1."

           "Series 2004-1A-2 Senior Notes" means the Notes created and issued under the Fifth Supplement in the original Principal Amount of $307,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2004-1A-2."

           "Series 2004-1A-3 Senior Notes" means the Notes created and issued under the Fifth Supplement in the original Principal Amount of $400,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2004-1A-3."

           "Series 2004-1A-4 Senior Notes" means the Notes created and issued under the Fifth Supplement in the original Principal Amount of $200,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2004-1A-4."

           "Series 2004-1B Subordinate Notes" means the Notes created and issued under the Fifth Supplement in the original Principal Amount of $100,000,000 and designated as the "Student Loan Asset-Backed Notes, Subordinate Series 2004-1B."

           "Series 2005-1 LIBOR Rate Notes" means, collectively, the Series 2005-1A-1 Senior Notes, the Series 2005-1A-2 Senior Notes, the Series 2005-1A-3 Senior Notes, the Series 2005-1A-4 Senior Notes and the Series 2005-1A-5 Senior Notes.

           "Series 2005-1 Notes" means, collectively, the Series 2005-1 LIBOR Rate Notes and the Series 2005-1B Subordinate Notes.

           "Series 2005-1A-1 Senior Notes" means the Notes created and to be issued under the Sixth Supplement in the original Principal Amount of $216,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2005-1A-1."

           "Series 2005-1A-2 Senior Notes" means the Notes created and to be issued under the Sixth Supplement in the original Principal Amount of $393,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2005-1A-2."

           "Series 2005-1A-3 Senior Notes" means the Notes created and to be issued under the Sixth Supplement in the original Principal Amount of $300,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2005-1A-3."

           "Series 2005-1A-4 Senior Notes" means the Notes created and to be issued under the Sixth Supplement in the original Principal Amount of $214,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2005-1A-4."

           "Series 2005-1A-5 Senior Notes" means the Notes created and to be issued under the Sixth Supplement in the original Principal Amount of $137,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2005-1A-5."

           "Series 2005-1B Subordinate Notes" means the Notes created and to be issued under the Sixth Supplement in the original Principal Amount of $40,000,000 and designated as the "Student Loan Asset-Backed Notes, Subordinate Series 2005-1B."

           "Series 2006-1 Auction Rate Notes" means the Series 2006-1B Subordinate Notes.

           "Series 2006-1 LIBOR Rate Notes" means, collectively, the Series 2006-1A-1 Senior Notes, the Series 2006-1A-2 Senior Notes, the Series 2006-1A-3 Senior Notes, the Series 2006-1A-4 Senior Notes, the Series 2006-1A-5 Senior Notes and the Series 2006-1A-6 Senior Notes.

           "Series 2006-1 Notes" means, collectively, the Series 2006-1 Senior Notes and the Series 2006-1B Subordinate Notes.

           "Series 2006-1 Reset Rate Notes" means the Series 2006-1A-7A Senior Notes and the Series 2006-1A-7B Senior Notes.

           "Series 2006-1 Senior Notes" means, collectively, the Series 2006-1 LIBOR Rate Notes, the Series 2006-1 Reset Rate Notes and the Series 2006-1A-IO Senior Notes.

           "Series 2006-1A-1 Senior Notes" means the Notes created and to be issued under this Seventh Supplement in the original Principal Amount of $100,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2006-1A-1."

           "Series 2006-1A-2 Senior Notes" means the Notes created and to be issued under this Seventh Supplement in the original Principal Amount of $200,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2006-1A-2."

           "Series 2006-1A-3 Senior Notes" means the Notes created and to be issued under this Seventh Supplement in the original Principal Amount of $260,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2006-1A-3."

           "Series 2006-1A-4 Senior Notes" means the Notes created and to be issued under this Seventh Supplement in the original Principal Amount of $195,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2006-1A-4."

           "Series 2006-1A-5 Senior Notes" means the Notes created and to be issued under this Seventh Supplement in the original Principal Amount of $300,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2006-1A-5."

           "Series 2006-1A-6 Senior Notes" means the Notes created and to be issued under this Seventh Supplement in the original Principal Amount of $280,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2006-1A-6."

           "Series 2006-1A-7A Senior Notes" means the Notes created and to be issued under this Seventh Supplement in the original Principal Amount of $40,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2006-1A-7A."

           "Series 2006-1A-7B Senior Notes" means the Notes created and to be issued under this Seventh Supplement in the original Principal Amount of $270,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2006-1A-7B."

           "Series 2006-1A-IO Senior Notes" means the Notes created and to be issued under this Seventh Supplement in the original Notional Amount of $280,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2006-1A-IO."

           "Series 2006-1B Subordinate Notes" means the Notes created and to be issued under this Seventh Supplement in the original Principal Amount of $55,000,000 and designated as the "Student Loan Asset-Backed Notes, Subordinate Series 2006-1B."

           "Series IO Carry-Over Interest" means an amount, with respect to the Series 2006-IA-IO Senior Notes, equal to the difference, if any, between the amount of interest accrued during such Interest Period at the Applicable Interest Rate for the Series 2006-1A-IO Notes, with respect to the Series 2006-1A-IO Senior Notes and any Interest Period up to and including the Interest Period ending in July 2008 on the initial Principal Amount of the Series 2006-1A-6 Senior Notes and the amount of interest accrued at such Applicable Interest Rate on the current Principal Amount of the Series 2006-1A-6 Senior Notes. Series IO Carry-Over Interest accrued and remaining unpaid on the Stated Maturity of the Series 2006-1A-IO Senior Notes will be payable on subsequent Quarterly Distribution Dates pursuant to Section 4.05(x) hereof to the last Holder of the Series 2006-1A-IO Senior Notes.

           "Seventh Supplement" means this Seventh Supplemental Indenture of Trust, dated as of April 1, 2006, between the Issuer and the Trustee, as amended or supplemented in accordance with the terms hereof and of the Indenture.

           "Sixth Supplement" means the Sixth Supplemental Indenture of Trust, dated as of January 1, 2005, between the Issuer and the Trustee, as amended or supplemented in accordance with the terms hereof and of the Indenture.

           "Targeted Balance" means, for each series of Series 2003-2 Notes, each series of Series 2005-1 LIBOR Rate Notes and each series of Series 2006-1 LIBOR Rate Notes, and each Quarterly Distribution Date, the amount listed on Schedule I hereto as the Targeted Balance for each such series on such Quarterly Distribution Date.

           "Telerate Page 3750" means the display page so designated on the Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

           "Third Supplement" means the Third Supplemental Indenture of Trust, dated as of March 1, 2003, between the Issuer and the Trustee, as amended or supplemented in accordance with the terms hereof and of the Indenture.

           "Transferee Letter" means a letter substantially in the form attached to this Seventh Supplement as Exhibit I-1.

           "U.S. Person" means a person that is a citizen or resident of the United States, a corporation or partnership (except as provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided as applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as a U.S. Person).

           Section 2. Authorization and Terms of Series 2006-1 Notes. There is hereby created and there shall be (a) a series of Senior Notes entitled "Student Loan Asset-Backed Notes, Senior Series 2006-1A-1" in the aggregate principal amount of $100,000,000; (b) a series of Senior Notes entitled "Student Loan Asset-Backed Notes, Senior Series 2006-1A-2" in the aggregate principal amount of $200,000,000; (c) a series of Senior Notes entitled "Student Loan Asset-Backed Notes, Senior Series 2006-1A-3" in the aggregate principal amount of $260,000,000; (d) a series of Senior Notes entitled "Student Loan Asset-Backed Notes, Senior Series 2006-1A-4" in the aggregate principal amount of $195,000,000; (e) a series of Senior Notes entitled "Student Loan Asset-Backed Notes, Senior Series 2006-1A-5" in the aggregate principal amount of $300,000,000; (f) a series of Senior Notes entitled "Student Loan Asset-Backed Notes, Senior Series 2006-1A-6" in the aggregate principal amount of $280,000,000; (g) a series of Senior Notes entitled "Student Loan Asset-Backed Notes, Senior Series 2006-1A-IO" in the aggregate Notional Amount of $280,000,000; (h) a series of Senior Notes entitled "Student Loan Asset-Backed Notes, Senior Series 2006-1A-7A" in the aggregate principal amount of $40,000,000; (i) a series of Senior Notes entitled "Student Loan Asset-Backed Notes, Senior Series 2006-1A-7B" in the aggregate principal amount of $270,000,000; and (j) a series of Subordinate Notes entitled "Student Loan Asset-Backed Notes, Subordinate Series 2006-1B" in the aggregate principal amount of $55,000,000.

           The Series 2006-1A-1 Senior Notes shall have a Stated Maturity on January 25, 2020, the Series 2006-1A-2 Senior Notes shall have a Stated Maturity on April 25, 2022, the Series 2006-1A-3 Senior Notes shall have a Stated Maturity on October 25, 2025, the Series 2006-1A-4 Senior Notes shall have a Stated Maturity on January 25, 2027, the Series 2006-1A-5 Senior Notes shall have a Stated Maturity on July 25, 2028, the Series 2006-1A-6 Senior Notes shall have a Stated Maturity on January 25, 2034, the Series 2006-1A-IO Senior Notes shall have a Stated Maturity on July 25, 2008, the Series 2006-1A-7A Senior Notes shall have a Stated Maturity on April 25, 2046, the Series 2006-1A-7B Senior Notes shall have a Stated Maturity on April 25, 2046 and the Series 2006-1B Subordinate Notes shall have a Stated Maturity on April 1, 2046.

           Each series of Series 2006-1 Notes shall bear interest at its Applicable Interest Rate, and at such Applicable Interest Rate (to the extent that the payment of such interest shall be legally enforceable) on overdue installments of interest.

           The Series 2006-1 Notes shall be issued as fully registered Notes without coupons in Authorized Denominations.

           The Series 2006-1 Notes shall be dated as provided in Section 2.09 of the Base Indenture and shall bear interest from their date of original issue until payment of principal has been made or duly provided for. With respect to each series of Series 2006-1 Notes, the date of original issue of the Series 2006-1 Notes shall be the Closing Date set forth in this Seventh Supplement. The Series 2006-1 Notes of each series shall be numbered in such manner as the Note Registrar shall determine.

           Interest on each series of Series 2006-1 LIBOR Rate Notes and any series of Series 2006-1 Reset Rate Notes then in a floating rate mode and payable in U.S. Dollars shall be computed on the basis of a 360-day year for the number of days actually elapsed, and shall be payable on each Interest Payment Date with respect to such series prior to the Maturity thereof and at the Maturity thereof. Interest on each series of Series 2006-1A-IO Senior Notes and any series of Series 2006-1 Reset Rate Notes then in a fixed rate mode shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and shall be payable on each Interest Payment Date with respect to such series prior to the Maturity thereof and at the Maturity thereof. The Series 2006-1A-IO Senior Notes shall also be entitled to any Series IO Carry-over Interest then accrued and owing. Interest on the Series 2006-1 Auction Rate Notes and any series of Series 2006-1 Reset Rate Notes then in an auction rate mode shall be computed on the basis of a 365-day year for the number of days actually elapsed, except that, for any leap year, such calculation with respect to an Interest Payment Date occurring after January 1 of such year through December 31 of such year shall be computed on the basis of a 366-day year and accrue daily from the date thereof, and shall be payable on each Interest Payment Date with respect to such series prior to the Maturity thereof and at the Maturity thereof, and as further computed as described in Annex I hereto. The interest payable on each Interest Payment Date for each series of Series 2006-1 Notes (which, in the case of the Series 2006-1 Auction Rate Notes, shall be calculated on a per unit basis, based on a unit of $25,000) shall be that interest which has accrued through the last day preceding such Interest Payment Date or, in the case of the Maturity of a Series 2006-1 Note, the last day preceding the date of such Maturity. The Applicable Interest Rate shall be effective as of and on the first day of the applicable Interest Period and be in effect thereafter through the end of such Interest Period.

           The principal of the Series 2006-1 Notes (other than the Series 2006-1A-IO Notes), together with interest payable on the Series 2006-1 Notes at the Maturity thereof if the date of such Maturity is not a regularly scheduled Interest Payment Date, shall be payable in lawful money of the United States of America (except for an Series 2006-1 Reset rate Notes that are designated in a different currency) upon, except as otherwise provided in Section 8 hereof, presentation and surrender of such Series 2006-1 Notes at the Principal Office of the Trustee, as Paying Agent with respect to the Series 2006-1 Notes, or a duly appointed successor Paying Agent. Interest due on the Series 2006-1 Notes on each regularly scheduled Interest Payment Date shall, except as otherwise provided in Section 8 hereof, be paid by check or draft drawn upon the Paying Agent and mailed to the person who is the Holder thereof as of 5:00 p.m. on the Regular Record Date for such Interest Payment Date at the address of such Holder as it appears on the Note Register, or, in the case of any Series 2006-1 Note the Holder of which is the Holder of Series 2006-1 Notes in the aggregate Principal Amount or Notional Amount of $1,000,000 or more (or, if less than $1,000,000 in Principal Amount or Notional Amount of Series 2006-1 Notes is Outstanding, the Holder of all outstanding Series 2006-1 Notes), at the direction of such Holder received by the Paying Agent by 5:00 p.m. on the last Business Day preceding the applicable Regular Record Date, by electronic transfer by the Paying Agent in immediately available funds to an account designated by such Holder. Any interest not so timely paid or duly provided for (herein referred to as "Defaulted Interest") shall cease to be payable to the person who is the Holder thereof at the close of business on the Regular Record Date and shall be payable to the person who is the Holder thereof at the close of business on a Special Record Date for the payment of any such Defaulted Interest. Such Special Record Date shall be fixed by the Trustee whenever moneys become available for payment of the Defaulted Interest, and notice of the Special Record Date shall be given to the Holders of the Series 2006-1 Notes with respect to which such Defaulted Interest is to be paid, not less than 10 days prior to such Special Record Date by first-class mail to each such Holder as shown on the Note Register on a date selected by the Trustee, stating the date of the Special Record Date and the date fixed for the payment of such Defaulted Interest. All payments of principal of and premium, if any, and interest on the Series 2006-1 Notes shall be made in lawful money of the United States of America, except for any Series 2006-1 Reset Rate Notes that are designated in a different currency.

           The Series 2006-1 Notes are subject to redemption prior to their Stated Maturity upon the terms and conditions specified in Section 7 hereof.

           Subject to the provisions of the Indenture, the Series 2006-1 Notes shall be in substantially the form set forth in Exhibit A-1, Exhibit A-2, Exhibit A-3 and Exhibit B hereto, with such variations, omissions and insertions as may be required by the circumstances, be required or permitted by the Indenture, or be consistent with the Indenture and necessary or appropriate to conform to the rules and requirements of any governmental authority or any usage or requirement of law with respect thereto.

           Section 3. Interest Payable On Series 2006-1 Notes. Each series of the Series 2006-1 Notes shall bear interest at the Applicable Interest Rate for the number of days of the applicable Interest Period, as determined pursuant to this Section 3 and, with respect to the Series 2006-1 Auction Rate Notes, Annex I hereto and, with respect to the Series 2006-1 Reset Rate Notes, Annex II hereto. The Series 2006-1A-IO Senior Notes shall be entitled to Series IO Carry-Over Interest pursuant to Section 4.05(x) of the Base Indenture after their Stated Maturity.

           On each LIBOR Determination Date, the Trustee shall determine LIBOR and the Applicable Interest Rate for each series of Series 2006-1 LIBOR Rate Notes for the upcoming Interest Period. Promptly following each LIBOR Determination Date, the Trustee shall provide the Issuer Administrator with written notice of LIBOR and the Applicable Interest Rates so determined. The Series 2006-1 Auction Rate Notes shall accrue interest as specified in Annex I hereto. The Series 2006-1 Reset Rate Notes shall accrue interest as specified in Annex II hereto.

           Section 4. Additional Provisions Regarding the Applicable Interest Rate for the Series 2006-1 LIBOR Rate Notes. The determination of LIBOR and each Applicable Interest Rate for the Series 2006-1 LIBOR Rate Notes by the Trustee pursuant to the provisions of Section 3 hereof shall be conclusive and binding on the Holders of the Notes, and the Issuer and the Issuer Administrator may rely thereon for all purposes.

           In no event shall the cumulative amount of interest paid or payable on a series of Series 2006-1 LIBOR Rate Notes (including interest calculated as provided herein, plus any other amounts that constitute interest on the Series 2006-1 LIBOR Rate Notes of such series under applicable law, which are contracted for, charged, reserved, taken or received pursuant to the Series 2006-1 LIBOR Rate Notes of such series or related documents) calculated from the Closing Date through any subsequent day during the term of such series or otherwise prior to payment in full of the Series 2006-1 LIBOR Rate Notes of such series exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Series 2006-1 LIBOR Rate Notes of a series or related documents or otherwise contracted for, charged, reserved, taken or received in connection with the Series 2006-1 LIBOR Rate Notes of such series, or if the redemption or acceleration of the maturity of the Series 2006-1 LIBOR Rate Notes of such series results in payment to or receipt by the Holder or any former Holder of the Series 2006-1 LIBOR Rate Notes of such series of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of the Series 2006-1 LIBOR Rate Notes of such series or related documents to the contrary, all excess amounts theretofore paid or received with respect to the Series 2006-1 LIBOR Rate Notes of such series shall be credited on the Principal Amount of the Series 2006-1 LIBOR Rate Notes of such series (or, if the Series 2006-1 LIBOR Rate Notes of such series have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the Series 2006-1 LIBOR Rate Notes of such series and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the Series 2006-1 LIBOR Rate Notes of such series and under the related documents.

           Section 5. Purposes of Issuance of Series 2006-1 Notes. The Series 2006-1 Notes are being issued (a) to provide funds to be used to acquire Student Loans, (b) to fund the Reserve Fund and (c) to pay the costs of issuing the Series 2006-1 Notes.

           Section 6. Deposit of Series 2006-1 Note Proceeds. From the net proceeds derived from the sale of the Series 2006-1 Notes on the Closing Date $1,754, 345,905, there shall be deposited with the Trustee:

(a) for credit to the Acquisition Fund, an amount equal to $1,741,595,905 ($1,591,821,629 of which will be used to pay the costs of issuance other than the underwriting discount); and

(b) for credit to the Reserve Fund, an amount equal to $12,750,000.

           Section 7. Redemption of Series 2006-1 Notes. The Series 2006-1 Notes are subject to redemption as provided in this Section 7.

(a) Prior to their Stated Maturity, the Series 2006-1 Notes shall not receive distributions pursuant to Section 4.05(e) of the Base Indenture.

(b) So long as any Series 2003-2 Notes are Outstanding, on each Monthly Calculation Date the Trustee, upon receipt of an Issuer Order, shall transfer to the Retirement Account and allocate to the Series 2003-2 Notes pursuant to Section 4.05(m) of the Base Indenture (to the extent amounts are available in the Collection Fund or the Surplus Fund, after taking into account all prior application of moneys in those Funds on that Monthly Calculation Date) an amount equal to the amount determined by the following formula:

           TA = [(TB) x (F/3)] – RAB

           Where

           TA = Amount to be transferred to the Retirement Account and allocated to the Series 2003-2 Notes on the Monthly Calculation Date.

           TB = Excess, if any, of the aggregate outstanding Principal Amount of each series of Series 2003-2 Notes immediately prior to the Monthly Calculation Date less the aggregate Targeted Balance of each series of Series 2003-2 Notes listed on Schedule I hereto for the next Quarterly Distribution Date or, if such Monthly Calculation Date is also a Quarterly Distribution Date, the Targeted Balance for that Quarterly Distribution Date.

           F = 1 for the first Monthly Calculation Date occurring in an Interest Period, 2 for the second Monthly Calculation Date occurring in an Interest Period and 3 for the third Monthly Calculation Date occurring in an Interest Period.

           RAB = Amount on deposit in the Retirement Account immediately prior to such Monthly Calculation Date and allocated to the Series 2003-2 Notes, including any amounts received pursuant to Section 4.05(w) of the Base Indenture.

           If on any Monthly Calculation Date, the amount resulting from the formula above is zero or a negative amount, no additional amounts will be transferred to the Retirement Account and allocated to the Series 2003-2 Notes on that Monthly Calculation Date.

           So long as any Series 2003-2 Notes are Outstanding, on each Quarterly Distribution Date the Trustee, upon receipt of an Issuer Order, shall use amounts on deposit in the Retirement Account to redeem Series 2003-2 Notes up to the amount needed to reduce their outstanding Principal Amount to their Targeted Balance listed on Schedule I hereto for that Quarterly Distribution Date.

           Prior to an Event of Default under the Base Indenture, no Series 2003-2 Note will receive a payment of principal if a Series 2003-2 Note with a lower numerical designation is outstanding.

           The Series 2004-1 Notes, the Series 2005-1 Notes and the Series 2006-1 Notes will not receive distributions pursuant to Section 4.05(m) of the Base Indenture. Rather, they will receive distributions pursuant to Section 4.05(w) of the Base Indenture.

(c) Redemption of Notes will be made pursuant to Section 4.05(w) of the Base Indenture as follows:

First, to redeem each series of Series 2004-1 LIBOR Rate Notes following its Principal Lock-out Period, sequentially in numerical order starting with the Series 2004-1A-1 Senior Notes and ending with the Series 2004-1A-4 Senior Notes, until their outstanding Principal Amount is reduced to zero.

Second, to redeem each series of Series 2005-1 LIBOR Rate Notes up to the amount needed to reduce their outstanding Principal Amount to their Targeted Balance listed on Schedule I hereto for that Quarterly Distribution Date. Redemptions will be made up to these amounts even if the Senior Asset Percentage and Subordinate Asset Percentage would exceed the Asset Release Requirement.

Third, to redeem each series of Series 2006-1 LIBOR Rate Notes up to the amount needed to reduce their outstanding Principal Amount to their Targeted Balance listed on Schedule I hereto for that Quarterly Distribution Date. Redemptions will be made up to these amounts even if the Senior Asset Percentage and Subordinate Asset Percentage would exceed the Asset Release Requirement.

Fourth, if so provided for a series of Series 2006-1 Reset Rate Notes for a Reset Period subsequent to the initial Reset Period or if a Failed Remarketing has occurred with respect to a series of Series 2006-1 Reset Rate Notes, to redeem such series (or if a Failed Remarketing has occurred with respect to both series of the Series 2006-1 Reset Rate Notes, to redeem each series of the Series 2006-1 Reset Rate Notes on a pro rata basis; provided that if a series of the Series 2006-1 Reset Rate Notes is structured to receive payments of principal only at the end of its Reset Period, amounts allocated to such series will be deposited into the applicable Account in the Accumulation Fund and used to redeem such series of Series 2006-1 Reset Rate Notes on its next Reset Date). However, the Issuer may elect not to redeem Series 2006-1 Reset Rate Notes under priority fourth upon a Failed Remarketing if the Rating Agency Condition has been satisfied with respect thereto.

Fifth, to redeem each series of Auction Rate Notes issued by the Issuer that are then permitted to be redeemed, including any series of subordinate Auction Rate Notes. The specific series of Auction Rate Notes to be redeemed will be determined by Issuer Order and the redemptions will occur on the dates determined for the applicable series pursuant to the terms of the applicable Supplemental Indenture pursuant to which such series of Auction Rate Notes was issued. However, so long as the Series 2003-2 Notes are Outstanding, if on the first two Monthly Calculation Dates occurring in an Interest Accrual Period, the amount on deposit in the Retirement Account and allocated to the Series 2003-2 Notes is less than the full amount needed to reduce their outstanding Principal Amount to their Targeted Balance on the next Quarterly Distribution Date, amounts available in this priority fifth, up to the amount of such deficiency, will be transferred to the Retirement Account and allocated to the Series 2003-2 Notes prior to redeeming any Auction Rate Notes.

Sixth, to redeem each series of the Series 2006-1 Reset Rate Notes still Outstanding on a pro rata basis (or, if a series of the Series 2006-1 Reset Rate Notes is structured to receive payments of principal only at the end of its Reset Period, amounts allocated to such series will be deposited into the applicable Account in the Accumulation Fund and used to redeem such series of Series 2006-1 Reset Rate Notes on its next Reset Date).

Seventh, to redeem each series of Series 2003-2 Senior Notes sequentially in ascending numerical order, until their outstanding Principal Amount is reduced to zero.

Eighth, to redeem each series of Series 2004-1 LIBOR Rate Notes during its Principal Lock-out Period, sequentially in numerical order starting with the Series 2004-1A-1 Senior Notes and ending with the Series 2004-1A-4 Senior Notes, until their outstanding Principal Amount is reduced to zero.

Ninth, to redeem each series of Series 2005-1 LIBOR Rate Notes, sequentially in numerical order starting with the Series 2005-1A-1 Senior Notes and ending with the Series 2005-1A-5 Senior Notes, until their outstanding Principal Amount is reduced to zero.

Tenth, to redeem each series of Series 2006-1 LIBOR Rate Notes, sequentially in numerical order starting with the Series 2006-1A-1 Senior Notes and ending with the Series 2006-1A-6 Senior Notes, until their outstanding Principal Amount is reduced to zero.

(d) When the Series 2005-1 LIBOR Rate Notes or Series 2006-1 LIBOR Rate Notes are receiving principal distributions, on each Monthly Calculation Date the Trustee, upon receipt of an Issuer Order, shall transfer to the Retirement Account and allocate to the Series 2005-1 LIBOR Rate Notes or the Series 2006-1 LIBOR Rate Notes pursuant to Section 4.05(w) of the Base Indenture (to the extent amounts are available in the Collection Fund or the Surplus Fund, after taking into account all prior application of moneys in those Funds on that Monthly Calculation Date) an amount equal to the amount determined by the following formula calculated first, for the Series 2005-1 LIBOR Rate Notes and second, to the extent any amounts remain in the Collection Fund or the Surplus Fund, for the Series 2006-1 LIBOR Rate Notes:

           TA = TB – RAB

           Where

           TA = Amount to be transferred to the Retirement Account and allocated to the Series 2005-1 LIBOR Rate Notes or Series 2006-1 LIBOR Rate Notes, as applicable, on the Monthly Calculation Date.

           TB = Excess, if any, of the aggregate outstanding Principal Amount of each series of Series 2005-1 LIBOR Rate Notes or Series 2006-1 LIBOR Rate Notes, as applicable, immediately prior to the Monthly Calculation Date less the aggregate Targeted Balance of each such series listed on Schedule I hereto for the next Quarterly Distribution Date or, if such Monthly Calculation Date is also a Quarterly Distribution Date, the Targeted Balance for that Quarterly Distribution Date.

           RAB = Amount on deposit in the Retirement Account immediately prior to such Monthly Calculation Date and allocated to the Series 2005-1 LIBOR Rate Notes or the Series 2006-1 LIBOR Rate Notes, as applicable.

           If on any Quarterly Distribution Date on which the Series 2003-2 Notes are receiving principal distributions, the amount in the Retirement Account allocated to the Series 2003-2 Notes is less than the amount needed to reduce their outstanding Principal Amount to their Targeted Balance for that Quarterly Distribution Date, amounts in the Retirement Account allocated to the Series 2006-1 LIBOR Rate Notes, up to the amount of the deficiency, will be reallocated from the Series 2006-1 LIBOR Rate Notes to the Series 2003-2 Notes. If, after giving effect to the previous sentence, the amount in the Retirement Account allocated to the Series 2003-2 Notes is less than the amount needed to reduce their outstanding Principal Amount to their Targeted Balance for that Quarterly Distribution Date, amounts in the Retirement Account allocated to the Series 2005-1 LIBOR Rate Notes, up to the amount of the deficiency, will be reallocated from the Series 2005-1 LIBOR Rate Notes to the Series 2003-2 Notes.

           Pursuant to the allocations described in the preceding paragraphs, on each Quarterly Distribution Date occurring when the Series 2005-1 LIBOR Rate Notes or the Series 2006-1 LIBOR Rate Notes are receiving principal distributions, the Trustee will use amounts on deposit in the Retirement Account and allocated to the Series 2005-1 LIBOR Rate Notes or the Series 2006-1 LIBOR Rate Notes, as applicable, to redeem the Series 2005-1 LIBOR Rate Notes and Series 2006-1 LIBOR Rate Notes, up to the amount needed to reduce their outstanding Principal Amount to their respective Targeted Balances listed on Schedule I hereto for that Quarterly Distribution Date

As a result of the priorities described above, prior to an Event of Default under the Indenture:

           (i) so long as any Series 2003-2 Notes remain Outstanding, deposits will be made to the Retirement Account for the Series 2003-2 Notes pursuant to Section 4.05(m) of the Base Indenture prior to any other series of Notes issued by the Issuer receiving a principal payment, except for payments due at the Stated Maturity of a series of Notes.

           (ii) so long as any Series 2004-1 LIBOR Rate Note is Outstanding and not in a Principal Lock-out Period, no Series 2005-1 Note or Series 2006-1 Note will receive payments of principal;

           (iii) so long as any Series 2005-1 LIBOR Rate Note is Outstanding and has not been paid to its Targeted Balance for that Quarterly Distribution Date, no Series 2006-1 Note will receive payments of principal;

           (iv) the Series 2006-1A-2 Senior Notes will not receive any payments of principal so long as any Series 2006-1A-1 Senior Notes remain Outstanding;

           (v) the Series 2006-1A-3 Senior Notes will not receive any payments of principal so long as any Series 2006-1A-2 Senior Notes remain Outstanding;

           (vi) the Series 2006-1A-4 Senior Notes will not receive any payments of principal so long as any Series 2006-1A-3 Senior Notes remain Outstanding;

           (vii) the Series 2006-1A-5 Senior Notes will not receive any payments of principal so long as any Series 2006-1A-4 Notes remain Outstanding;

           (viii) the Series 2006-1A-6 Senior Notes will not receive any payments of principal so long as any Series 2006-1A-5 Notes remain Outstanding; and

           (ix) no series of Series 2006-1 LIBOR Rate Notes will receive any payments of principal exceeding the amount needed to reduce its outstanding Principal Amount to the Targeted Balance listed on Schedule I for the applicable Quarterly Distribution Date unless the Issuer has redeemed previously each series of Auction Rate Notes that are then permitted to be redeemed, each series of Series 2006-1A Reset Rate Notes (or if a series of Series 2006-1 Reset Rate Notes is not then receiving payments of principal, an amount equal to the outstanding Principal Amount of such series of Series 2006-1 Reset Rate Notes has been deposited into the Accumulation Fund), each series of Series 2003-2 Notes, each series of Series 2004-1 LIBOR Rate Notes and each series of Series 2005-1 LIBOR Rate Notes.

(e) Optional Redemption of Series 2006-1B Subordinate Notes. Subject to compliance with Section 3.02 of the Base Indenture and Section 10 hereof, Series 2006-1B Subordinate Notes may, at the option of the Issuer and from amounts credited to the Retirement Account for such purpose, be redeemed on any regularly scheduled Interest Payment Date for such series, in whole or in part, at a price equal to 100% of the Principal Amount of Series 2006-1B Subordinate Notes to be redeemed plus accrued interest thereon to the date of redemption.

(f) Selection of Series 2006-1 Notes for Redemption. If less than all Outstanding Series 2006-1A-1 Senior Notes, Series 2006-1A-2 Senior Notes, Series 2006-1A-3 Senior Notes, Series 2006-1A-4 Senior Notes, Series 2006-1A-5 Senior Notes or Series 2006-1A-6 Senior Notes are to be redeemed pursuant to this Section 7, redemptions will be made to the Noteholders of the series of Series 2006-1 LIBOR Rate Notes being redeemed on a pro rata basis based upon the Percentage Interest represented by their respective Notes.

If less than all of the Outstanding Series 2006-1B Subordinate Notes are to be redeemed pursuant to this Section 7, the particular Series 2006-1B Subordinate Notes to be redeemed shall be selected by the Trustee by lot in such manner as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Series 2006-1B Notes in an Authorized Denomination.

The Trustee shall promptly notify the Note Registrar and any Paying Agent for the Series 2006-1 Notes (in each case, if other than the Trustee) in writing of the Series 2006-1 Notes selected for redemption and, in the case of any Series 2006-1 Note selected for partial redemption, the Principal Amount thereof to be redeemed.

For all purposes of the Indenture, unless the context otherwise requires, all provisions relating to the redemption of Series 2006-1 Notes shall relate, in the case of any Series 2006-1 Note redeemed or to be redeemed only in part, to the portion of the principal of such Series 2006-1 Note which has been or is to be redeemed.

(g) Notice of Redemption. The provisions of Section 3.04 of the Base Indenture shall not apply to the Series 2006-1 Senior Notes. Notice of redemption of Series 2006-1B Subordinate Notes pursuant to this Section 7 shall be given not less than ten days nor more than 30 days prior to the Prepayment Date in accordance with the provisions of Section 3.04 of the Base Indenture.

           Section 8. Book-Entry Series 2006-1 Notes.

(a) Subject to subsection (c) below, the registered Holder of all Series 2006-1 Notes (other than any Individual Notes) shall be the Securities Depository, and the Series 2006-1 Notes (other than any Individual Notes) shall be registered in the name of the nominee for the Securities Depository.

(b) The Series 2006-1 Notes shall be initially issued in the form of one or more separate, authenticated fully-registered Series 2006-1 Notes for each series thereof in the aggregate Principal Amount of such series. Upon initial issuance, the ownership of each such Series 2006-1 Note shall be registered in the registration books kept by the Note Registrar in the name of the nominee of the Securities Depository. The Trustee and the Issuer may treat the Securities Depository (or its nominee) as the sole and exclusive owner of the Series 2006-1 Notes (other than any Individual Notes) registered in its name for the purposes of (i) payment of the principal or Prepayment Price of and interest on the Series 2006-1 Notes, (ii) selecting the Series 2006-1 Notes or portions thereof to be redeemed, (iii) giving any notice permitted or required to be given to Holders under the Indenture, (iv) registering the transfer of Series 2006-1 Notes, and (v) obtaining any consent or other action to be taken by Holders and for all other purposes whatsoever, and neither the Trustee nor the Issuer shall be affected by any notice to the contrary (except as provided in subsection (c) below). Neither the Trustee nor the Issuer shall have any responsibility or obligation to any Participant, any beneficial owner of Series 2006-1 Notes or any other Person claiming a beneficial ownership interest in the Series 2006-1 Notes under or through the Securities Depository or any Participant, or any other Person which is not shown on the registration books of the Note Registrar as being a Holder, with respect to the accuracy of any records maintained by the Securities Depository or any Participant, the payment to the Securities Depository of any amount in respect of the principal or Prepayment Price of or interest on the Series 2006-1 Notes; any notice which is permitted or required to be given to Holders under the Indenture; the selection by the Securities Depository or any Participant of any Person to receive payment in the event of a partial redemption of the Series 2006-1 Notes; or any consent given or other action taken by the Securities Depository as Holder. The Trustee shall pay all principal and Prepayment Price of and interest on the Series 2006-1 Notes (other than any Individual Notes) only to or upon the order of the Securities Depository, and all such payments shall be valid and effective to fully satisfy and discharge the Issuer's obligations with respect to the principal, purchase price or Prepayment Price of and interest on the Series 2006-1 Notes (other than any Individual Notes) to the extent of the sum or sums so paid. Except as provided in subsection (c) below, no Person other than the Securities Depository shall receive an authenticated Series 2006-1 Note evidencing the obligation of the Issuer to make payments of principal or Prepayment Price and interest pursuant to this Seventh Supplement. Upon delivery by the Securities Depository to the Trustee of written notice to the effect that the Securities Depository has determined to substitute a new nominee in place of the preceding nominee, the Series 2006-1 Notes (other than any Individual Notes) will be transferable to such new nominee in accordance with subsection (f) of this Section 8.

(c) The Securities Depository may determine to discontinue providing its services with respect to the Series 2006-1 Notes at any time by giving notice to the Issuer and the Trustee and discharging its responsibilities with respect thereto under applicable law, or the Issuer may determine that the Securities Depository is incapable of discharging its responsibilities and may so advise the Securities Depository. In either such event, the Issuer shall either establish its own Book-Entry System or use reasonable efforts to locate another securities depository. Under such circumstances (if there is no successor Securities Depository), the Issuer and the Trustee shall be obligated to deliver definitive Series 2006-1 Notes as described in the Indenture and in accordance with subsection (f) below. In the event definitive Series 2006-1 Notes are issued, the provisions of the Indenture and this Supplemental Indenture shall apply to such definitive Series 2006-1 Notes in all respects, including, among other things, the transfer and exchange of such Series 2006-1 Notes and the method of payment of principal or Prepayment Price of and interest on such Series 2006-1 Notes. Whenever the Securities Depository requests the Issuer and the Trustee to do so, the Issuer and the Trustee will cooperate with the Securities Depository in taking appropriate action after reasonable notice (i) to make available one or more separate definitive Series 2006-1 Notes to any Participant having Series 2006-1 Notes credited to its account with the Securities Depository or (ii) to arrange for another securities depository to maintain custody of definitive Series 2006-1 Notes.

(d) Notwithstanding any other provision of the Indenture to the contrary, so long as any Series 2006-1 Note is registered in the name of the nominee of the Securities Depository, all payments with respect to the principal or Prepayment Price of and interest on such Series 2006-1 Note and all notices with respect to such Series 2006-1 Note shall be made and given, respectively, to the Securities Depository as provided in its letter of representations.

(e) In connection with any notice or other communication to be provided to Holders pursuant to the Indenture by the Issuer or the Trustee or with respect to any consent or other action to be taken by Holders, the Issuer or the Trustee, as the case may be, shall establish a record date for such consent or other action and give the Securities Depository notice of such record date not less than 15 calendar days in advance of such record date (or such longer time as may be required by the Securities Depository) to the extent possible. Such notice to the Securities Depository shall be given only when the Securities Depository is the sole Holder.

(f) In the event that any transfer or exchange of Series 2006-1 Notes is permitted under subsection (b) or (c) of this Section 8, such transfer or exchange shall be accomplished upon receipt by the Trustee from the registered Holder thereof of the Series 2006-1 Notes to be transferred or exchanged and appropriate instruments of transfer to the permitted transferee, all in accordance with the applicable provisions of the Indenture. In the event definitive Series 2006-1 Notes are issued to Holders other than the nominee of the Securities Depository, or another securities depository as Holder of all the Series 2006-1 Notes, the provisions of the Indenture shall also apply to, among other things, the printing of such definitive Series 2006-1 Notes and the methods of payment of principal or Prepayment Price of and interest on such Series 2006-1 Notes.

           Section 9. Limitation on Fees.

(a) For so long as any Series 2006-1 Notes shall be Outstanding, the Issuer covenants and agrees that the Note Fees with respect to the Series 2006-1 Notes to be paid, or reimbursed to the Issuer, from the Administration Fund shall not, in any year, exceed the sum of (a) the annual fees of the Trustee, the Delaware Trustee, the Verification Agent, the Back-up Administrator and the Eligible Lender Trustee in effect as of the Closing Date, plus (b) the Broker-Dealer Fees payable at the Broker-Dealer Fee Rate in effect as of the Closing Date, plus (c) the Auction Agent Fees payable at the Auction Agent Fee Rate in effect as of the Closing Date, plus (d) the remarketing fees payable pursuant to the Remarketing Agreement, unless the Rating Agency Condition is satisfied with respect to any such excess amount.

(b) The Issuer covenants and agrees that the aggregate amount of Servicing Fees, Administration Fees and Note Fees paid from the Administration Fund shall not, in any Fiscal Year, exceed the sum of such fees provided for in the Cash Flows provided to each Rating Agency on the Closing Date for the Series 2006-1 Notes, unless a Rating Agency Condition is satisfied with respect to any such excess amount.

           Section 10. Certain Designations Pursuant to the Indenture.

(a) For so long as any Notes shall be Outstanding, for purposes of the Indenture:

(i) the "Senior Asset Requirement" shall mean that, as of the date of determination, the Senior Asset Percentage is at least equal to 107% and the Subordinate Asset Percentage is at least equal to 100.5% or such lesser percentage as permitted upon satisfaction of a Rating Agency Condition;

(ii) the "Asset Release Requirement" shall mean that, as of the date of determination, (A) the Senior Asset Percentage is at least equal to 107% and the Subordinate Asset Percentage is at least equal to 100.5% and (B) the Aggregate Value of assets held under the Indenture, less the principal amount of all Notes Outstanding will exceed $5,000,000 after release or payment; provided, however, that if any Financed Eligible Loan shall have ceased to be an Eligible Loan because it has lost its Guarantee as a result of marketing operations of College Loan Corporation and not servicer error and such Financed Student Loan remains in the Trust Estate as of such date of determination (a "Non-Guaranteed Loan"), then Asset Release Requirement shall mean, as of the date of determination and after release or payment, that (A) the Aggregate Value less the sum of all accrued interest on Outstanding Senior Notes, all accrued payments due to a Swap Counterparty with respect to Senior Swap Agreements and all accrued fees with respect to Senior Credit Enhancement Facilities is equal to at least 105% of the principal amount of all Senior Notes Outstanding plus 100% of the unpaid principal and accrued interest on the Non-Guaranteed Loans remaining in the Trust Estate, (B) the Aggregate Value less the sum of all accrued interest on all Outstanding Subordinate Notes, all accrued payments due to a Swap Counterparty under a Swap Agreement (other than with respect to Junior Subordinate Swap Agreements) and all accrued fees with respect to Credit Enhancement Facilities (other than Junior Subordinate Credit Enhancement Facilities) is equal to at least 101.5% of the principal amount of all Notes Outstanding plus 100% of the unpaid principal and accrued interest on the Non-Guaranteed Loans remaining in the Trust Estate and (C) the Aggregate Value of assets held under the Indenture, less the principal amount of all Notes Outstanding will exceed $5,000,000 after release or payment; or in all cases such lesser percentages or amounts as may be permitted upon satisfaction of a Rating Agency Condition; and

(iii) the "Premium" for each Eligible Loan acquired by the Issuer shall mean the portion of the purchase price paid by the Issuer that exceeds the outstanding Principal Balance of such Eligible Loan as of its date of acquisition; provided, however, at no time shall the total Premiums paid for Eligible Loans acquired by the Issuer with the proceeds of the Series 2006-1 Notes exceed 4% of the Principal Balance of such Eligible Loans.

(b) For purposes of making the deposits required by Section 4.06(a) of the Base Indenture with respect to the Series 2006-1 Notes, for any Interest Period for which the actual Applicable Interest Rate with respect to a series of Series 2006-1 Notes is not known on the Monthly Calculation Date, such series of Series 2006-1 Notes shall be assumed to bear interest at the rate determined by the Issuer and set forth in an Issuer Order.

(c) The Issuer will not enter into a Joint Sharing Agreement except upon satisfaction of a Rating Agency Condition.

(d) So long as the Series 2003-2 Notes, the Series 2004-1 LIBOR Rate Notes, the Series 2005-1 LIBOR Rate Notes or the Series 2006-1 LIBOR Rate Notes are Outstanding, the Issuer shall not:

(i) redeem any Subordinate Notes or Junior Subordinate Notes;

(ii) direct the Trustee to sell Student Loans financed with moneys in the Acquisition Fund pursuant to clause (b) of the seventh paragraph of Section 4.02 of the Base Indenture unless the proceeds of such sale are deposited into the Retirement Account to provide the payment of principal of a series of Notes on its Stated Maturity; or

(iii) invest money pursuant to Section 4.12 of the Base Indenture directly in Investment Securities consisting of commercial paper issued by an entity that has provided affiliates of the Issuer with financing for Student Loans that are part of the Trust Estate.

           Section 11. Mandatory Redemption of or Distributions of Principal With Respect to Notes.

(a) For purposes of Section 3.03 of the Base Indenture and subject to the provisions of Section 3.02 of the Base Indenture, if less than all Outstanding Series 2006-1 Notes are to be redeemed, the particular series from which Series 2006-1 Notes shall be redeemed will be determined pursuant to Section 7 hereof.

(b) For purposes of Section 3.03 of the Base Indenture, any Supplemental Indenture pursuant to which any series of Notes is issued may provide that amounts transferred to the Retirement Account for the mandatory redemption of, or distribution of principal with respect to, Notes shall be applied to such series of Notes, or any portions thereof, either prior to or after the application of such amounts to the Series 2006-1 Notes, or shall be allocated between such series of Notes and the Series 2006-1 Notes in any other manner. Notwithstanding Section 3.03 of the Base Indenture, so long as any Series 2006-1 Notes are Outstanding, the Issuer covenants that it will not make any payments pursuant to Section 4.05(k) of the Base Indenture.

           Section 12. List of Non-Business Days. The Trustee shall provide to the Auction Agent on the Closing Date, and on or before December 31 of each year and upon any change in the state in which the Trustee's Principal Office is located, a list of all legal holidays in the state in which the Principal Office of the Trustee is located during the ensuing calendar year.

           Section 13. Certain Findings, Determinations and Designations. The Issuer hereby finds and determines as follows:

(a) This Seventh Supplement supplements the Indenture, constitutes and is a "Supplemental Indenture" within the meaning of such term as defined and used in the Indenture and is executed under and pursuant to the Indenture.

(b) The Series 2006-1A-1 Senior Notes, the Series 2006-1A-2 Senior Notes, the Series 2006-1A-3 Senior Notes, the Series 2006-1A-4 Senior Notes, the Series 2006-1A-5 Senior Notes, the Series 2006-1A-6 Senior Notes, the Series 2006-1A-IO Senior Notes, the Series 2006-1A-7A Senior Notes and the Series 2006-1A-7B Senior Notes constitute, and are hereby designated as, "Senior Notes" within the meaning of the term as defined and used in the Indenture and are on parity with all other Senior Notes previously issued pursuant to the terms of the Indenture, and the Series 2006-1B Subordinate Notes constitute, and are hereby designated as, "Subordinate Notes" within the meaning of the term as defined and used in the Indenture and are on parity with all other Subordinate Notes previously issued pursuant to the terms of the Indenture.

(c) Upon receipt of the proceeds of the sale of the Series 2006-1 Notes, (i) the revenues and other moneys and property pledged under the Indenture will not be encumbered by any lien or charge thereon or pledge thereof, other than the lien and charge thereon and pledge thereof created by the Indenture for the payment and security of the Notes and (ii) there will not be outstanding any bonds, notes or other evidences of indebtedness payable from and secured by a lien on or pledge or charge upon the revenues and other moneys and property pledged under the Indenture.

(d) There does not exist an "Event of Default," within the meaning of such term as defined in the Indenture, which is continuing, nor does there exist any condition, which, after the passage of time, would constitute such an "Event of Default."

           Section 14. Conditions Precedent. Each series of Series 2006-1 Notes shall be executed, authenticated and delivered on the Closing Date subject to the satisfaction of the conditions precedent set forth in Section 2.02 of the Base Indenture.

           Section 15. [Reserved]

           Section 16. Notices to the Eligible Lender Trustee and the Trustee. In accordance with Section 10.04 of the Base Indenture, all notices, certificates and communications to the Eligible Lender Trustee and the Trustee shall be addressed as follows:

To the Eligible Lender Trustee:	Deutsche Bank Trust Company Americas 60 Wall Street MS NYC 60-2606 New York, NY 10005-2858 Attention: Corporate Trust & Agency Services

To the Trustee:	Deutsche Bank Trust Company Americas 60 Wall Street MS NYC 60-2606 New York, NY 10005-2858 Attention: Corporate Trust & Agency Services

           Section 17. Governing Law. This Seventh Supplement shall be governed by and be construed in accordance with the laws of the State of New York without giving effect to the conflicts-of-laws principles thereof.

           Section 18. Headings. The headings or titles of the several sections hereof shall be solely for convenience of reference and shall not affect the meaning or construction, interpretation or effect of this Seventh Supplement.

           Section 19. Severability. If any provision of this Seventh Supplement shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions or in all cases because it conflicts with any provisions of any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatever.

           The invalidity of any one or more phrases, sentences, clauses or paragraphs in this Seventh Supplement contained shall not affect the remaining portions of this Seventh Supplement or part thereof.

           Section 20. Counterparts; Facsimile. This Seventh Supplement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of this Seventh Supplement by facsimile shall be equally as effective as delivery of an original executed counterpart of this Seventh Supplement. Any party delivering an executed counterpart of this Seventh Supplement by facsimile shall also deliver an original executed counterpart of this Seventh Supplement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Seventh Supplement.

           Section 21. Effect of Seventh Supplement. Upon the execution and delivery of this Seventh Supplement, the Indenture shall be supplemented in accordance herewith, and this Seventh Supplement shall form a part of the Indenture for all purposes and every Holder of Notes hereafter authenticated and delivered and Other Beneficiary under the Indenture shall be bound hereby.

           Section 22. Rights, Privileges and Immunities of Trustee. The rights, privileges and immunities afforded the Trustee in Article VII of the Base Indenture shall apply to this Seventh Supplement as if fully set forth herein.

           Section 23. Transfer Restrictions. Each person who is or who becomes a Beneficial Owner of a Series 2006-1 Reset Rate Note shall be deemed by the acceptance or acquisition of such beneficial ownership interest to have agreed to be bound by the provisions of this Section. No beneficial ownership interest in a Series 2006-1 Reset Rate Note may be transferred, unless the proposed transferee shall have delivered to the Issuer and the Trustee either (i) evidence satisfactory to them that such Series 2006-1 Reset Rate Note has been registered under the Securities Act and has been registered or qualified under all applicable state securities laws to the reasonable satisfaction of the Issuer or (ii) an express agreement substantially in the Form of Transferee's Representation Letter and Affidavit attached as Exhibit I-1 or Exhibit I-2 hereto by the proposed transferee to be bound by and to abide by the provisions of this Section and the restrictions noted in the Investment Letter; provided that compliance with the provisions of subparagraphs (i) and (ii) of this Section shall not be required if the proposed transferee is listed in the latest available S&P Rule 144A list of Qualified Institutional Buyers or other industry recognized subscriber services listing Qualified Institutional Buyers.

           The Issuer will, upon the request of any Beneficial Owner of any Series 2006-1 Reset Rate Note, which Beneficial Owner is a qualified institutional buyer, provide such Beneficial Owner, and any qualified institutional buyer designated by such Beneficial Owner, such financial and other information as such Beneficial Owner may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Series 2006-1 Reset Rate Notes, except at such time as the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. For the purposes of this paragraph, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

(i) Subject to this Section 23, so long as a Global Note remains outstanding and is held by or on behalf of the Securities Depository, transfers of beneficial interests in the Global Note, or transfers by holders of Individual Notes to transferees that take delivery in the form of beneficial interests in the Global Note, may be made only in accordance with this Section 23(i) and in accordance with the rules of the Securities Depository.

(A) Rule 144A Global Note to Regulation S Global Note During the Restricted Period. If, during the Restricted Period, a Beneficial Owner of an interest in a Rule 144A Global Note wishes at any time to transfer its beneficial interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, such Beneficial Owner may, in addition to complying with all applicable rules and procedures of the Securities Depository and Clearstream or Euroclear applicable to transfers by their respective participants (the "Applicable Procedures"), transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Global Note only upon compliance with the provisions of this Section 23(i)(A). Upon receipt by the Note Registrar at its Principal Office of (1) written instructions given in accordance with the Applicable Procedures from a Participant directing the Note Registrar to credit or cause to be credited to another specified Participant's account a beneficial interest in the Regulation S Global Note in an amount equal to the denomination of the beneficial interest in the Rule 144A Global Note to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Participant to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit J hereto given by the Beneficial Owner that is transferring such interest, the Note Registrar shall instruct the Securities Depository to reduce the denomination of the Rule 144A Global Note by the denomination of the beneficial interest in the Rule 144A Global Note to be so transferred and, concurrently with such reduction, to increase the denomination of the Regulation S Global Note by the denomination of the beneficial interest in the Rule 144A Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Global Note having a denomination equal to the amount by which the denomination of the Rule 144A Global Note was reduced upon such transfer.

(B) Rule 144A Global Note to Regulation S Global Note After the Restricted Period. If, after the Restricted Period, a Beneficial Owner of an interest in a Rule 144A Global Note wishes at any time to transfer its beneficial interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in a Regulation S Global Note only upon compliance with the provisions of this Section 23 (i)(B). Upon receipt by the Note Registrar at its Principal Office of (1) written instructions given in accordance with the Applicable Procedures from a Participant directing the Note Registrar to credit or cause to be credited to another specified Participant's account a beneficial interest in the Regulation S Global Note in an amount equal to the denomination of the beneficial interest in the Rule 144A Global Note to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Participant (and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Participant to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit K hereto given by the Beneficial Owner that is transferring such interest, the Note Registrar shall instruct the Securities Depository to reduce the denomination of the Rule 144A Global Note by the aggregate denomination of the beneficial interest in the Rule 144A Global Note to be so transferred and, concurrently with such reduction, to increase the denomination of the Regulation S Global Note by the aggregate denomination of the beneficial interest in the Rule 144A Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Global Note having a denomination equal to the amount by which the denomination of the Rule 144A Global Note was reduced upon such transfer.

(C) Regulation S Global Note to Rule 144A Global Note. If the Beneficial Owner of an interest in a Regulation S Global Note wishes at any time to transfer its beneficial interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Rule 144A Global Note, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Rule 144A Global Note only upon compliance with the provisions of this Section 23(i)(C). Upon receipt by the Note Registrar at its Corporate Issuer Office of (1) written instructions given in accordance with the Applicable Procedures from a Participant directing the Note Registrar to credit or cause to be credited to another specified Participant's account a beneficial interest in the Rule 144A Global Note in an amount equal to the denomination of the beneficial interest in the Regulation S Global Note to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Participant to be credited with, and the account of the Participant (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for such beneficial interest, and (3) with respect to a transfer of a beneficial interest in the Regulation S Global Note for a beneficial interest in the related Rule 144A Global Note (i) during the Restricted Period, a certificate in the form of Exhibit L hereto given by the Beneficial Owner, or (ii) after the Restricted Period, a Rule 144A Certification in the form of Exhibit F-2 hereto from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Note Registrar shall instruct the Securities Depository to reduce the denomination of the Regulation S Global Note by the denomination of the beneficial interest in the Regulation S Global Note to be transferred, and, concurrently with such reduction, to increase the denomination of the Rule 144A Global Note by the aggregate denomination of the beneficial interest in the Regulation S Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Rule 144A Global Note having a denomination equal to the amount by which the denomination of the Regulation S Global Note was reduced upon such transfer.

(D) Transfers Within Regulation S Global Notes During Restricted Period. If, during the Restricted Period, the Beneficial Owner of an interest in a Regulation S Global Note wishes at any time to transfer its beneficial interest in such Note to a Person who wishes to take delivery thereof in the form of a Regulation S Global Note, such Beneficial Owner may transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Global Note only upon compliance with the provisions of this Section 23(i)(D) and all Applicable Procedures. Upon receipt by the Note Registrar at its Corporate Issuer Office of (1) written instructions given in accordance with the Applicable Procedures from a Participant directing the Note Registrar to credit or cause to be credited to another specified Participant's account a beneficial interest in such Regulation S Global Note in an amount equal to the denomination of the beneficial interest to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Participant to be credited with, and the account of the Participant (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for, such beneficial interest and (3) a certificate in the form of Exhibit M hereto given by the transferee, the Note Registrar shall instruct the Securities Depository to credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Global Note having a denomination equal to the amount specified in such instructions by which the account to be debited was reduced upon such transfer. The Note Registrar shall not be required to monitor compliance by Beneficial Owners of the provisions of this Section 23(i)(D).

(ii) Transfers of Global Notes to Individual Notes. Any and all transfers from a Global Note to a transferee wishing to take delivery in the form of an Individual Note will require the transferee to take delivery subject to the restrictions on the transfer of such Individual Note described on the face of such Individual Note, and such transferee agrees that it will transfer such Individual Note only as provided therein and herein. No such transfer shall be made and the Note Registrar shall not register any such transfer unless such transfer is made in accordance with this Section 23(ii).

(A) Transfers of a beneficial interest in a Global Note to an Institutional Accredited Investor will require delivery of such Series 2006-1 Reset Rate Note to the transferee in the form of an Individual Note and the Note Registrar shall register such transfer only if prior to the transfer such transferee furnishes to the Note Registrar (1) a Transferee Letter to the effect that the transfer is being made to an Institutional Accredited Investor in accordance with an applicable exemption under the Securities Act and other applicable laws, and (2) an opinion of counsel acceptable to the Note Registrar that such transfer is in compliance with the Securities Act.

(B) Transfers of a beneficial interest in a Global Note to a Qualified Institutional Buyer or a Regulation S Investor wishing to take delivery in the form of an Individual Note will be registered by the Note Registrar only upon compliance with the provisions of this Section 23 and if the Note Registrar is provided with a Rule 144A Certification or a Regulation S Transfer Certificate, as applicable.

(C) Notwithstanding the foregoing, no transfer of a beneficial interest in a Regulation S Global Note to an Individual Note shall be made prior to the expiration of the Restricted Period. Upon acceptance for exchange or transfer of a beneficial interest in a Global Note for an Individual Note, as provided herein, the Note Registrar shall endorse on the schedule affixed to the related Global Note (or on a continuation of such schedule affixed to such Global Note and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the denomination of such Global Note equal to the denomination of such Individual Note issued in exchange therefor or upon transfer thereof. Unless determined otherwise by the Issuer Administrator in accordance with applicable law, an Individual Note issued upon transfer of or exchange for a beneficial interest in the Global Note shall bear the Securities Legend.

(iii) Transfers of Individual Note to the Global Notes. If a Holder of an Individual Note wishes at any time to transfer such Series 2006-1 Reset Rate Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Note or the related Rule 144A Global Note, such transfer may be effected only in accordance with the Applicable Procedures, and this Section 23(iii). Upon receipt by the Note Registrar at the Corporate Issuer Office of (1) the Individual Note to be transferred with an assignment and transfer, (2) written instructions given in accordance with the Applicable Procedures from a Participant directing the Note Registrar to credit or cause to be credited to another specified Participant's account a beneficial interest in such Regulation S Global Note or such Rule 144A Global Note, as the case may be, in an amount equal to the denomination of the Individual Note to be so transferred, (3) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Participant (and, in the case of any transfer pursuant to Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with such beneficial interest, and (4) (x) if delivery is to be taken in the form of a beneficial interest in the Regulation S Global Note, a Regulation S Transfer Certificate from the transferor or (y) a Rule 144A Certification from the transferee to the effect that such transferee is a Qualified Institutional Buyer, if delivery is to be taken in the form of a beneficial interest in the Rule 144A Global Note, the Note Registrar shall cancel such Individual Note, the Issuer shall execute and the Note Registrar shall authenticate and deliver a new Individual Note for the denomination of the Individual Note not so transferred, registered in the name of the Holder, and the Note Registrar shall instruct the Securities Depository to increase the denomination of the Regulation S Global Note or the Rule 144A Global Note, as the case may be, by the denomination of the Individual Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who, in the case of any increase in the Regulation S Global Note during the Restricted Period, shall be a Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a corresponding denomination of the Rule 144A Global Note or the Regulation S Global Note, as the case may be.

It is the intent of the foregoing that under no circumstances may an Institutional Accredited Investor that is not a Qualified Institutional Buyer take delivery in the form of a beneficial interest in a Global Note.

(iv) An exchange of a beneficial interest in a Global Note for an Individual Note or Notes, an exchange of an Individual Note or Notes for a beneficial interest in a Global Note and an exchange of an Individual Note or Notes for another Individual Note or Notes (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and in the case of the Global Notes, so long as the Global Notes remain outstanding and are held by or on behalf of the Securities Depository), may be made only in accordance with this Section 23 and in accordance with the rules of the Securities Depository and Applicable Procedures.

(v) (A) Upon acceptance for exchange or transfer of an Individual Note for a beneficial interest in the Global Note as provided herein, the Note Registrar shall cancel such Individual Note and shall (or shall request the Securities Depository to) endorse on the schedule affixed to the applicable Global Note (or on a continuation of such schedule affixed to the Global Note and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and an increase in the denomination of the Global Note equal to the denomination of such Individual Note exchanged or transferred therefor.

(B) Upon acceptance for exchange or transfer of a beneficial interest in the Global Note for an Individual Note as provided herein, the Note Registrar shall (or shall request the Securities Depository to) endorse on the schedule affixed to the Global Note (or on a continuation of such schedule affixed to the Global Note and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the denomination of the Global Note equal to the denomination of such Individual Note issued in exchange therefor or upon transfer thereof.

The Securities Legend shall be placed on any Individual Note issued in exchange for or upon transfer of another Individual Note or of a beneficial interest in the Global Note.

(vi) An exchange of a beneficial interest in a Global Note for an Individual Note or Notes, an exchange of an Individual Note or Notes for a beneficial interest in a Global Note and an exchange of an Individual Note or Notes for another Individual Note or Notes (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and in the case of the Global Notes, so long as the Global Notes remain outstanding and are held by or on behalf of the Securities Depository), may be made only in accordance with this Section 23 and in accordance with the rules of the Securities Depository and Applicable Procedures.

(vii) (A) Upon acceptance for exchange or transfer of an Individual Note for a beneficial interest in the Global Note as provided herein, the Note Registrar shall cancel such Individual Note and shall (or shall request the Securities Depository to) endorse on the schedule affixed to the applicable Global Note (or on a continuation of such schedule affixed to the Global Note and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and an increase in the Note balance of the Global Note equal to the Note balance of such Individual Note exchanged or transferred therefor.

(B) Upon acceptance for exchange or transfer of a beneficial interest in the Global Note for an Individual Note as provided herein, the Note Registrar shall (or shall request the Securities Depository to) endorse on the schedule affixed to the Global Note (or on a continuation of such schedule affixed to the Global Note and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in denomination balance of the Global Note equal to the denomination of such Individual Note issued in exchange therefor or upon transfer thereof.

(viii) The Securities Legend shall be placed on any Individual Note issued in exchange for or upon transfer of another Individual Note or of a beneficial interest in the Global Note.

(ix) Every Series 2006-1 Reset Rate Note presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Note Registrar, duly executed by the Holder or his attorney duly authorized in writing. Each Series 2006-1 Reset Rate Note surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Trustee (or the Note Registrar on behalf of the Trustee) in accordance with its customary practice.

(x) Neither the Trustee nor the Note Registrar shall be responsible for determining compliance with the restrictions on transfer in this Seventh Supplement provided it receives the documents referred to above in this Section 23.

(xi) The Holder (and Beneficial Owner) of a Series 2006-1 Reset Rate Note effecting transfer thereof shall be deemed to indemnify each of the Trustee, the Note Registrar and the Paying Agent, as applicable, each in its individual and fiduciary capacities, the Depositor, the Issuer Administrator and the Holders of any Series 2006-1 Reset Rate Notes against any liability that may result if the transfer is not exempt from the registration requirements of the Securities Act. Each Holder of a Series 2006-1 Reset Rate Note (and each Beneficial Owner) shall be deemed by its acceptance and holding of its Series 2006-1 Reset Rate Note to agree that none of the Depositor, the Trustee, the Note Registrar, the Paying Agent is under an obligation to register the Series 2006-1 Reset Rate Note under the Securities Act or any other securities law.

(xii) Any transfer of a Series 2006-1 Reset Rate Note in violation of this Section 23 (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) to a nonresident alien or a foreign corporation shall be deemed to be of no legal force or effect whatsoever and any nonresident alien or foreign corporation shall not be deemed to be a Holder of a Series 2006-1 Reset Rate Note for any purpose hereunder.

(xiii) A Person which becomes the Beneficial Owner of a Global Note shall be deemed to make the representations set forth in Exhibit F-1 or F-2, as applicable, to the Issuer, the Trustee, the Paying Agent, the Note Registrar and the other Noteholders.

           No offer, sale, transfer or other disposition (including pledge) of a Series 2006-1 Reset Rate Note shall be made to any Person which is, or is purchasing for or on behalf of, (1) an employee benefit plan, retirement arrangement, individual retirement account or Keogh plan subject to either Title I of ERISA or Section 4975 of the Code, as amended, or (2) an entity (including an insurance company general account) whose underlying assets include plan assets by reason of any such plan's arrangements or account's investment in any such entity.

[Execution Pages Follow]

           IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplement to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

COLLEGE LOAN CORPORATION TRUST I

By:	Wilmington Trust Company, not in its individual capacity but solely as Delaware Trustee

By:	/s/ Joann A. Rozell
Name:	Joann A. Rozell
Title:	Assistant Vice President

           IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplement to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Louis Bodi
Name:	Louis Bodi
Title:	Vice President

By:	/s/ Eva Aryeetey
Name:	Eva Aryeetey
Title:	Assistant Vice President

SCHEDULE I

TARGETED BALANCE SCHEDULE
SERIES 2006-1 SENIOR NOTES

Quarterly Distribution Date	Series 2006-1A-1 Senior Notes Targeted Balance	Series 2006-1A-2 Senior Notes Targeted Balance	Series 2006-1A-3 Senior Notes Targeted Balance	Series 2006-1A-4 Senior Notes Targeted Balance	Series 2006-1A-5 Senior Notes Targeted Balance	Series 2006-1A-6 Senior Notes Targeted Balance
Closing Date	$100,000,000	$200,000,000	$260,000,000	$195,000,000	$300,000,000	$280,000,000
July 25, 2006	$100,000,000	$200,000,000	$260,000,000	$195,000,000	$300,000,000	$280,000,000
October 25, 2006	$100,000,000	$200,000,000	$260,000,000	$195,000,000	$300,000,000	$280,000,000
January 25, 2007	$100,000,000	$200,000,000	$260,000,000	$195,000,000	$300,000,000	$280,000,000
April 25, 2007	$100,000,000	$200,000,000	$260,000,000	$195,000,000	$300,000,000	$280,000,000
July 25, 2007	$60,000,000	$200,000,000	$260,000,000	$195,000,000	$300,000,000	$280,000,000
October 25, 2007	$25,000,000	$200,000,000	$260,000,000	$195,000,000	$300,000,000	$280,000,000
January 25, 2008	$15,000,000	$200,000,000	$260,000,000	$195,000,000	$300,000,000	$280,000,000
April 25, 2008	$0	$200,000,000	$260,000,000	$195,000,000	$300,000,000	$280,000,000
July 25, 2008	$0	$200,000,000	$260,000,000	$195,000,000	$300,000,000	$280,000,000
October 25, 2008	$0	$200,000,000	$260,000,000	$195,000,000	$300,000,000	$280,000,000
January 25, 2009	$0	$200,000,000	$260,000,000	$195,000,000	$300,000,000	$280,000,000
April 25, 2009	$0	$200,000,000	$260,000,000	$195,000,000	$300,000,000	$280,000,000
July 25, 2009	$0	$200,000,000	$260,000,000	$195,000,000	$300,000,000	$280,000,000
October 25, 2009	$0	$190,000,000	$260,000,000	$195,000,000	$300,000,000	$280,000,000
January 25, 2010	$0	$140,000,000	$260,000,000	$195,000,000	$300,000,000	$280,000,000
April 25, 2010	$0	$70,000,000	$260,000,000	$195,000,000	$300,000,000	$280,000,000
July 25, 2010	$0	$0	$260,000,000	$195,000,000	$300,000,000	$280,000,000
October 25, 2010	$0	$0	$260,000,000	$195,000,000	$300,000,000	$280,000,000
January 25, 2011	$0	$0	$260,000,000	$195,000,000	$300,000,000	$280,000,000
April 25, 2011	$0	$0	$260,000,000	$195,000,000	$300,000,000	$280,000,000
July 25, 2011	$0	$0	$260,000,000	$15,000,000	$300,000,000	$280,000,000
October 25, 2011	$0	$0	$260,000,000	$195,000,000	$300,000,000	$280,000,000
January 25, 2012	$0	$0	$260,000,000	$195,000,000	$300,000,000	$280,000,000
April 25, 2012	$0	$0	$260,000,000	$195,000,000	$300,000,000	$280,000,000
July 25, 2012	$0	$0	$260,000,000	$195,000,000	$300,000,000	$280,000,000
October 25, 2012	$0	$0	$232,000,000	$195,000,000	$300,000,000	$280,000,000
January 25, 2013	$0	$0	$162,000,000	$195,000,000	$300,000,000	$280,000,000
April 25, 2013	$0	$0	$92,000,000	$195,000,000	$300,000,000	$280,000,000
July 25, 2013	$0	$0	$2,000,000	$195,000,000	$300,000,000	$280,000,000
October 25, 2013	$0	$0	$0	$195,000,000	$300,000,000	$280,000,000
January 25, 2014	$0	$0	$0	$195,000,000	$300,000,000	$280,000,000
April 25, 2014	$0	$0	$0	$195,000,000	$300,000,000	$280,000,000
July 25, 2014	$0	$0	$0	$195,000,000	$300,000,000	$280,000,000
October 25, 2014	$0	$0	$0	$195,000,000	$300,000,000	$280,000,000
January 25, 2015	$0	$0	$0	$195,000,000	$300,000,000	$280,000,000
April 25, 2015	$0	$0	$0	$195,000,000	$300,000,000	$280,000,000
July 25, 2015	$0	$0	$0	$195,000,000	$300,000,000	$280,000,000
October 25, 2015	$0	$0	$0	$130,000,000	$300,000,000	$280,000,000
January 25, 2016	$0	$0	$0	$65,000,000	$300,000,000	$280,000,000
April 25, 2016	$0	$0	$0	$0	$300,000,000	$280,000,000
July 25, 2016	$0	$0	$0	$0	$300,000,000	$280,000,000
October 25, 2016	$0	$0	$0	$0	$300,000,000	$280,000,000
January 25, 2017	$0	$0	$0	$0	$300,000,000	$280,000,000
April 25, 2017	$0	$0	$0	$0	$300,000,000	$280,000,000
July 25, 2017	$0	$0	$0	$0	$284,000,000	$280,000,000
October 25, 2017	$0	$0	$0	$0	$228,000,000	$280,000,000
January 25, 2018	$0	$0	$0	$0	$173,000,000	$280,000,000
April 25, 2018	$0	$0	$0	$0	$118,000,000	$280,000,000
July 25, 2018	$0	$0	$0	$0	$67,000,000	$280,000,000
October 25, 2018	$0	$0	$0	$0	$21,000,000	$280,000,000
January 25, 2019	$0	$0	$0	$0	$0	$280,000,000
April 25, 2019	$0	$0	$0	$0	$0	$280,000,000
July 25, 2019	$0	$0	$0	$0	$0	$280,000,000
October 25, 2019	$0	$0	$0	$0	$0	$280,000,000
January 25, 2020	$0	$0	$0	$0	$0	$280,000,000
April 25, 2020	$0	$0	$0	$0	$0	$272,000,000
July 25, 2020	$0	$0	$0	$0	$0	$232,000,000
October 25, 2020	$0	$0	$0	$0	$0	$192,000,000
January 25, 2021	$0	$0	$0	$0	$0	$152,000,000
April 25, 2021	$0	$0	$0	$0	$0	$112,000,000
July 25, 2021	$0	$0	$0	$0	$0	$82,000,000
October 25, 2021	$0	$0	$0	$0	$0	$52,000,000
January 25, 2022	$0	$0	$0	$0	$0	$22,000,000

TARGETED BALANCE SCHEDULE
SERIES 2005-1 SENIOR NOTES

Quarterly Distribution Date	Series 2005-1A-1 Senior Notes Targeted Balance	Series 2005-1A-2 Senior Notes Targeted Balance	Series 2005-1A-3 Senior Notes Targeted Balance	Series 2005-1A-4 Senior Notes Targeted Balance	Series 2005-1A-5 Senior Notes Targeted Balance
Original Balance	$216,000,000	$393,000,000	$300,000,000	$214,000,000	$137,000,000
October 25, 2007	$165,000,000	$393,000,000	$300,000,000	$214,000,000	$137,000,000
January 25, 2008	$79,000,000	$393,000,000	$300,000,000	$214,000,000	$137,000,000
April 25, 2008	$0	$393,000,000	$300,000,000	$214,000,000	$137,000,000
July 25, 2008	$0	$393,000,000	$300,000,000	$214,000,000	$137,000,000
October 25, 2008	$0	$393,000,000	$300,000,000	$214,000,000	$137,000,000
January 25, 2009	$0	$393,000,000	$300,000,000	$214,000,000	$137,000,000
April 25, 2009	$0	$393,000,000	$300,000,000	$214,000,000	$137,000,000
July 25, 2009	$0	$393,000,000	$300,000,000	$214,000,000	$137,000,000
October 25, 2009	$0	$393,000,000	$300,000,000	$214,000,000	$137,000,000
January 25, 2010	$0	$393,000,000	$300,000,000	$214,000,000	$137,000,000
April 25, 2010	$0	$393,000,000	$300,000,000	$214,000,000	$137,000,000
July 25, 2010	$0	$393,000,000	$300,000,000	$214,000,000	$137,000,000
October 25, 2010	$0	$393,000,000	$300,000,000	$214,000,000	$137,000,000
January 25, 2011	$0	$393,000,000	$300,000,000	$214,000,000	$137,000,000
April 25, 2011	$0	$393,000,000	$300,000,000	$214,000,000	$137,000,000
July 25, 2011	$0	$393,000,000	$300,000,000	$214,000,000	$137,000,000
October 25, 2011	$0	$328,000,000	$300,000,000	$214,000,000	$137,000,000
January 25, 2012	$0	$233,000,000	$300,000,000	$214,000,000	$137,000,000
April 25, 2012	$0	$143,000,000	$300,000,000	$214,000,000	$137,000,000
July 25, 2012	$0	$53,000,000	$300,000,000	$214,000,000	$137,000,000
October 25, 2012	$0	$0	$300,000,000	$214,000,000	$137,000,000
January 25, 2013	$0	$0	$300,000,000	$214,000,000	$137,000,000
April 25, 2013	$0	$0	$300,000,000	$214,000,000	$137,000,000
July 25, 2013	$0	$0	$300,000,000	$214,000,000	$137,000,000
October 25, 2013	$0	$0	$300,000,000	$214,000,000	$137,000,000
January 25, 2014	$0	$0	$300,000,000	$214,000,000	$137,000,000
April 25, 2014	$0	$0	$215,000,000	$214,000,000	$137,000,000
July 25, 2014	$0	$0	$135,000,000	$214,000,000	$137,000,000
October 25, 2014	$0	$0	$60,000,000	$214,000,000	$137,000,000
January 25, 2015	$0	$0	$0	$214,000,000	$137,000,000
April 25, 2015	$0	$0	$0	$214,000,000	$137,000,000
July 25, 2015	$0	$0	$0	$214,000,000	$137,000,000
October 25, 2015	$0	$0	$0	$214,000,000	$137,000,000
January 25, 2016	$0	$0	$0	$214,000,000	$137,000,000
April 25, 2016	$0	$0	$0	$214,000,000	$137,000,000
July 25, 2016	$0	$0	$0	$154,000,000	$137,000,000
October 25, 2016	$0	$0	$0	$95,000,000	$137,000,000
January 25, 2017	$0	$0	$0	$40,000,000	$137,000,000
April 25, 2017	$0	$0	$0	$0	$137,000,000
July 25, 2017	$0	$0	$0	$0	$137,000,000
October 25, 2017	$0	$0	$0	$0	$137,000,000
January 25, 2018	$0	$0	$0	$0	$137,000,000
April 25, 2018	$0	$0	$0	$0	$137,000,000
July 25, 2018	$0	$0	$0	$0	$137,000,000
October 25, 2018	$0	$0	$0	$0	$137,000,000
January 25, 2019	$0	$0	$0	$0	$137,000,000
April 25, 2019	$0	$0	$0	$0	$137,000,000
July 25, 2019	$0	$0	$0	$0	$95,000,000
October 25, 2019	$0	$0	$0	$0	$54,000,000
January 25, 2020	$0	$0	$0	$0	$14,000,000
April 25, 2020	$0	$0	$0	$0	$0

TARGETED BALANCE SCHEDULE
SERIES 2003-2 SENIOR NOTES

Quarterly Distribution Date	Series 2003-2A-2 Senior Notes Targeted Balance	Series 2003-2A-3 Senior Notes Targeted Balance
Original Balance	$646,800,000	$308,200,000
April 25, 2006	$430,900,000	$308,200,000
July 25, 2006	$349,700,000	$308,200,000
October 25, 2006	$268,600,000	$308,200,000
January 25, 2007	$186,800,000	$308,200,000
April 25, 2007	$103,600,000	$308,200,000
July 25, 2007	$ 25,000,000	$308,200,000
October 25, 2007	$ 0	$297,600,000
January 25, 2008	$ 0	$272,600,000
April 25, 2008	$ 0	$239,300,000
July 25, 2008	$ 0	$179,300,000
October 25, 2008	$ 0	$114,300,000
January 25, 2009	$ 0	$ 52,300,000
April 25, 2009	$ 0	$ 0

ANNEX I

CERTAIN TERMS AND PROVISIONS OF
THE AUCTION RATE NOTES

ARTICLE I

DEFINITIONS

           "All Hold Rate" on any date of determination, means 90% of the Applicable LIBOR-Based Rate, provided that in no event shall the applicable All Hold Rate be greater than the Maximum Rate.

           "Applicable LIBOR-Based Rate" means (a) for an Auction Period of 35 days or less, One-Month LIBOR; (b) for an Auction Period of more than 35 days but less than 115 days, Three-Month LIBOR; (c) for an Auction Period of more than 114 days but less than 195 days, Six-Month LIBOR; and (d) for an Auction Period of more than 194 days, One-Year LIBOR.

           "Applicable Number of Business Days" means the greater of two Business Days or one Business Day plus the number of Business Days by which the Auction Date precedes the first day of the next succeeding Interest Period.

           "Auction" means the implementation of the Auction Procedures on an Auction Date.

           "Auction Agent" means the Initial Auction Agent under the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement becomes effective, after which "Auction Agent" means the Substitute Auction Agent.

           "Auction Agent Agreement" means the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement is entered into, after which "Auction Agent Agreement" means such Substitute Auction Agent Agreement.

           "Auction Agent Fee" shall have the meaning ascribed to such term in Section 3.04(a) of the Auction Agent Agreement.

           "Auction Agent Fee Rate" shall have the meaning ascribed to such term in Section 1.02 of the Auction Agent Agreement.

           "Auction Date" means, initially, with respect to the Series 2006-1B Subordinate Notes, May 19, 2006; provided, that if the initial Auction Date is not a Business Day, the initial Auction Date shall be the Business Day immediately preceding the date so listed. Thereafter, with respect to the Series 2006-1 Auction Rate Notes, the Auction Date means the Business Day immediately preceding the first day of each Auction Period, other than:

(a) an Auction Period commencing after the ownership of the Series 2006-1 Auction Rate Notes is no longer maintained in Book-Entry Form by the Securities Depository;

(b) an Auction Period commencing after and during the continuance of a Payment Default; or

(c) an Auction Period commencing less than the Applicable Number of Business Days after the cure or waiver of a Payment Default.

           Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to Section 2.02(h) of this Annex I.

           "Auction Period" means the Interest Period applicable to the Series 2006-1 Auction Rate Notes.

           "Auction Period Adjustment" means an adjustment to the Auction Period as provided in Section 2.02(g) of this Annex I.

           "Auction Procedures" means the procedures set forth in Section 2.02 and Section 2.03 of this Annex I by which the Auction Rate is determined.

           "Auction Rate" means the interest rate that results from implementation of the Auction Procedures and is determined as described in Section 2.02(a)(iii)(B) of this Annex I.

           "Available Series 2006-1 Auction Rate Notes" shall have the meaning ascribed to such term in Section 2.02(a)(iii)(A)(1) of this Annex I.

           "Bid" shall have the meaning ascribed to such term in Section 2.02(a)(i)(A) of this Annex I.

           "Bidder" shall have the meaning ascribed to such term in Section 2.02(a)(i)(A) of this Annex I.

           "Broker-Dealer" means with respect to the Series 2006-1 Auction Rate Notes (a) initially, Goldman, Sachs & Co. and (b) any other broker or dealer (each as defined in the Exchange Act), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (i) is a Participant (or an affiliate of a Participant), (ii) has been appointed as such with respect to such series of Series 2006-1 Auction Rate Notes by the Issuer pursuant to Section 2.02(d) of this Annex I and (iii) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

           "Broker-Dealer Agreement" means each agreement between the Auction Agent and a Broker-Dealer, approved by the Issuer, pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as such agreement may from time to time be amended or supplemented. Each Broker-Dealer Agreement as to Auction Procedures shall be in substantially the form of the Broker-Dealer Agreement, dated as of April 1, 2006, between Deutsche Bank Trust Company Americas, as Auction Agent, and Goldman, Sachs & Co., as Broker-Dealer.

           "Broker-Dealer Fee" shall have the meaning ascribed to such term in Section 3.05 of the Auction Agent Agreement.

           "Broker-Dealer Fee Rate" shall have the meaning ascribed to such term in Section 1.02 of the Broker- Dealer Agreement.

           "Carry-Over Amount" means the excess, if any, of (a) the amount of interest on a Series 2006-1 Auction Rate Note that would have accrued with respect to the related Auction Period at the Auction Rate over (b) the amount of interest on such Series 2006-1 Auction Rate Note actually accrued with respect to such Series 2006-1 Auction Rate Note, with respect to such Auction Period based on the Maximum Rate, together with the unpaid portion of any such excess from prior Auction Periods; provided that any reference to "principal" or "interest" in the Seventh Supplement, in the Indenture, and in the Series 2006-1 Auction Rate Notes shall not include, within the meanings of such words, any Carry-Over Amount or any interest accrued on any Carry-Over Amount.

           "Eligible Carry-Over Make-Up Amount" means, with respect to each Interest Period relating to a series of Series 2006-1 Auction Rate Notes as to which, as of the first day of such Interest Period, there is any unpaid Carry-Over Amount, an amount equal to the lesser of (a) interest computed on the principal balance of such series in respect of such Interest Period at a per annum rate equal to the excess, if any, of the Maximum Rate over the Applicable Interest Rate, and (b) the aggregate Carry-Over Amount remaining unpaid as of the first day of such Interest Period together with interest accrued and unpaid thereon through the end of such Interest Period. The Eligible Carry-Over Make-Up Amount shall be $0.00 for any Interest Period with respect to which the Maximum Auction Rate equals or exceeds the Auction Rate.

           "Existing Holder" means (a) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Holder Registry at the close of business on the Business Day immediately preceding such Auction and (b) with respect to and for the purpose of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of Series 2006-1 Auction Rate Notes.

           "Existing Holder Registry" means the registry of Persons who are owners of the Series 2006-1 Auction Rate Notes, maintained by the Auction Agent as provided in the Auction Agent Agreement.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

           "Hold Order" shall have the meaning ascribed to such term in Section 2.02(a)(i)(A) hereof.

           "Initial Auction Agent" means Deutsche Bank Trust Company Americas, a New York banking corporation, its successors and assigns, in its capacity as auction agent under the Initial Auction Agent Agreement.

           "Initial Auction Agent Agreement" means the Auction Agent Agreement, dated as of April 1, 2006, by and among the Issuer, the Trustee and the Initial Auction Agent, including any amendment thereof or supplement thereto.

           "Initial Interest Period" means, for the Series 2006-1 Auction Rate Notes, the period commencing on the Closing Date and continuing through the day immediately preceding the Initial Interest Rate Adjustment Date for such series.

           "Initial Interest Rate" means for the Series 2006-1B Subordinate Notes, [__]% per annum.

           "Initial Interest Rate Adjustment Date" means for the Series 2006-1 Auction Rate Notes, the date set forth below (or, if such date is not a Business Day, the following Business Day):

Series	Initial Interest Rate Adjustment Date

Series 2006-1B	May 22, 2006

           "Interest Payment Date" means (a) each regularly scheduled interest payment date on the Series 2006-1 Auction Rate Notes, which shall be the Business Day immediately following the expiration of the Initial Interest Period for such series and each related Interest Period thereafter; provided, however, if the duration of the Interest Period is one year or longer, then the Interest Payment Date therefor shall be semi-annual (as determined by the Broker-Dealer for the Series 2006-1 Auction Rate Notes) during such Interest Period (or if any such day is not a Business Day, the immediately following Business Day) and the first Business Day immediately following the end of such Interest Period; or (b) with respect to the payment of interest upon redemption or acceleration of the Series 2006-1 Auction Rate Notes or the payment of Defaulted Interest, such date on which such interest is payable under the Indenture.

           "Interest Period" means, unless otherwise changed as described herein: (a) with respect to the Series 2006-1 Auction Rate Notes, (i) initially, the Initial Interest Period for such series; and (ii) following the Initial Interest Period, each successive period of generally 28 days, commencing on the first Business Day following the Series Auction Date, and ending on (and including) the Series Auction Date (unless such date is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day). Notwithstanding the foregoing, if the Auction Periods are changed as provided in Section 2.02(g) of this Annex I, each Interest Period shall commence on an Interest Payment Date and end on but shall exclude the next succeeding Interest Payment Date, provided, however, if the duration of the Interest Period is one year or longer, then the Interest Period shall commence on an Interest Payment Date and end on but shall exclude the final Interest Payment Date for such Interest Period. By way of example, if an Interest Period ordinarily would end on a Tuesday, but the following Wednesday is not a Business Day, the Interest Period will end on that Wednesday and the new Interest Period will begin on Thursday.

           "Interest Rate Adjustment Date" means the date on which the interest rate on a series of Series 2006-1 Auction Rate Notes is effective, which for each series of Series 2006-1 Auction Rate Notes shall be the date of commencement of each Auction Period for such series.

           "Interest Rate Determination Date" means for each series of Series 2006-1 Auction Rate Notes, the Auction Date for such series, or, if no Auction Date is applicable to such series, the Business Day immediately preceding the date of commencement of an Auction Period.

           "LIBOR Determination Date" means the Auction Date, or if no Auction Date is applicable, the Business Day immediately preceding the first day of each Interest Period.

           "Market Agent" means Goldman, Sachs & Co., or with respect to the Series 2006-1 Auction Rate Notes, any successor in such capacity hereunder.

           "Market Agent Agreement" means that certain market agent agreement relating to the Series 2006-1 Auction Rate Notes between the Market Agent and the Trustee, including any supplement thereto or amendment thereof.

           "Maximum Auction Rate" means, for any Auction, a per annum interest rate on the Series 2006-1 Auction Rate Notes which, when taken together with the interest rate on the Series 2006-1 Auction Rate Notes for the one-year period ending on the final day of the proposed Auction Period, would result in the average interest rate on the Series 2006-1 Auction Rate Notes for such period either (a) not being in excess (on a per annum basis) of the average of the Ninety-One Day United States Treasury Bill Rate plus 1.20% for such one-year period (if any one of the ratings assigned by the Rating Agencies to the Series 2006-1 Auction Rate Notes are "Aa3" or "AA-" or better), (b) not being in excess (on a per annum basis) of the Ninety-One Day United States Treasury Bill Rate plus 1.50% for such one-year period (if any one of the ratings assigned by the Rating Agencies to the Series 2006-1 Auction Rate Notes is less than "Aa3" or "AA-" but both are at least any category of "A"), or (c) not being in excess (on a per annum basis) of the average of Ninety-One Day United States Treasury Bill Rate plus 1.75% for such one-year period (if any one of the ratings assigned by the Rating Agencies to the Series 2006-1 Auction Rate Notes is less than the lowest category of "A"); provided, however, that if the Series 2006-1 Auction Rate Notes have not been Outstanding for at least such one-year period then for any portion of such period during which such Series 2006-1 Auction Rate Notes were not Outstanding, the interest rates on the Series 2006-1 Auction Rate Notes for purposes of this definition shall be deemed to be equal to such rates as the Market Agent shall determine were the rates of interest on equivalently rated auction securities with comparable lengths of auction periods during such period; provided further, however, that for any Auction with respect to any Series 2006-1 Auction Rate Notes rated "Aaa" and "AAA" by Moody's & S&P, respectively, the Maximum Auction Rate shall not exceed the Applicable LIBOR-Based Rate plus 1.50%; and provided further, however, that this definition may be modified at the direction of the Issuer upon receipt by the Trustee of (i) written consent of the Market Agent and (ii) written consent from each Rating Agency then rating the Series 2006-1 Auction Rate Notes that such change will not in and of itself result in a reduction of the rating on any Series 2006-1 Auction Rate Notes. For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last ratings of which the Auction Agent has been given notice pursuant to the Auction Agent Agreement. The percentage amount to be added to the Ninety-One Day United States Treasury Bill Rate in any one or more of (a), (b) or (c) above may be increased by delivery to the Auction Agent and the Trustee of a certificate signed by an Authorized Officer of the Issuer directing such increase, together with satisfaction of the Rating Agency Condition with respect to such increase.

           "Maximum Interest Rate" means the lesser of (a) 17% per annum or (b) the highest rate the Issuer may legally pay, from time to time, as interest on the Series 2006-1 Auction Rate Notes.

           "Maximum Rate" on any date of determination means the interest rate per annum equal to the least of: (a) the Maximum Auction Rate, (b) the Maximum Interest Rate and (c) during the occurrence of a Net Loan Rate Restriction Period, the Net Loan Rate.

           "Net Loan Rate" means, with respect to any Auction Period, (a) the rate of interest per annum (rounded to the next highest 0.01%) equal to the Adjusted Student Loan Portfolio Rate of Return for the calendar month immediately preceding such Auction Period, as determined by the Issuer on the last day of such calendar month, less (b) the Program Expense Percentage with respect to such Auction Period. "Adjusted Student Loan Portfolio Rate of Return" means, for any calendar month, the amount determined by dividing (i) the product of 12 times the sum of the following amounts accrued during such calendar month (whether or not actually received or paid): (A) interest (including Interest Subsidy Payments) and Special Allowance Payments with respect to the Financed Student Loans plus (B) any Counterparty Swap Payments minus (C) any amount required to be paid to the Department of Education or to be repaid to Guarantee Agencies with respect to the Financed Student Loans that do not qualify for Guarantee, minus (D) the aggregate amount of default claims filed during the month with respect to Financed Student Loans which (1) exceed the amount the Guarantee Agency is required to pay under the applicable Guarantee Agreement or (2) are payable only by a Guarantee Agency that is in default of its Guarantee obligations with respect to Financed Student Loans and has not provided collateral security sufficient to pay such claims, minus (E) any reduction in the interest as a result of borrower incentive programs, minus (F) any payments due to a Swap Counterparty under a Swap Agreement; by (ii) the average daily outstanding Principal Balance of the Financed Student Loans during such calendar month. For this purpose, the Special Allowance Payment shall, as applicable, be computed based upon the average of the bond equivalent rates of 91-day United States Treasury Bills auctioned, or the commercial paper rates published, during that portion of the then current calendar month which ends on the date as of which the "Adjusted Student Loan Portfolio Rate of Return" is determined.

           "Net Loan Rate Restriction Period" means, with respect to any series of the Series 2006-1 Auction Rate Notes, the period of time from and including a Net Loan Rate Trigger Date to but excluding a Net Loan Rate Termination Date.

           "Net Loan Rate Termination Date" means, for a series of Series 2006-1 Auction Rate Notes for which the Net Loan Rate Trigger Date has occurred, the first day of an Auction Period which immediately follows three consecutive Auction Dates for such series of the Series 2006-1 Auction Rate Notes where the Auction Rate established on each such Auction Date for such series was equal to or less than a per annum rate equal to the sum of (a) the Ninety-One Day United States Treasury Bill Rate in effect as of each such Auction Date plus (b) 1.0%.

           "Net Loan Rate Trigger Date" means, for a series of Series 2006-1 Auction Rate Notes, the first day of an Auction Period which immediately follows six consecutive Auction Dates for such series of the Series 2006-1 Auction Rate Notes where the Auction Rate established on each such Auction Date for such series exceeded a per annum rate equal to the sum of (a) the Ninety-One Day United States Treasury Bill Rate in effect as of each such Auction Date plus (b) 1.0%.

           "Ninety-One Day United States Treasury Bill Rate" means the bond-equivalent yield on the 91-day United States Treasury Bills sold at the last auction thereof that immediately precedes the Auction Date, as determined by the Market Agent on the Auction Date.

           "Non-Payment Rate" means for any determination date, a rate per annum equal to the lesser of (a) the sum of (i) One-Month LIBOR and (ii) 150 basis points and (b) the Maximum Interest Rate.

           "One-Month LIBOR," "Three-Month LIBOR," "Six-Month LIBOR" or "One-Year LIBOR" means the offered rate, as determined by the Auction Agent or Trustee, as applicable, of the Applicable LIBOR-Based Rate for United States dollar deposits which appears on Telerate Page 3750, as reported by Bloomberg Financial Markets Commodities News (or such other page as may replace Telerate Page 3750 for the purpose of displaying comparable rates) as of approximately 11:00 a.m., London time, on the LIBOR Determination Date; provided, that if on any calculation date, no rate appears on Telerate Page 3750 as specified above, the Auction Agent or Trustee, as applicable, shall determine the arithmetic mean of the offered quotations of four major banks in the London interbank market, for deposits in U.S. dollars for the respective periods specified above to the banks in the London interbank market as of approximately 11:00 a.m., London time, on such calculation date and in a principal amount of not less than $1,000,000 that is representative of a single transaction in such market and at such time, unless fewer than two such quotations are provided, in which case, the Applicable LIBOR-Based Rate shall be the arithmetic mean of the offered quotations that leading banks in New York City selected by the Auction Agent or Trustee, as applicable, are quoting on the relevant LIBOR Determination for loans in U.S. dollars to leading European banks in a principal amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. All percentages resulting from such calculations shall be rounded upwards, if necessary, to the nearest one-hundredth of 1%.

           "Order" shall have the meaning ascribed to such term in Section 2.02(a)(i)(A) hereof.

           "Payment Default" means, with respect to the series of Series 2006-1 Auction Rate Notes, (a) a default in the due and punctual payment of any installment of interest on the series, or (b) the circumstance that on any Auction Date there are insufficient moneys in the Debt Service Fund to pay, or otherwise held by the Trustee under the Indenture and available to pay, the principal of and interest due on the Series 2006-1 Auction Rate Notes on the Interest Payment Date immediately following such Auction Date.

           "Potential Holder" means any Person (including an Existing Holder) that is (a) a Broker-Dealer when dealing with the Auction Agent and (b) a potential beneficial owner when dealing with a Broker-Dealer, who may be interested in acquiring Series 2006-1 Auction Rate Notes (or, in the case of an Existing Holder thereof, an additional Principal Amount of Series 2006-1 Auction Rate Notes).

           "Regular Record Date" means, with respect to any series of Series 2006-1 Auction Rate Notes, (a) so long as Interest Payment Dates are specified to occur at the end of each Auction Period, the Applicable Number of Business Days immediately preceding each Interest Payment Date and (b) if and for so long as interest on such series of Series 2006-1 Auction Rate Notes is payable semiannually, one Business Day prior to each Interest Payment Date.

           "Sell Order" shall have the meaning ascribed to such term in Section 2.02(a)(i)(A) of this Annex I.

           "Series Auction Date" means Wednesday with respect to the Series 2006-1B Subordinate Notes (or if such day is not a Business Day, the next preceding Business Day).

           "Submission Deadline" means 1:00 p.m., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

           "Submitted Bid" shall have the meaning ascribed to such term in Section 2.02(a)(iii)(A) of this Annex I.

           "Submitted Hold Order" shall have the meaning ascribed to such term in Section 2.02(a)(iii)(A) of this Annex I.

           "Submitted Order" shall have the meaning ascribed to such term in Section 2.02(a)(iii)(A) of this Annex I.

           "Submitted Sell Order" shall have the meaning ascribed to such term in Section 2.02(a)(iii)(A) of this Annex I.

           "Substitute Auction Agent" means the Person with whom the Trustee enters into a Substitute Auction Agent Agreement.

           "Substitute Auction Agent Agreement" means an auction agent agreement containing terms substantially similar to the terms of the Initial Auction Agent Agreement, whereby a Person having the qualifications required by Section 2.02(e) of this Annex I agrees with the Trustee and the Issuer to perform the duties of the Auction Agent under the Seventh Supplement.

           "Sufficient Bids" shall have the meaning ascribed to such term in Section 2.02(a)(iii)(A)(2) of this Annex I.

           "Winning Bid Rate" shall have the meaning ascribed to such term in Section 2.02(a)(iii)(A)(3) of this Annex I.

ARTICLE II

TERMS AND ISSUANCE

           Section 2.01 Interest Payable On Series 2006-1 Auction Rate Notes. During the Initial Interest Period, the Series 2006-1 Auction Rate Notes shall bear interest at the Initial Interest Rate. Thereafter, except with respect to an Auction Period Adjustment, the Series 2006-1 Auction Rate Notes shall bear interest at the Applicable Interest Rate for the number of days of the applicable Interest Period, as determined pursuant to this Section 2.01 and Sections 2.02 through 2.03 of this Annex I.

           The Applicable Interest Rate to be borne by the Series 2006-1 Auction Rate Notes for each Auction Period after the Initial Interest Period until an Auction Period Adjustment, if any, shall be determined as hereafter described. Each such Auction Period with respect to the Series 2006-1 Auction Rate Notes at all times (i) shall commence on and include the first Business Day following the applicable Series Auction Date, and end on (and include) the applicable Series Auction Date (unless such date is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day) and (ii) if the Auction Periods are changed as provided herein, each period commencing on an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date (unless the duration of the Interest Period is one year or longer, then the Interest Period therefor shall commence on an Interest Payment Date and end on but exclude the final Interest Payment Date for such Interest Period); provided, however, that if an Auction is scheduled to occur for the next Interest Period on a date that was reasonably expected to be a Business Day, but such Auction does not occur because such date is later not considered to be a Business Day, the Auction shall nevertheless be deemed to have occurred, the applicable Auction Rate in effect for the next Interest Period will be the Auction Rate in effect for the preceding Interest Period and such Interest Period will generally be 28 days in duration, beginning on the Business Day following the date of the deemed Auction and ending on (and including) the applicable Series Auction Date (unless such date is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day). If the preceding Interest Period was other than generally 28 days in duration, the Auction Rate for the deemed Auction will instead be the rate of interest determined by the Market Agent on equivalently rated auction securities with a comparable length of auction period.

           Notwithstanding the foregoing:

           (a) if the ownership of a series of Series 2006-1 Auction Rate Notes is no longer maintained in Book-Entry Form then, the Auction Rate on such series for any Interest Period commencing after the delivery of definitive notes representing such series pursuant to Section 8 of the Seventh Supplement shall equal the Maximum Rate on the Business Day immediately preceding the first day of such subsequent Interest Period; or

           (b) if a Payment Default shall have occurred with respect to a series of Series 2006-1 Auction Rate Notes, the Applicable Interest Rate on such series for the Interest Period commencing on or immediately after such Payment Default, and for each Interest Period thereafter, to and including the Interest Period, if any, during which, or commencing less than two Business Days after, such Payment Default is cured, shall equal the Non-Payment Rate on the first day of each such Interest Period.

           In accordance with Section 2.02(a)(iii)(B) of this Annex I, the Auction Agent shall promptly give written notice to the Trustee and the Issuer of each Auction Rate (unless the Applicable Interest Rate is the Non-Payment Rate or the ownership of such series is no longer maintained in Book-Entry Form except as provided above) applicable to each series of the Series 2006-1 Auction Rate Notes. The Trustee shall notify the Holders of Series 2006-1 Auction Rate Notes of the Applicable Interest Rate with respect to each such series for each Auction Period not later than the second Business Day of such Auction Period.

           In the event that the Auction Agent no longer determines, or fails to determine, when required, the Applicable Interest Rate with respect to a series of Series 2006-1 Auction Rate Notes, or if, for any reason, such manner of determination shall be held to be invalid or unenforceable, the Applicable Interest Rate for the next succeeding Interest Period shall be the Maximum Rate. The Maximum Rate with respect to each Interest Rate Determination Date shall be determined and communicated by the Auction Agent in accordance with Section 2.02(c) of this Annex I and the Auction Agent Agreement. If the Auction Agent shall fail or refuse to determine the Maximum Rate, the Maximum Rate shall be determined by a securities dealer appointed by the Issuer capable of making such a determination in accordance with the provisions hereof and written notice of such determination shall be given by such securities dealer to the Trustee.

           If the Auction Rate for a series of Series 2006-1 Auction Rate Notes is greater than the Maximum Rate, then the Applicable Interest Rate with respect to such series for the related Interest Period will be the Maximum Rate. The excess of the amount of interest that would have accrued on the Series 2006-1 Auction Rate Notes at the Auction Rate over the amount of interest actually accrued at the Maximum Rate will accrue as the Carry-Over Amount. Each Carry-Over Amount shall bear interest for each Interest Period calculated at a rate equal to One-Month LIBOR (as determined by the Auction Agent on the related Interest Rate Determination Date, provided the Trustee has received notice of One-Month LIBOR from the Auction Agent, and, if the Trustee shall not have received such notice from the Auction Agent, then as determined by the Trustee on such date) from the Interest Payment Date for the Interest Period with respect to which such Carry-Over Amount was calculated, until paid. Any payment in respect of Carry-Over Amount shall be applied, first, to any accrued interest payable thereon and thereafter in reduction of such Carry-Over Amount. For purposes of the Seventh Supplement, the Indenture and the Series 2006-1 Auction Rate Notes, any reference to "principal" or "interest" herein and therein shall not include, within the meaning of such words, any Carry-Over Amount or any interest accrued on any Carry-Over Amount. Such Carry-Over Amount shall be separately calculated for each Series 2006-1 Auction Rate Note of such series by the Trustee during such Interest Period in sufficient time for the Trustee to give notice to each Holder of such Carry-Over Amount as required in the next succeeding sentence. On the Interest Payment Date for an Interest Period with respect to which such Carry-Over Amount has been calculated by the Trustee, the Trustee shall give written notice to each Holder of the Carry-Over Amount applicable to such Holder's Series 2006-1 Auction Rate Note, which written notice may accompany the payment of interest (if made by check made to each such Holder on such Interest Payment Date) or otherwise shall be mailed on such Interest Payment Date by first-class mail, postage prepaid, to each such Holder at such Holder's address as it appears on the registration books maintained by the Note Registrar. Such notice shall state, in addition to such Carry-Over Amount, that, unless and until a Series 2006-1 Auction Rate Note has been redeemed under the Indenture (after which all accrued Carry-Over Amount with respect to such Series 2006-1 Auction Rate Note, and all accrued interest thereon, that remains unpaid shall be canceled and no Carry-Over Amount, or interest accrued thereon, shall be paid with respect to such Series 2006-1 Auction Rate Note), (i) the Carry-Over Amount (and interest accrued thereon) shall be paid by the Trustee on the first occurring Interest Payment Date for a subsequent Interest Period if and to the extent that (A) the Eligible Carry-Over Make-Up Amount with respect to such Interest Period is greater than zero, and (B) moneys are available pursuant to the terms of the Indenture to pay such Carry-Over Amount (and interest accrued thereon), and (ii) interest shall accrue on the Carry-Over Amount at a per annum rate equal to One-Month LIBOR until such Carry-Over Amount is paid in full or is canceled.

           The Carry-Over Amount (and interest accrued thereon) on Outstanding Series 2006-1 Auction Rate Notes of a series shall be paid by the Trustee on the first occurring Interest Payment Date for a subsequent Interest Period with respect to such series if and to the extent that (i) the Eligible Carry-Over Make-Up Amount with respect to such Interest Period is greater than zero, and (ii) moneys in the Collection Fund and the Surplus Fund are available on the Monthly Calculation Date immediately preceding the month in which such Interest Payment Date occurs, for transfer to the Interest Account for such purpose in accordance with Sections 4.05 and 4.06 of the Base Indenture, after taking into account all other amounts payable from the Collection Fund and the Surplus Fund in accordance with such Sections on such Monthly Calculation Date. Any Carry-Over Amount (and any interest accrued thereon) with respect to any Series 2006-1 Auction Rate Note which is unpaid as of the Maturity of such Series 2006-1 Auction Rate Note shall be paid to the Holder thereof on the date of such Maturity to the extent that moneys are available therefor in accordance with the provisions of the preceding clause (ii); provided, however, that any Carry-Over Amount (and any interest accrued thereon) which is not so paid on the date of such Maturity shall be canceled with respect to such Series 2006-1 Auction Rate Note on the date of such Maturity and shall not be paid on any succeeding Interest Payment Date. To the extent that any portion of the Carry-Over Amount (and any interest accrued thereon) remains unpaid after payment of a portion thereof, such unpaid portion shall be paid in whole or in part as required hereunder until fully paid by the Trustee on the next occurring Interest Payment Date(s), as necessary, for the subsequent Interest Period(s), if and to the extent that the conditions in the first sentence of this paragraph are satisfied. On any Interest Payment Date(s) on which the Trustee pays less than all of the Carry-Over Amount (and any interest accrued thereon) with respect to a Series 2006-1 Auction Rate Note, the Trustee shall give written notice in the manner set forth in the immediately preceding paragraph to the Holder of such Series 2006-1 Auction Rate Note of the Carry-Over Amount remaining unpaid on such Series 2006-1 Auction Rate Note.

           The Interest Payment Date on which any Carry-Over Amount (or any interest accrued thereon) for a series of Series 2006-1 Auction Rate Notes shall be paid shall be determined by the Trustee in accordance with the provisions of the immediately preceding paragraph, and the Trustee shall make payment of the Carry-Over Amount (and any interest accrued thereon) in the same manner as it pays interest on the Series 2006-1 Auction Rate Notes on an Interest Payment Date.

           Section 2.02 Auction Rate.

(a) Determining the Applicable Interest Rate. By purchasing Series 2006-1 Auction Rate Notes, whether in an Auction or otherwise, each purchaser of the Series 2006-1 Auction Rate Notes, or its Broker-Dealer, must agree and shall be deemed by such purchase to have agreed (i) to participate in Auctions on the terms described herein; (ii) to have its beneficial ownership of the Series 2006-1 Auction Rate Notes maintained at all times in Book Entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership; (iii) to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request; (iv) that a Sell Order placed by an Existing Holder will constitute an irrevocable offer to sell the principal amount of the Series 2006-1 Auction Rate Notes specified in such Sell Order; (v) that a Bid placed by an Existing Holder will constitute an irrevocable offer to sell the principal amount, or a lesser principal amount, of the Series 2006-1 Auction Rate Notes specified in such Bid if the rate specified in such Bid is greater than, or in some cases equal to, the Applicable Interest Rate, determined as described herein; and (vi) that a Bid placed by a Potential Holder will constitute an irrevocable offer to purchase the amount, or a lesser principal amount, of the Series 2006-1 Auction Rate Notes specified in such Bid if the rate specified in such Bid is, respectively, less than or equal to the Applicable Interest Rate, determined as set forth herein.

So long as the ownership of a series of Series 2006-1 Auction Rate Notes is maintained in Book-Entry Form by the Securities Depository, an Existing Holder may sell, transfer or otherwise dispose of Series 2006-1 Auction Rate Notes of such series only pursuant to a Bid or Sell Order placed in an Auction or otherwise sell, transfer or dispose of Series 2006-1 Auction Rate Notes through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Holder, its Broker-Dealer or its Participant advises the Auction Agent in writing of such transfer. Auctions shall be conducted on each Auction Date, if there is an Auction Agent on such Auction Date, in the following manner (such procedures to be applicable separately to the Series 2006-1 Auction Rate Notes):

(i) Submission by Existing Holders and Potential Holders to a Broker-Dealer.

(A) Prior to the Submission Deadline on each Auction Date:

(1) each Existing Holder of Series 2006-1 Auction Rate Notes may submit to a Broker-Dealer by telephone or otherwise any information as to:

(a) the Principal Amount of Outstanding Series 2006-1 Auction Rate Notes, if any, owned by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Auction Rate for the next succeeding Auction Period;

(b) the Principal Amount of Outstanding Series 2006-1 Auction Rate Notes, if any, which such Existing Holder offers to sell if the Auction Rate for the next succeeding Auction Period shall be less than the rate per annum specified by such Existing Holder; and/or

(c) the Principal Amount of Outstanding Series 2006-1 Auction Rate Notes, if any, owned by such Existing Holder which such Existing Holder offers to sell without regard to the Auction Rate for the next succeeding Auction Period; and

(2) one or more Broker-Dealers may contact Potential Holders to determine the Principal Amount of Series 2006-1 Auction Rate Notes which each Potential Holder offers to purchase, if the Auction Rate for the next succeeding Auction Period shall not be less than the rate per annum specified by such Potential Holder.

For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (1) or (2) of this paragraph (A) is herein referred to as an "Order," and each Existing Holder and each Potential Holder placing an Order is herein referred to as a "Bidder"; an Order described in clause (1)(a) is herein referred to as a "Hold Order"; an Order described in clauses (1)(b) and (2) is herein referred to as a "Bid"; and an Order described in clause (1)(a) is herein referred to as a "Sell Order."

(B) (1) Subject to the provisions of Section 2.02(a)(ii) of this Annex I, a Bid by an Existing Holder shall constitute an irrevocable offer to sell:

(a) the Principal Amount of Outstanding Series 2006-1 Auction Rate Notes specified in such Bid if the Auction Rate determined as provided in this Section 2.02 shall be less than the rate specified therein; or

(b) such Principal Amount, or a lesser Principal Amount of Outstanding Series 2006-1 Auction Rate Notes to be determined as set forth in Section 2.02(a)(iv)(A)(4) of this Annex I, if the Auction Rate determined as provided in this Section 2.02(a)(i) shall be equal to the rate specified therein; or

(c) such Principal Amount, or a lesser Principal Amount of Outstanding Series 2006-1 Auction Rate Notes to be determined as set forth in Section 2.02(a)(iv)(B)(3) of this Annex I, if the rate specified therein shall be higher than the Maximum Rate and Sufficient Bids have not been made.

(2) Subject to the provisions of Section 2.02(a)(ii) of this Annex I, a Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

(a) the Principal Amount of Outstanding Series 2006-1 Auction Rate Notes specified in such Sell Order; or

(b) such Principal Amount, or a lesser Principal Amount of Outstanding Series 2006-1 Auction Rate Notes determined as set forth in Section 2.02(a)(iv)(B)(3) of this Annex I, if Sufficient Bids have not been made.

(3) Subject to the provisions of Section 2.02(a)(ii) of this Annex I, a Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

(a) the Principal Amount of Outstanding Series 2006-1 Auction Rate Notes specified in such Bid if the Auction Rate determined as provided in this Section 2.02 shall be higher than the rate specified in such Bid; or

(b) such Principal Amount, or a lesser Principal Amount of Outstanding Series 2006-1 Auction Rate Notes determined as set forth in Section 2.02(a)(iv)(A)(5) of this Annex I, if the Auction Rate determined as provided in this Section 2.02(a)(i) shall be equal to the rate specified in such Bid.

(ii) Submission by Broker-Dealer to the Auction Agent.

(A) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and shall specify with respect to each such Order:

(1) the name of the Bidder placing such Order;

(2) the aggregate Principal Amount of Series 2006-1 Auction Rate Notes that are the subject of such Order;

(3) to the extent that such Bidder is an Existing Holder:

(a) the Principal Amount of Series 2006-1 Auction Rate Notes, if any, subject to any Hold Order placed by such Existing Holder;

(b) the Principal Amount of Series 2006-1 Auction Rate Notes, if any, subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

(c) the Principal Amount of Series 2006-1 Auction Rate Notes, if any, subject to any Sell Order placed by such Existing Holder; and

(4) to the extent such Bidder is a Potential Holder, the rate specified in such Potential Holder's Bid.

(B) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest .001%.

(C) If an Order or Orders covering all Outstanding Series 2006-1 Auction Rate Notes owned by an Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the Principal Amount of Outstanding Series 2006-1 Auction Rate Notes owned by such Existing Holder and not subject to an Order submitted to the Auction Agent.

(D) Neither the Issuer, the Trustee nor the Auction Agent shall be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Holder or Potential Holder.

(E) If any Existing Holder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the Principal Amount of Outstanding Series 2006-1 Auction Rate Notes owned by such Existing Holder, such Orders shall be considered valid as follows and in the following order of priority:

(1) All Hold Orders shall be considered valid, but only up to the aggregate Principal Amount of Outstanding Series 2006-1 Auction Rate Notes held by such Existing Holder, and if the aggregate Principal Amount of Series 2006-1 Auction Rate Notes subject to such Hold Orders exceeds the aggregate Principal Amount of Series 2006-1 Auction Rate Notes held by such Existing Holder, the aggregate Principal Amount of Series 2006-1 Auction Rate Notes subject to each such Hold Order shall be reduced pro rata so that the aggregate Principal Amount of Series 2006-1 Auction Rate Notes subject to such Hold Order equals the aggregate Principal Amount of Outstanding Series 2006-1 Auction Rate Notes owned by such Existing Holder.

(2) (a) any Bid shall be considered valid up to an amount equal to the excess of the Principal Amount of Outstanding Series 2006-1 Auction Rate Notes owned by such Existing Holder over the aggregate Principal Amount of Series 2006-1 Auction Rate Notes subject to any Hold Order referred to in clause (1) of this paragraph (E);

(b) subject to subclause (a) of this clause (2), if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the aggregate Principal Amount of Outstanding Series 2006-1 Auction Rate Notes subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including an amount equal to such excess, and the stated amount of Outstanding Series 2006-1 Auction Rate Notes subject to each Bid with the same rate shall be reduced pro rata to cover the stated amount of Outstanding Series 2006-1 Auction Rate Notes equal to such excess;

(c) subject to subclauses (a) and (b) of this clause (2), if more than one Bid with different rates are submitted on behalf of such Existing Holder, such Bids shall be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess; and

(d) in any such event, the amount of Outstanding Series 2006-1 Auction Rate Notes, if any, subject to Bids not valid under this clause (B) shall be treated as the subject of a Bid by a Potential Holder at the rate therein specified; and

(3) All Sell Orders shall be considered valid up to an amount equal to the excess of the Principal Amount of Outstanding Series 2006-1 Auction Rate Notes held by such Existing Holder over the aggregate Principal Amount of Series 2006-1 Auction Rate Notes subject to valid Hold Orders referred to in clause (1) of this paragraph (E) and valid Bids referred to in clause (2) of this paragraph (E).

(F) If more than one Bid for Series 2006-1 Auction Rate Notes is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and Principal Amount therein specified.

(G) Any Bid or Sell Order submitted by an Existing Holder covering an aggregate Principal Amount of Series 2006-1 Auction Rate Notes not equal to an Authorized Denomination shall be rejected and shall be deemed a Hold Order. Any Bid submitted by a Potential Holder covering an aggregate Principal Amount of Series 2006-1 Auction Rate Notes not equal to an Authorized Denomination shall be rejected.

(H) Any Bid submitted by an Existing Holder or a Potential Holder specifying a rate lower than the All Hold Rate shall be treated as a Bid specifying the All Hold Rate, and any such Bid shall be considered as valid and shall be selected in the ascending order of the respective rates in the Submitted Bids.

(I) An Existing Holder that offers to purchase additional Series 2006-1 Auction Rate Notes is, for purposes of such offer, treated as a Potential Holder.

(J) Any Bid specifying a rate higher than the Maximum Interest Rate will (i) be treated as a Sell Order if submitted by an Existing Holder and (ii) not be accepted if submitted by a Potential Holder.

(iii) Determination of Sufficient Bids, Auction Rate and Winning Bid Rate.

(A) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being herein referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order," and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

(1) the excess of the total Principal Amount of Outstanding Series 2006-1 Auction Rate Notes over the sum of the aggregate Principal Amount of Outstanding Series 2006-1 Auction Rate Notes subject to Submitted Hold Orders (such excess being herein referred to as the "Available Series 2006-1 Auction Rate Notes"), and

(2) from the Submitted Orders whether:

(a) the aggregate Principal Amount of Outstanding Series 2006-1 Auction Rate Notes subject to Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Interest Rate exceeds or is equal to the sum of:

(b) the aggregate Principal Amount of Outstanding Series 2006-1 Auction Rate Notes subject to Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Interest Rate, and

(c) the aggregate Principal Amount of Outstanding Series 2006-1 Auction Rate Notes subject to Submitted Sell Orders;

(in the event such excess or such equality exists, other than because all of the Outstanding Series 2006-1 Auction Rate Notes are subject to Submitted Hold Orders, such Submitted Bids described in subclause (a) above shall be referred to collectively as "Sufficient Bids"); and

(3) if Sufficient Bids exist, the Winning Bid Rate, which shall be the lowest rate specified in such Submitted Bids such that if:

(y) each such Submitted Bid from Existing Holders specifying such lowest rate and (z) all other Submitted Bids from Existing Holders specifying lower rates were rejected (thus entitling such Existing Holders to continue to own the Principal Amount of Series 2006-1 Auction Rate Notes subject to such Submitted Bids); and

(y) each such Submitted Bid from Potential Holders specifying such lowest rate and (z) all other Submitted Bids from Potential Holders specifying lower rates were accepted;

the result would be that such Existing Holders described in subclause (a) above would continue to own an aggregate Principal Amount of Outstanding Series 2006-1 Auction Rate Notes which, when added to the aggregate Principal Amount of Outstanding Series 2006-1 Auction Rate Notes to be purchased by such Potential Holders described in subclause (b) above, would equal not less than the Available Series 2006-1 Auction Rate Notes.

(B) Promptly after the Auction Agent has made the determinations pursuant to Section 2.02(a)(iii)(A) hereof, the Auction Agent shall advise the Trustee, the Broker-Dealers and the Issuer of the Maximum Auction Rate, the Maximum Interest Rate, the All Hold Rate, One-Month LIBOR and the Applicable LIBOR-Based Rate and the components thereof on the Auction Date and, based on such determinations, the Auction Rate for the next succeeding Interest Period as follows:

(1) if Sufficient Bids exist, that the Auction Rate for the next succeeding Interest Period shall be equal to the Winning Bid Rate so determined;

(2) if Sufficient Bids do not exist (other than because all of the Outstanding Series 2006-1 Auction Rate Notes are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Interest Period shall be equal to the Maximum Rate; or

(3) if all Outstanding Series 2006-1 Auction Rate Notes are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Interest Period shall be equal to the All Hold Rate.

(C) Promptly after the Auction Agent has determined the Auction Rate, the Auction Agent will determine and advise the Trustee of the Applicable Interest Rate, which shall not exceed the Maximum Rate.

If for any Interest Period the Auction Rate exceeds the Maximum Rate, the Applicable Interest Rate for such Interest Period shall equal the Maximum Rate. If the Maximum Auction Rate is less than the Auction Rate, the Applicable Interest Rate will be the Maximum Auction Rate. If the Auction Agent has not received Sufficient Bids (other than because all of the Outstanding Series 2006-1 Auction Rate Notes are subject to Submitted Hold Orders), the Applicable Interest Rate will be the Maximum Rate. In any of the cases described above, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (B) of Section 2.02(a)(iv) hereof.

(iv) Acceptance and Rejection of Submitted Bids and Submitted Sell Orders. Existing Holders shall continue to own the Principal Amount of Series 2006-1 Auction Rate Notes that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to Section 2.02(a)(iii)(A) hereof, Submitted Bids and Submitted Sell Orders shall be accepted or rejected, and the Auction Agent shall take such other action as described below:

(A) if Sufficient Bids have been made, all Submitted Sell Orders shall be accepted and, subject to the provisions of paragraphs (D) and (E) of this Section 2.02(a)(iv), Submitted Bids shall be accepted or rejected as follows in the following order of priority, and all other Submitted Bids shall be rejected:

(1) Existing Holders' Submitted Bids specifying any rate that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the aggregate Principal Amount of Series 2006-1 Auction Rate Notes subject to such Submitted Bids;

(2) Existing Holders' Submitted Bids specifying any rate that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to own the aggregate Principal Amount of Series 2006-1 Auction Rate Notes subject to such Submitted Bids;

(3) Potential Holders' Submitted Bids specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring such Potential Owner to purchase the aggregate Principal Amount of Series 2006-1 Auction Rate Notes subject to such Submitted Bid;

(4) Each Existing Holders' Submitted Bid specifying a rate that is equal to the Winning Bid Rate shall be rejected, thus entitling such Existing Holder to continue to own the aggregate Principal Amount of Series 2006-1 Auction Rate Notes subject to such Submitted Bid, unless the aggregate Principal Amount of Outstanding Series 2006-1 Auction Rate Notes subject to all such Submitted Bids shall be greater than the Principal Amount of Series 2006-1 Auction Rate Notes (the "Remaining Principal Amount") equal to the excess of the Available Series 2006-1 Auction Rate Notes over the aggregate Principal Amount of Series 2006-1 Auction Rate Notes subject to Submitted Bids described in clauses (2) and (3) of this Section 2.02(a)(iv)(A), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to own the Principal Amount of Series 2006-1 Auction Rate Notes subject to such Submitted Bid, but only in an amount equal to the aggregate Principal Amount of Series 2006-1 Auction Rate Notes obtained by multiplying the Remaining Principal Amount by a fraction, the numerator of which shall be the Principal Amount of Outstanding Series 2006-1 Auction Rate Notes owned by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the Principal Amount of Outstanding Series 2006-1 Auction Rate Notes subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

(5) Each Potential Holder's Submitted Bid specifying a rate that is equal to the Winning Bid Rate shall be accepted, but only in an amount equal to the Principal Amount of Series 2006-1 Auction Rate Notes obtained by multiplying the excess of the aggregate Principal Amount of Available Series 2006-1 Auction Rate Notes over the aggregate Principal Amount of Series 2006-1 Auction Rate Notes subject to Submitted Bids described in clauses (2), (3) and (4) of this Section 2.02(a)(iv)(A) by a fraction, the numerator of which shall be the aggregate Principal Amount of Outstanding Series 2006-1 Auction Rate Notes subject to such Submitted Bid and the denominator of which shall be the sum of the Principal Amount of Outstanding Series 2006-1 Auction Rate Notes subject to Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate.

(B) If Sufficient Bids have not been made (other than because all of the Outstanding Series 2006-1 Auction Rate Notes are subject to Submitted Hold Orders), subject to the provisions of Section 2.02(iv)(D) hereof, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

(1) Existing Holders' Submitted Bids specifying any rate that is equal to or lower than the Maximum Rate shall be rejected, thus entitling such Existing Holders to continue to own the aggregate Principal Amount of Series 2006-1 Auction Rate Notes subject to such Submitted Bids;

(2) Potential Holders' Submitted Bids specifying any rate that is equal to or lower than the Maximum Rate shall be accepted, thus requiring each Potential Holder to purchase the aggregate Principal Amount of Series 2006-1 Auction Rate Notes subject to such Submitted Bids; and

(3) each Existing Holder's Submitted Bid specifying any rate that is higher than the Maximum Rate and each Existing Holder's Submitted Sell Order shall be accepted, thus entitling each Existing Holder that submitted any such Submitted Bid or Submitted Sell Order to sell the Series 2006-1 Auction Rate Notes subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate Principal Amount of Series 2006-1 Auction Rate Notes obtained by multiplying the aggregate Principal Amount of Series 2006-1 Auction Rate Notes subject to Submitted Bids described in clause (2) of this Section 2.02(iv)(B) by a fraction, the numerator of which shall be the aggregate Principal Amount of Outstanding Series 2006-1 Auction Rate Notes owned by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate Principal Amount of Outstanding Series 2006-1 Auction Rate Notes subject to all such Submitted Bids and Submitted Sell Orders.

(C) If all Outstanding Series 2006-1 Auction Rate Notes are subject to Submitted Hold Orders, all Submitted Bids shall be rejected.

(D) If, as a result of the procedures described in paragraph (A) or (B) of this Section 2.02(iv), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a Principal Amount of Series 2006-1 Auction Rate Notes that is not equal to an Authorized Denomination, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the Principal Amount of Series 2006-1 Auction Rate Notes to be purchased or sold by any Existing Holder or Potential Holder so that the Principal Amount of Series 2006-1 Auction Rate Notes purchased or sold by each Existing Holder or Potential Holder shall be equal to an Authorized Denomination.

(E) If, as a result of the procedures described in paragraph (A) of this Section 2.02(iv), any Potential Holder would be entitled or required to purchase less than an Authorized Denomination of Series 2006-1 Auction Rate Notes, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate Series 2006-1 Auction Rate Notes for purchase among Potential Holders so that only Series 2006-1 Auction Rate Notes in Authorized Denominations are purchased by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any Series 2006-1 Auction Rate Notes.

(v) Based on the result of each Auction, the Auction Agent shall determine the aggregate Principal Amount of Series 2006-1 Auction Rate Notes to be purchased and the aggregate Principal Amount of Series 2006-1 Auction Rate Notes to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate Principal Amount of Series 2006-1 Auction Rate Notes to be sold differs from such aggregate Principal Amount of Series 2006-1 Auction Rate Notes to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Series 2006-1 Auction Rate Notes.

(vi) Any calculation by the Auction Agent, the Issuer or the Trustee, as applicable, of the Applicable Interest Rate, the Applicable LIBOR-Based Rate, the Maximum Auction Rate, the Maximum Interest Rate, the All Hold Rate and the Non-Payment Rate shall, in the absence of manifest error, be binding on all other parties.

(vii) Notwithstanding anything in the Seventh Supplement to the contrary notwithstanding, no Auction will be held on any Auction Date hereunder during the continuance of a Payment Default (or on the next Business Day after a Payment Default is cured) or if the Series 2006-1 Auction Rate Notes are no longer in Book-Entry-Form.

The Issuer shall not, and shall not cause (or, to the extent within its control, permit) any affiliate to, submit any Order (other than a Sell Order) in any Auction.

(b) Determination of Payment Defaults and Payment of Auction Agent and Broker-Dealer Fees.

(i) The Trustee shall determine, not later than 2:00 p.m., New York City time, on the Business Day next preceding each Interest Payment Date, whether a Payment Default has occurred. If a Payment Default has occurred, the Trustee shall, not later than 2:15 p.m., New York City time, on such Business Day, send a notice thereof in substantially the form of Exhibit C attached hereto to the Auction Agent by telecopy or similar means and, if such Payment Default is cured, the Trustee shall immediately send a notice in substantially the form of Exhibit D attached hereto to the Auction Agent by telecopy or similar means.

(ii) Not later than 12:00 noon, New York City time, on each Interest Payment Date, the Issuer shall pay or cause to be paid to the Auction Agent, in immediately available funds out of amounts available therefor in the Administration Fund, an amount equal to the Auction Agent Fee and the Broker-Dealer Fee as calculated in accordance with the Auction Agent Agreement. The Issuer shall, from time to time at the request of the Auction Agent, reimburse the Auction Agent for its reasonable expenses as provided in the Auction Agent Agreement, such expenses to be paid out of amounts available therefor in the Administration Fund

(c) Calculation of Various Rates. The Auction Agent shall calculate the Maximum Auction Rate, the All Hold Rate and the Applicable LIBOR-Based Rate on each Auction Date and shall notify the Issuer, Trustee and the Broker-Dealers of the Maximum Auction Rate, the Maximum Interest Rate, the All Hold Rate and the Applicable LIBOR-Based Rate, all as provided in the Auction Agent Agreement. If the ownership of the Series 2006-1 Auction Rate Notes is no longer maintained in Book-Entry Form by the Securities Depository, the Trustee shall calculate the Maximum Rate on the Business Day immediately preceding the first day of each Interest Period after the delivery of definitive Series 2006-1 Auction Rate Notes pursuant to Section 8 of the Seventh Supplement. If a Payment Default shall have occurred, the Trustee shall calculate the Non-Payment Rate on the Interest Rate Determination Date for (i) each Interest Period commencing after the occurrence and during the continuance of such Payment Default and (ii) any Interest Period commencing less than two Business Days after the cure of any Payment Default. The Auction Agent shall determine the Applicable LIBOR-Based Rate for each Interest Period other than the Initial Interest Period; provided that if the ownership of the Series 2006-1 Auction Rate Notes is no longer maintained in Book-Entry Form, or if a Payment Default has occurred, then the Trustee shall determine the Applicable LIBOR-Based Rate for each such Interest Period.

For any Interest Period for which any Carry-Over Amount exists, the Auction Agent shall calculate One-Month LIBOR.

The Issuer shall determine on each Auction Date whether the Net Loan Rate Restriction Period is applicable for the next Auction Period and, if it is, the Issuer shall notify the Trustee, the Auction Agent and the Broker-Dealers of such event. If the Net Loan Rate Restriction Period is applicable for an Auction Period, the Issuer shall calculate the Net Loan Rate, the Adjusted Student Loan Portfolio Rate of Return and the Program Expense Percentage and shall notify the Trustee, the Auction Agent and the Broker-Dealers of such calculations.

(d) Notification of Rates, Amounts and Payment Dates.

(i) By 10:00 a.m., New York City time, on each Regular Record Date with respect to the Series 2006-1 Auction Rate Notes, the Trustee shall determine the aggregate amounts of interest distributable on the next succeeding Interest Payment Date to the beneficial owners thereof.

(ii) As soon as practicable prior to each Interest Payment Date with respect to the Series 2006-1 Auction Rate Notes, the Trustee shall:

(A) confirm with the Auction Agent, so long as no Payment Default has occurred and is continuing and the ownership of the Series 2006-1 Auction Rate Notes is maintained in Book-Entry Form by the Securities Depository, (1) the date of such next Interest Payment Date and (2) the amount payable to the Auction Agent on such Interest Payment Date pursuant to Section 2.02(b)(ii) of this Annex I;

(B) advise the Securities Depository, so long as the ownership of the Series 2006-1 Auction Rate Notes is maintained in Book-Entry Form by the Securities Depository, upon request, of the aggregate amount of interest, and the aggregate amount (if any) of Carry-Over Amount and interest thereon, distributable on the next succeeding Interest Payment Date to the beneficial owners thereof; and

(C) pursuant to Section 2.01 of this Annex I, advise the Holders of Series 2006-1 Auction Rate Notes of any Carry-Over Amount accruing on such series.

(e) Auction Agent.

(i) Deutsche Bank Trust Company Americas is hereby appointed as Initial Auction Agent to serve as agent for the Issuer in connection with Auctions. The Trustee and the Issuer will, and the Trustee is hereby directed to, enter into the Initial Auction Agent Agreement with Deutsche Bank Trust Company Americas, as the Initial Auction Agent. Any Substitute Auction Agent shall be (i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Trustee in writing and having a combined capital stock or surplus of at least $50,000,000, or (ii) a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it hereunder and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by the Seventh Supplement, including this Annex I, by giving at least 90 days' notice to the Trustee, each Market Agent and the Issuer. The Auction Agent may be removed at any time by the Trustee upon the written direction of an Authorized Officer of the Issuer or the Holders of 66-2/3% of the aggregate Principal Amount of the Series 2006-1 Auction Rate Notes then Outstanding, and if by such Holders, by an instrument signed by such Holders or their attorneys and filed with the Auction Agent, the Issuer and the Trustee upon at least 90 days' notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences shall be effective unless and until a Substitute Auction Agent has been appointed and has accepted such appointment. However, if a Substitute Auction Agent shall not have been appointed within 60 days from the date of a notice of resignation, the resigning Auction Agent may petition any court of competent jurisdiction for the appointment of a Substitute Auction Agent. If required by the Issuer, a Substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 25 days after notifying the Trustee, each Market Agent and the Issuer in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

(ii) If the Auction Agent shall resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Trustee at the direction of an Authorized Officer of the Issuer, shall use its best efforts to appoint a Substitute Auction Agent.

(iii) The Auction Agent is acting as agent for the Issuer in connection with Auctions. In the absence of bad faith, negligent failure to act or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

(iv) In the event of a change in the Auction Agent Fee Rate pursuant to Section 3.04(a) of the Auction Agent Agreement, the Auction Agent shall give notice thereof to the Trustee in accordance with the Auction Agent Agreement.

(f) Broker-Dealers.

(i) The Auction Agent will enter into a Broker-Dealer Agreement with Goldman, Sachs & Co., as the initial Broker-Dealer. An Authorized Officer of the Issuer may, from time to time, approve one or more additional persons to serve as Broker-Dealers under Broker-Dealer Agreements and shall be responsible for providing such Broker-Dealer Agreements to the Trustee and the Auction Agent.

(ii) Any Broker-Dealer may be removed at any time, at the request of an Authorized Officer of the Issuer, but there shall, at all times, be at least one Broker-Dealer appointed and acting as such with respect to the Series 2006-1 Auction Rate Notes.

(g) Changes in Auction Period or Periods.

(i) While any of the Series 2006-1 Auction Rate Notes are Outstanding, the Issuer may, from time to time, convert the length of one or more Auction Periods and designate an Auction Period of a different length than set forth in the definition of Interest Period (an "Auction Period Adjustment"), in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the Applicable Interest Rate borne by the Series 2006-1 Auction Rate Notes. The Issuer shall not initiate an Auction Period Adjustment unless it shall have received, not less than 10 days nor more than 20 days prior to the Auction Period Adjustment, the written consent of the applicable Market Agent, which consent shall not be unreasonably withheld. The Issuer shall initiate the Auction Period Adjustment by giving written notice by Issuer Order to the Trustee, the Auction Agent, the applicable Market Agent and the Securities Depository in substantially the form of, or containing substantially the information contained in, Exhibit E to the Seventh Supplement at least ten days prior to the Auction Date for such Auction Period.

(ii) An Auction Period Adjustment shall take effect only (A) if the Trustee and the Auction Agent receive, by 11:00 a.m., New York City time, on the Business Day before the Auction Date for the first such Auction Period, an Issuer Certificate in substantially the form attached as, or containing substantially the same information contained in, Exhibit F to the Seventh Supplement, authorizing the Auction Period Adjustment specified in such certificate along with written confirmation that the Rating Agency Condition has been satisfied with respect to such Auction Period Adjustment, and (B) Sufficient Bids exist as of the Auction on the Auction Date for such first Auction Period. If the condition referred to in (A) above is not met, the Applicable Interest Rate for the next Auction Period shall be determined pursuant to the provisions of subsections (a) through (d) of this Section and the Auction Period shall be the Auction Period determined without reference to the proposed change. If the condition referred to in (A) above is met but the condition referred to in (B) above is not met, the Applicable Interest Rate for the next Auction Period shall be the Maximum Rate, and in either case the Auction Period shall be the Auction Period determined without reference to the proposed change.

(iii) In connection with any Auction Period Adjustment, the Auction Agent shall provide such further notice to such parties as is specified in Section 2.06(a) of the Auction Agent Agreement.

           (h) Changes in the Auction Date. The applicable Market Agent, with the written consent of an Authorized Officer of the Issuer, may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" in Article I of this Annex I with respect to one or more specified Auction Periods for the Series 2006-1 Auction Rate Notes, designate a Series Auction Date different than as set forth in the definition of Interest Period in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the Applicable Interest Rate borne by the Series 2006-1 Auction Rate Notes. The applicable Market Agent shall deliver a written request for consent to such change in the Auction Date to the Issuer not less than three days nor more than twenty days prior to the effective date of such change. The applicable Market Agent shall provide notice of its determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least three days prior to the proposed changed Auction Date to the Trustee, the Auction Agent, the Issuer and the Securities Depository. Such notice shall be substantially in the form of, or contain substantially the information contained in, Exhibit G to the Seventh Supplement.

           In connection with any change described in this Section 2.02(g), the Auction Agent shall provide such further notice to such parties as is specified in Section 2.06(b) of the Auction Agent Agreement.

           Section 2.03 Additional Provisions Regarding the Applicable Interest Rate. The determination of each Applicable Interest Rate by the Auction Agent or any other Person pursuant to the provisions of this Annex I shall be conclusive and binding on the Holders of the Series 2006-1 Auction Rate Notes, and the Issuer and the Trustee may rely thereon for all purposes.

           In no event shall the cumulative amount of interest paid or payable on the Series 2006-1 Auction Rate Notes (including interest calculated as provided herein, plus any other amounts that constitute interest on the Series 2006-1 Auction Rate Notes of such series under applicable law, which are contracted for, charged, reserved, taken or received pursuant to the Series 2006-1 Auction Rate Notes of such series or related documents) calculated from the Closing Date of such series through any subsequent day during the term of such series or otherwise prior to payment in full of the Series 2006-1 Auction Rate Notes of such series exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Series 2006-1 Auction Rate Notes of such series, or related documents or otherwise contracted for, charged, reserved, taken or received in connection with the Series 2006-1 Auction Rate Notes of such series, or if the redemption or acceleration of the maturity of the Series 2006-1 Auction Rate Notes of such series results in payment to or receipt by the Holder or any former Holder of the Series 2006-1 Auction Rate Notes of such series of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of the Series 2006-1 Auction Rate Notes of such series or related documents to the contrary, all excess amounts theretofore paid or received with respect to the Series 2006-1 Auction Rate Notes of such series shall be credited on the Principal Amount of the Series 2006-1 Auction Rate Notes of such series (or, if the Series 2006-1 Auction Rate Notes of such series have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the Series 2006-1 Auction Rate Notes of such series and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the Series 2006-1 Auction Rate Notes of such series and under the related documents.

           Section 2.04 Qualifications of Market Agent. Each Market Agent shall be a member of the National Association of Securities Dealers, Inc., have a capitalization of at least $50,000,000 and be authorized by law to perform all the duties imposed upon it by the Seventh Supplement, including this Annex I. Any Market Agent may resign and be discharged of the duties and obligations created by the Seventh Supplement, including this Annex I, by giving at least 90 days' notice to the Issuer and the Trustee, provided that such resignation shall not be effective until the appointment of a successor market agent by the Issuer and the acceptance of such appointment by such successor market agent. Any Market Agent may be replaced at the direction of the Issuer, by an instrument signed by an Authorized Officer of the Issuer filed with such Market Agent and the Trustee at least thirty days before the effective date of such replacement, provided that such replacement shall not be effective until the appointment of a successor market agent by the Issuer and the acceptance of such appointment by such successor market agent.

           In the event that any Market Agent shall be removed or be dissolved, or if the property or affairs of any Market Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and there is no Market Agent for the Series 2006-1 Auction Rate Notes, and the Issuer shall not have appointed its successor as Market Agent, the Trustee, notwithstanding the provisions of the first paragraph of this Section 2.04, shall be deemed to be the Market Agent for the Series 2006-1 Auction Rate Notes for all purposes of the Seventh Supplement, including this Annex I, until the appointment by the Issuer of the successor Market Agent. Nothing in this Section 2.04 shall be construed as conferring on the Trustee additional duties other than as set forth herein.

ANNEX II

CERTAIN TERMS AND PROVISIONS OF
THE SERIES 2006-1 RESET RATE NOTES

ARTICLE I

DEFINITIONS

           "30/360" shall mean that interest is calculated on the basis of a 360-day year consisting of twelve 30-day months

           "91-day Treasury Bill Rate" shall mean for any relevant Interest Rate Determination Date, prior to each related Interest Rate Change Date, the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks ("91-day Treasury Bills") sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the U.S. Department of the Treasury. In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may be. The 91-day Treasury Bill Rate will be subject to a Lock-In Period of six Business Days.

           "Actual/360" shall mean that interest is calculated on the basis of the actual number of days elapsed in a year of 360 days.

           "Actual/365 (fixed)" shall mean that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year.

          "Actual/Actual (accrual basis)" shall mean that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year.

          "Actual/Actual (ISMA)" shall mean a calculation in accordance with the definition of "Actual/Actual" adopted by the International Securities Market Association ("ISMA"), which shall mean that interest is calculated on the following basis:

(a) where the number of days in the relevant Interest Accrual Period is equal to or shorter than the Determination Period during which such Interest Accrual Period ends, the number of days in such Interest Accrual Period divided by the product of (i) the number of days in such Determination Period and (ii) the number of Distribution Dates that would occur in one calendar year; or

(b) where the Interest Accrual Period is longer than the Determination Period during which the Interest Accrual Period ends, the sum of:

          (i) the number of days in such Interest Accrual Period falling in the Determination Period in which the Interest Accrual Period begins divided by the product of (A) the number of days in such Determination Period and (B) the number of Distribution Dates that would occur in one calendar year; and

          (ii) the number of days in such Interest Accrual Period falling in the next Determination Period divided by the product of (A) the number of days in such Determination Period and (B) the number of Distribution Dates that would occur in one calendar year;

          where "Determination Period" shall mean the period from and including one Calculation Date to but excluding the next Calculation Date, "Distribution Date" shall mean the date of any distribution on a series of Series 2006-1 Reset Rate Notes and "Calculation Date" shall mean, in each year, each of those days in the calendar year that are specified herein as being the scheduled Distribution Dates.

          "Actual/Actual (payment basis)" shall mean that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be.

          "All Hold Rate" shall mean, for each series of Series 2006-1 Reset Rate Notes, the applicable Index plus or minus the related Spread (with respect to Series 2006-1 Reset Rate Notes that will bear interest at a floating rate), the applicable auction rate (determined pursuant to Annex I) or the applicable fixed rate, which may be expressed as the fixed rate pricing benchmark plus or minus a spread (with respect to the Series 2006-1 Reset Rate Notes that will bear interest at a fixed rate), that the Remarketing Agents, in consultation with the Issuer Administrator, determine will be in effect, unless the related Call Option or Optional Redemption is exercised, in the event that 100% of the holders of that series of Series 2006-1 Reset Rate Notes choose to hold their Series 2006-1 Reset Rate Notes for the upcoming Reset Period. The All Hold Rate shall be a rate that the Remarketing Agents, in consultation with the Issuer Administrator, determine based upon then-existing market conditions.

          "Call Option" shall mean, the option described in Section 2.06 of this Annex II owned by College Loan Corporation or one of its subsidiaries as a permitted transferee to purchase 100% of a series of Series 2006-1 Reset Rate Notes on any Reset Date or on any date following a Failed Remarketing, exercisable at a price equal to 100% of the Outstanding Principal Amount of such series of Series 2006-1 Reset Rate Notes, less all amounts distributed to the Noteholders of such series as a payment of principal on the related Quarterly Distribution Date, plus any accrued and unpaid interest not paid by the Issuer on the related Quarterly Distribution Date, and pursuant to the terms and conditions set forth in this Annex II.

          "Call Option Notice" shall mean a written notice from the holder of the Call Option stating its desire to exercise the Call Option on the related Reset Date, delivered to each Clearing Agency, the Trustee, the Remarketing Agents and the Rating Agencies.

          "Call Rate" shall mean the rate of interest that is either: (a) if a series of Series 2006-1 Reset Rate Notes did not have at least one related Swap Agreement in effect during the previous Reset Period, the rate applicable for the most recent Reset Period during which the Failed Remarketing Rate was not in effect; or (b) if a series of Series 2006-1 Reset Rate Notes had one or more related Swap Agreements in effect during the previous Reset Period, the weighted average of the floating rates of interest that were due to the related Swap Counterparties from the Issuer during the previous Reset Period for such series of Series 2006-1 Reset Rate Notes. This rate will continue to apply for each Reset Period while the holder of the Call Option retains such series of Series 2006-1 Reset Rate Notes.

          "CMT Rate" shall mean, for any relevant Interest Rate Determination Date prior to each related Interest Rate Change Date, the rate displayed on the applicable Designated CMT Moneyline Telerate Page shown below by 3:00 p.m., New York City time, on that Interest Rate Determination Date under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15. . . .Mondays Approximately 3:45 p.m.," under the column for: (a) if the Designated CMT Moneyline Telerate Page is 7051, the rate on that Interest Rate Determination Date; or (b) if the Designated CMT Moneyline Telerate Page is 7052, the average for the week, the month or the quarter, as specified on the Remarketing Terms Determination Date, ended immediately before the week in which the related Interest Rate Determination Date occurs. The following procedures will apply if the CMT Rate cannot be determined as described above: (i) if the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that Interest Rate Determination Date, unless the calculation is made earlier and the rate is available from that source at that time on that Interest Rate Determination Date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate; (ii) if the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that Interest Rate Determination Date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant Interest Rate Determination Date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the Indenture Trustee determines to be comparable to the rate formerly displayed on the Designated CMT Moneyline Telerate Page shown above and published in H.15(519); (iii) if the rate described in the prior paragraph cannot be determined, then the Indenture Trustee will determine the CMT Rate to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant Interest Rate Determination Date reported, according to their written records, by leading primary United States government securities dealers in New York City. The Indenture Trustee will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct noncallable fixed rate obligations of the United States Treasury ("Treasury Notes") with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount; (iv) if the Indenture Trustee cannot obtain three Treasury Note quotations of the kind described in clause (iii) above, the Indenture Trustee will determine the CMT Rate to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant Interest Rate Determination Date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the Indenture Trustee will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the Indenture Trustee will obtain quotations for the Treasury Note with the shorter remaining term to maturity; (v) if three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant Interest Rate Determination Date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated; or (vi) if fewer than three leading primary United States government securities dealers selected by the Indenture Trustee are quoting as described in clause (v) above, the CMT Rate will remain the CMT Rate then in effect on that Interest Rate Determination Date.

          "College Loan Eligible Purchaser" shall mean College Loan Corporation or any of its affiliates; provided that any such affiliate has at no time owned an interest in any of the Financed Eligible Loans.

          "Commercial Paper Rate" shall mean, for any relevant Interest Rate Determination Date prior to each related Interest Rate Change Date, the Bond Equivalent Yield (as defined below) of the rate for 90-day commercial paper, as published in H.15(519) prior to 3:00 p.m., New York City time, on that Interest Rate Determination Date under the heading "Commercial Paper—Financial." If the rate described above is not published in H.15(519) by 3:00 p.m., New York City time, on that Interest Rate Determination Date, unless the calculation is made earlier and the rate was available from that source at that time, then the Commercial Paper Rate will be the Bond Equivalent Yield of the rate on the relevant Interest Rate Determination Date, for commercial paper having the index maturity specified on the Remarketing Terms Determination Date, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading "Commercial Paper—Financial." For purposes of this definition of "Commercial Paper Rate," the "Bond Equivalent Yield" equals [(NxD)/[360(Dx90)] times 100], where "D" refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and "N" refers to 365 or 366, as the case may be. If the rate described above cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that Interest Rate Determination Date. Unless otherwise specified on the Remarketing Terms Determination Date, the Commercial Paper Rate will be subject to a Lock-In Period of six Business Days.

          "Currency Swap Agreement" shall mean with respect to a series of Series 2006-1 Reset Rate Notes in a Foreign Exchange Mode, each Swap Agreement between the Issuer and the related Currency Swap Counterparty which (a) converts the secondary market trade proceeds into U.S. Dollars received on the effective date of such Currency Swap Agreement on the Closing Date from the sale of such series of Series 2006-1 Reset Rate Notes to U.S. Dollars); (b) converts all principal payments in U.S. Dollars by the Issuer to the Noteholders of such series into the applicable currency; (c) converts the interest rate on such series from a LIBOR-based rate to a fixed, auction or floating rate payable in the applicable currency; (d) converts the U.S. Dollar equivalent of all secondary market trade proceeds received on the related Reset Date resulting in the successful remarketing of such series of Series 2006-1 Reset Rate Notes or the exercise of a Call Option into the applicable currency for the payment of principal to the tendering Noteholders of such series; and (e) pays to the Paying Agent, on behalf of the Issuer, for the benefit of the tendering Noteholders of such series of Series 2006-1 Reset Rate Notes, the required amount of additional interest at the interest rate applicable to the tendered Series 2006-1 Reset Rate Notes resulting from any required delay in Reset Date payments through Euroclear and Clearstream.

          "Currency Swap Counterparty" shall mean each Eligible Counterparty that is a party, in its capacity as swap counterparty, to the related Currency Swap Agreement.

          "Day Count Basis" shall mean 30/360, Actual/360, Actual/365 (fixed), Actual/Actual (accrual basis), Actual/Actual (ISMA) or Actual/Actual (payment basis), as applicable, or any other day count basis set forth in the Remarketing Terms Notice.

          "Eligible Counterparty" shall mean any entity, which may be an affiliate of a Remarketing Agent, engaged in the business of entering into derivative instrument contracts that satisfies the Rating Agency Condition.

          "Extension Rate" shall mean, for each Quarterly Distribution Date following a Failed Remarketing if a series of Series 2006-1 Reset Rate Notes is then in a Foreign Exchange Mode, the rate of interest payable to each related Currency Swap Counterparty, not to exceed Three-Month LIBOR plus 0.75%, unless the Remarketing Agents, in consultation with the Issuer Administrator, determine that market conditions or some other benefit to the Issuer requires a higher rate; provided that in such case the Rating Agency Condition is satisfied.

          ""EURIBOR" shall mean, with respect to any Interest Accrual Period, the Euro-zone interbank offered rate for deposits in Euros having the specified maturity commencing on the first day of the Interest Accrual Period, which appears on Telerate Page 248 as of 11:00 a.m. Brussels time, on the related EURIBOR Determination Date. If an applicable rate does not appear on Telerate Page 248, the rate for that day will be determined on the basis of the rates at which deposits in Euros having the specified maturity and in a principal amount of not less than €1,000,000, are offered at approximately 11:00 a.m., Brussels time, on that EURIBOR Determination Date, to prime banks in the Euro-zone interbank market by the Reference Banks. The Issuer Administrator will request the principal Euro-zone office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in the Euro-zone, selected by the Issuer Administrator, at approximately 11:00 a.m. Brussels time, on that EURIBOR Determination Date, for loans in Euros to leading European banks having the specified maturity and in a principal amount of not less than €1,000,000. If the banks selected as described above are not providing quotations, EURIBOR in effect for the applicable Interest Accrual Period will be EURIBOR for the specified maturity in effect for the previous Interest Accrual Period.

          "EURIBOR Determination Date" shall mean, for each Interest Accrual Period, the day that is two EURIBOR Settlement Days before the beginning of that Interest Accrual Period.

          "EURIBOR Settlement Day" shall mean any day on which TARGET is open which is also a day on which banks in New York, New York are open for business.

          "Failed Remarketing" shall mean, with respect to a series of Series 2006-1 Reset Rate Notes and each Reset Date, the situation where (a) the Remarketing Agents, in consultation with the Issuer Administrator, cannot establish one or more of the terms required to be set on the Remarketing Terms Determination Date (other than the related Spread, auction rate or fixed rate of interest), (b) the Remarketing Agents are unable to establish the related Spread, auction rate or fixed rate of interest on the Spread Determination Date or the interest rate resulting from the required Spread will exceed the Failed Remarketing Rate, (c) either the Remarketing Agents are unable to remarket some or all of the tendered Series 2006-1 Reset Rate Notes at the Spread, auction rate or fixed rate of interest established on the Spread Determination Date or any committed purchaser defaults on their purchase obligations and, in their sole discretion, the Remarketing Agents elect not to purchase those Series 2006-1 Reset Rate Notes themselves, (d) any failure of College Loan Corporation, or one of its designated affiliates, to purchase the applicable Series 2006-1 Reset Rate Notes on a Reset Date following the delivery of the related Call Option Notice, (e) the Remarketing Agents, in consultation with the Issuer Administrator, are unable to obtain one or more Swap Agreements meeting the required criteria, if applicable (f) any of the conditions specified in Section 8 of the Remarketing Agreement have not been satisfied or (g) any applicable Rating Agency Condition has not been satisfied.

          "Failed Remarketing Rate" shall mean, for any Reset Period that a series of Series 2006-1 Reset Rate Notes are denominated in U.S. Dollars, Three-Month LIBOR plus 0.75%; and for any Reset Period that a series of Series 2006-1 Reset Rate Notes are in a Foreign Exchange Mode, as will be determined on the related Spread Determination Date pursuant to the terms of the related Currency Swap Agreement. For the initial Reset Period, the Failed Remarketing Rate for each series of Series 2006-1 Reset Rate Notes will be .75%.

          "Federal Funds Rate" shall mean, for any relevant Interest Rate Determination Date prior to each related Interest Rate Change Date, the rate set forth for such day opposite the caption "Federal Funds (effective)" in the weekly statistical release designated H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System. If such rate is not published in the relevant H.15(519) for any day, the rate for such day shall be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged prior to 9:00 a.m., New York City time, on that day by each of four leading brokers in such transactions located in New York City selected by the Issuer Administrator. The Federal Funds Rate for each Saturday and Sunday and for any other that is not a Business Day shall be the Federal Funds Rate for the preceding Business Day as determined above.

          "Foreign Exchange Mode" shall mean that a series of Series 2006-1 Reset Rate Notes is then denominated in a currency other than U.S. Dollars during the related Reset Period.

          "GBP-LIBOR" shall mean, with respect to any Interest Accrual Period, the London interbank offered rate for deposits in Pounds Sterling having a maturity of three months, commencing on the first day of the Interest Accrual Period, which appears on Telerate Page 3750 as of 11:00 a.m. London time, on the related GBP-LIBOR Determination Date. If an applicable rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in Pounds Sterling, having the specified maturity and in a principal amount of not less than £1,000,000, are offered at approximately 11:00 a.m., London time, on that GBP-LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The Issuer Administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by prime banks in London, selected by the Issuer Administrator, at approximately 11:00 a.m. London time, on that GBP-LIBOR Determination Date, for loans in Pounds Sterling to leading European banks having the specified maturity and in a principal amount of not less than £1,000,000. If the banks selected as described above are not providing quotations, GBP-LIBOR in effect for the applicable Interest Accrual Period will be GBP-LIBOR for the specified maturity in effect for the previous Interest Accrual Period. For any GBP-LIBOR-based notes, interest due for any Interest Accrual Period always will be determined based on the actual number of days elapsed in the Interest Accrual Period over a 365-day year.

          "GBP-LIBOR Determination Date" shall mean, for each Interest Accrual Period, the day that is two GBP-LIBOR Settlement Days before the beginning of that Interest Accrual Period.

          "GBP-LIBOR Settlement Date" mean, for each Interest Accrual Period, the day that is two GPB LIBOR Settlement Days before the beginning of that Interest Accrual Period.

          "GBP-LIBOR Settlement Day" shall mean any day on which banks in both London and New York City are open for business.

          "H.15(519)" shall mean the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System.

           "H.15 Daily Update" shall mean the daily update for H.15(519), available through the world wide web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publications.

          "Hold Notice" shall mean a written statement (or an oral statement confirmed in writing, which may be by e-mail) by a Noteholder or beneficial owner of a Series 2006-1 Reset Rate Note denominated in U.S. Dollars during the then-current and immediately following Reset Periods, delivered to a Remarketing Agent that such Noteholder or beneficial owner desires to hold its Series 2006-1 Reset Rate Notes for the upcoming Reset Period and affirmatively agrees to receive a rate of interest of not less than the applicable All Hold Rate during that Reset Period.

          "Index" or "Indices" shall mean LIBOR, EURIBOR, GBP-LIBOR, a Commercial Paper Rate, the CMT Rate, the Federal Funds Rate, the 91-day Treasury Bill Rate, the Prime Rate or any other interest rate index specified in Schedule A to a Series 2006-1 Reset Rate Note.

          "Index Maturity" shall mean, with respect to any Interest Accrual Period, the interval between Interest Rate Change Dates for each applicable Index during such Interest Accrual Period, commencing on the first day of that Interest Accrual Period.

          "Initial Remarketing Agency Agreement" shall mean each agreement, substantially in the form of Annex II to the Remarketing Agreement to be entered into on each Remarketing Terms Determination Date (unless the Call Option has been exercised) among the Remarketing Agents, the Issuer Administrator and the Issuer.

          "Initial Reset Date" shall mean, for each series of Series 2006-1 Reset Rate Notes, April 27, 2009.

          "Initial Reset Date Notice" shall mean the written notice delivered pursuant to Section 2.02(a) of this Annex II.

          "Interest Rate Change Date" shall mean for each Interest Accrual Period, the date or dates, based on the applicable Index, on which the rate of interest for the Series 2006-1 Reset Rate Notes bearing interest at a floating rate is to be reset.

          "Interest Rate Determination Date" shall mean, for each Interest Accrual Period, and (a) for a series of Series 2006-1 Reset Rate Notes that bear interest at a LIBOR-, GBP-LIBOR- or EURIBOR-based rate, the related LIBOR, GBP-LIBOR Determination Date or EURIBOR Determination Date, as applicable, or (b) for a series of Series 2006-1 Reset Rate Notes that bear interest at a floating rate that is not LIBOR-, GBP-LIBOR- or EURIBOR-based, the applicable date or dates set forth in the Remarketing Terms Notice, on which the applicable rate of interest to be in effect as of the next Interest Rate Change Date will be determined by the Issuer Administrator.

          "Interest Rate Swap Agreement" shall mean, with respect to a series of Series 2006-1 Reset Rate Notes during any Reset Period when they are denominated in U.S. Dollars and (a) bear a fixed rate of interest (or bears interest based on LIBOR or a U.S. Commercial Paper Rate, if a Swap Agreement is to be entered into pursuant to the Reset Rate Note Procedures), or (b) bear interest based on an index other than LIBOR or a U.S. Commercial Paper Rate, any Swap Agreement between the Issuer and an Eligible Counterparty, to hedge the basis risk during the related Reset Period.

          "Lock-In Period" shall mean a period from the first day of such Lock-In Period (which may be expressed as a number of Business Days prior to a Quarterly Distribution Date) to the immediately succeeding Quarterly Distribution Date during which the interest rate, Index or other calculation in effect on the first day of such Lock-In Period shall remain in effect for every day in such Lock-In Period.

          "Notice Date" shall mean, for a series of Series 2006-1 Reset Rate Notes, 12:00 noon, New York City time, on the tenth day prior to the Reset Date for such series of Series 2006-1 Reset Rate Notes.

          "Optional Redemption" shall mean, the option described in Section 2.13 of this Annex II owned by the Issuer to redeem, in whole only, a series of Series 2006-1 Reset Rate Notes on any Reset Date, on any Interest Payment Date if such series is bearing interest at an auction rate or upon a Failed Remarketing, at a redemption price equal to 100% of the Outstanding Principal Amount of such series of Series 2006-1 Reset Rate Notes, less all amounts distributed to the Noteholders of such series as a payment of principal on the related redemption date, plus any accrued and unpaid interest not paid by the Issuer on the related redemption date, and pursuant to the terms and conditions set forth in this Annex II.

          "Prime Rate" shall mean, for any relevant Interest Rate Determination Date prior to each related Interest Rate Change Date, the prime rate or base lending rate on that date, as published in H.15(519), prior to 3:00 p.m., New York City time, on that Interest Rate Determination Date under the heading "Bank Prime Loan." The Issuer Administrator will observe the following procedures if the Prime Rate cannot be determined as described above: (a) if the rate described above is not published in H.15(519) prior to 3:00 p.m., New York City time, on the relevant Interest Rate Determination Date unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that Interest Rate Determination Date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption "Bank Prime Loan"; (b) if the above rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant Interest Rate Determination Date, then the Issuer Administrator will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters screen designated as "USPRIME1" as that bank's prime rate or base lending rate as in effect on that Interest Rate Determination Date; (c) if fewer than four rates appear on the Reuters screen USPRIME1 page on the relevant Interest Rate Determination Date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that Interest Rate Determination Date by three major banks in New York City selected by the Issuer Administrator; or (d) if the banks selected by the Issuer Administrator are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that Interest Rate Determination Date.

          "Reference Banks" shall mean, with respect to (a) LIBOR, four major banks in the London interbank market for deposits in U.S. Dollars selected by the Trustee, (b) EURIBOR, four major banks in the Euro-zone interbank market for deposits in Euros selected by the Issuer Administrator and (c) GBP-LIBOR, four major banks in the London interbank market for deposits in Pounds Sterling selected by the Issuer Administrator.

          "Remarketing Agency Agreement" shall mean the collective reference to an Initial Remarketing Agency Agreement and the related Supplemental Remarketing Agency Agreement.

          "Remarketing Agents" shall mean, initially, UBS Securities LLC, Citigroup Global Markets Inc. and Goldman, Sachs & Co. The Issuer Administrator, in its sole discretion, may change any Remarketing Agent for a series of Series 2006-1 Reset Rate Notes for any Reset Period at any time on or before a related Remarketing Terms Determination Date.

          "Remarketing Agreement" shall mean the Remarketing Agreement, dated as of April 1, 2006, among the Issuer, the Issuer Administrator and the Remarketing Agents, as amended and supplemented pursuant to the terms thereof.

          "Remarketing Memorandum" as described in Section 7(f)(i) of the Remarketing Agreement.

          "Remarketing Terms Determination Date" shall mean, for a series of Series 2006-1 Reset Rate Notes, not later than 3:00 p.m., New York City time, on the twelfth Business Day prior to the applicable Reset Date.

          "Remarketing Terms Notice" shall mean the notice delivered by the Remarketing Agents to the Noteholders of a series of Series 2006-1 Reset Rate Notes, the Trustee and the Rating Agencies on each Remarketing Terms Determination Date containing the information set forth in the Reset Rate Note Procedures.

          "Reset Date" shall mean a Quarterly Distribution Date on which certain terms for a series of Series 2006-1 Reset Rate Notes may be changed in accordance with the Reset Rate Note Procedures.

          "Reset Period" shall mean, with respect to a series of Series 2006-1 Reset Rate Notes, a period of at least three months (or any other longer duration that is a multiple of three months) that will always end on the day before a Quarterly Distribution Date, which will be the next Reset Date for such series of Series 2006-1 Reset Rate Notes; provided, that no Reset Period may end after the day before the Stated Maturity for a series of Series 2006-1 Reset Rate Notes.

          "Reset Rate Note Procedures" shall mean Article II of this Annex II.

          "Series 2006-1A-7A Rate" shall mean during the initial Reset Period, 5.344% per annum. The Series 2006-1A-7A Rate shall be changed on each related Reset Date to the interest rate (which shall not exceed the Failed Remarketing Rate) and Day Count Basis that will be set forth in the notice required to be delivered by the Issuer Administrator and/or the Remarketing Agents on each related Remarketing Terms Determination Date and Spread Determination Date, as applicable, pursuant to the procedures set forth in the Reset Rate Note Procedures.

          "Series 2006-1A-7B Rate" shall mean, during the initial Reset Period, for any Interest Accrual Period, until and including the Initial Reset Date for the Series 2006-1A-7B Notes, Three-Month LIBOR as determined on the related LIBOR Determination Date, plus 0.01% based on an Actual/360 accrual method. The Series 2006-1A-7B Rate shall be changed on each related Reset Date to the interest rate (which shall not exceed the Failed Remarketing Rate) and Day Count Basis that will be set forth in the notice required to be delivered by the Issuer Administrator and/or the Remarketing Agents on each related Remarketing Terms Determination Date and Spread Determination Date, as applicable, pursuant to the procedures set forth in the Reset Rate Note Procedures.

          "Schedule Replacement Order" shall mean an Issuer Order replacing Schedule A to each of the Series 2006-1 Reset Rate Notes to be delivered with respect to the related Reset Date.

          "Spread" shall mean the percentage determined by the Remarketing Agents on the related Spread Determination Date, with respect to the Series 2006-1 Reset Rate Notes that is to bear a floating rate of interest, in excess of or below the applicable Index that will be in effect with respect to the Series 2006-1 Reset Rate Notes during any Reset Period after the initial Reset Period so as to result in an interest rate that, in the reasonable opinion of the Remarketing Agents, will enable all of the tendered Series 2006-1 Reset Rate Notes to be remarketed by the Remarketing Agents at 100% of the Outstanding Amount of such Series 2006-1 Reset Rate Notes.

          "Spread Determination Date" shall mean, for a series of Series 2006-1 Reset Rate Notes, 3:00 p.m., New York City time, on the third Business Day prior to the related Reset Date.

          "Spread Determination Notice" shall mean the notice delivered by the Remarketing Agents to the Noteholders or beneficial owners of a series of Series 2006-1 Reset Rate Notes, the Trustee and the Rating Agencies on each related Spread Determination Date containing the information set forth in the Reset Rate Note Procedures.

          "Supplemental Remarketing Agency Agreement" shall mean each agreement, substantially in the form of Appendix B to the Remarketing Agreement to be entered into on each Spread Determination Date (unless the Call Option has been exercised or a Failed Remarketing has been declared) among the Remarketing Agents, the Issuer Administrator and the Issuer.

          "TARGET" shall mean the Trans-European Automated Real-time Gross Settlement Express Transfer System.

          "Telerate Page 248" shall mean the display page so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

          "Telerate Page 7051" shall mean the display page so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

          "Telerate Page 7052" shall mean the display page so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

          "U.S. Dollar Equivalent Principal Amount" shall mean, with respect to a series of the Series 2006-1 Reset Rate Notes while in a Foreign Exchange Mode, the U.S. Dollar equivalent of the Outstanding Amount of such series of the Series 2006-1 Reset Rate Notes in a Foreign Exchange Mode as of the date of determination based on the exchange rate provided in the related Currency Swap Agreement.

ARTICLE II

RESET RATE NOTE PROCEDURES

           Section 2.01.  Interest Rates; Principal Payments.

(a) Each series of Series 2006-1 Reset Rate Notes will bear interest from the Closing Date through and including the related Initial Reset Date, payable on each Quarterly Distribution Date, at the applicable rate set forth in the definitions of Series 2006-1A-7A Rate and Series 2006-1A-7B Rate. The applicable interest rate for each subsequent Reset Period will be set forth on Schedule A to the applicable Series 2006-1 Reset Rate Note and determined as set forth below. Interest on a series of Series 2006-1 Reset Rate Notes shall be paid on each Quarterly Distribution Date (or Interest Payment Date if such series of the Series 2006-1 Reset Rate Notes is in an auction rate mode) at the priority level set forth in Section 4.05 of the Base Indenture; provided that if interest due to a series of Series 2006-1 Reset Rate Notes is payable through a Swap Agreement, the related payments due to a Swap Counterparty under a Swap Agreement will be payable by the Issuer to the related Swap Counterparty, and the Counterparty Swap Payment payable by the Swap Counterparty to the Issuer (for payment to the Noteholders of such series of Series 2006-1 Reset Rate Notes), as described in Section 2.09 of this Annex II.

(b) Interest on a series of the Series 2006-1 Reset Rate Notes after the initial Reset Period may be reset to bear a fixed, auction or floating rate of interest at the option of the Remarketing Agents, in consultation with the Issuer Administrator. The interest rate, or the mechanism for calculating the interest rate, on each series of the Series 2006-1 Reset Rate Notes will be reset as of each Reset Date as determined by (i) the Remarketing Agents, in consultation with the Issuer Administrator, with respect to (A) the length of the Reset Period, (B) whether the rate is a fixed rate, an auction rate or a floating rate and (I) if floating, the applicable Index, (II) if auction, the applicable auction rate or (III) if fixed, the applicable pricing benchmark, (C) the applicable Day Count Basis, (D) the applicable currency denomination, i.e., U.S. Dollars, Euros, Pounds Sterling or another non-U.S. Dollar currency, (E) if in a Foreign Exchange Mode, the applicable distribution dates on which interest will be paid to the Noteholders of each series of Series 2006-1 Reset Rate Notes, if other than quarterly, (F) the applicable Interest Rate Determination Dates within each Interest Accrual Period, (G) the interval between Interest Rate Change Dates during each Interest Accrual Period, (H) whether the Series 2006-1 Reset Rate Notes will be structured to amortize periodically or to receive a payment of principal only at the end of the related Reset Period, (I) if applicable, the related All Hold Rate and (J) the applicable priority of payment, clause fourth or sixth, under Section 7(c) of the Seventh Supplement; and (ii) the Remarketing Agents, in their sole determination, with respect to the setting of the applicable (A) fixed rate of interest, (B) initial auction rate or (C) Spread to the chosen Index, as applicable.

(c) In the event that a series of Series 2006-1 Reset Rate Notes are reset (i) to bear (or continue to bear) interest at a floating rate, (ii) to bear (or continue to bear) a fixed rate of interest, (iii) to bear (or continue to bear) an auction rate of interest and/or (iv) to be denominated (or continue to be denominated) in a currency other than U.S. Dollars, and the Remarketing Agents, in consultation with the Issuer Administrator determine that it would be in the best interest of the Issuer based on existing market conditions to enter into one or more Swap Agreements, the Issuer Administrator will be responsible for arranging, on behalf of the Issuer, one or more Swap Agreements to hedge the basis risk and/or currency exchange risk (as applicable) and, together with the Remarketing Agents, for selecting the Swap Counterparties thereto in accordance with the procedures set forth in Section 2.09(c) of this Annex II. The Series 2006-1 Reset Rate Notes will not be reset (or continue) (A) to bear interest at a floating rate that is not based on LIBOR or a Commercial Paper Rate or at a fixed rate or (B) to be denominated in a currency other than U.S. Dollars unless one or more Swap Agreements are entered into as of the related Reset Date that results in the Rating Agency Condition being satisfied. In connection with each Swap Agreement, the Remarketing Agents shall solicit bids from Eligible Counterparties in accordance with the procedures set forth in Section 2.09(c) of this Annex II.

(d) Each series of Series 2006-1 Reset Rate Notes shall be entitled either (i) to receive payments of principal in reduction of its Outstanding Amount on each applicable Distribution Date at the priority level set forth in Section 4.05 of the Base Indenture and Section 7 of the Seventh Supplement or (ii) if a series of Series 2006-1 Reset Rate Notes is then structured not to receive a payment of principal until the end of the related Reset Period (as is the case for the Series 2006-1A-7A Senior Notes during the initial Reset Period), to receive allocations of principal at the priority level set forth in Section 4.05 of the Base Indenture and Section 7 of the Seventh Supplement on each Quarterly Distribution Date; provided, however, that such amounts referred to in this clause (d) shall not be paid in reduction of the Outstanding Amount of a series of Series 2006-1 Reset Rate Notes, and instead all such amounts shall be deposited into the applicable Accumulation Account for payment to the Noteholders of such series or the related Currency Swap Counterparty, as applicable, on or about the next related Reset Date as set forth in Section 2.10(a) of this Annex II.

           Section 2.02.  End of Reset Period Notice.

(a) Unless the holder of the related Call Option has delivered the related Call Option Notice or the related Series 2006-1 Reset Rate Notes are to be redeemed pursuant to Section 2.13 of this Annex II, the Issuer Administrator, not less than 15 nor more than 30 calendar days prior to any Remarketing Terms Determination Date, will (i) give written notice (including facsimile or other electronic transmission, if permitted pursuant to the recipient's standard procedures) to the applicable Clearing Agencies, with a copy to the Trustee, notifying them of the upcoming Reset Date and the identities of the related Remarketing Agents and stating whether tender is deemed mandatory or optional for the Series 2006-1 Reset Rate Notes on the related Reset Date (the "Initial Reset Date Notice") and (ii) request that each Clearing Agency notify its participants of (1) the contents of the Initial Reset Date Notice, (2) the Remarketing Terms Notice to be given on the Remarketing Terms Determination Date pursuant to Section 2.03(d) of this Annex II, (3) the Spread Determination Notice to be given on the Spread Determination Date pursuant to Section 2.08(e) of this Annex II, and (4) if applicable, the procedures concerning the timely delivery of a Hold Notice pursuant to Section 2.07 of this Annex II that must be followed if any beneficial owner of the Series 2006-1 Reset Rate Notes wishes to retain its Series 2006-1 Reset Rate Notes.

(b) The Issuer Administrator will also include in each Initial Reset Date Notice the names and contact information of any Remarketing Agents confirmed or appointed by the Issuer Administrator, or if no Remarketing Agents have then been so chosen, the Issuer Administrator will provide adequate contact information for Noteholders of the Series 2006-1 Reset Rate Notes to receive information regarding the upcoming Reset Date.

(c) If the related Clearing Agency or its respective nominee, as applicable, is no longer the holder of record of the Series 2006-1 Reset Rate Notes, the Issuer Administrator, or the Remarketing Agents on its behalf, will send the Noteholders of the Series 2006-1 Reset Rate Notes, with a copy to the Trustee, the required notices setting forth the information in subsections (a) and (b) of this Section not less than 15 nor more than 30 calendar days prior to any Remarketing Terms Determination Date. In addition, in the event that Definitive Notes evidencing an interest in the Series 2006-1 Reset Rate Notes are issued, the Issuer Administrator shall cause the Trustee to provide to the relevant Noteholders of the Series 2006-1 Reset Rate Notes any additional procedures applicable to the Series 2006-1 Reset Rate Notes while in definitive form.

           Section 2.03.  Remarketing Terms Determination Date.

(a) Subject to the provisions of the Remarketing Agreement, prior to the Remarketing Terms Determination Date, and unless the holder of the related Call Option has delivered the Call Option Notice or the Series 2006-1 Reset Rate Notes are to be redeemed pursuant to Section 2.13 of this Annex II, the Issuer Administrator shall re-affirm the capability of the initial Remarketing Agents to perform under the Remarketing Agreement, and/or enter into new remarketing agreements with other or additional remarketing agents, who shall function as the Remarketing Agents with respect to the related Reset Date. On each Remarketing Terms Determination Date, the Issuer, the Issuer Administrator and the Remarketing Agents will enter into a Remarketing Agency Agreement for the remarketing of the Series 2006-1 Reset Rate Notes.

(b) If the Remarketing Agents, in consultation with the Issuer Administrator, determine prior to the Remarketing Terms Determination Date that any Currency Swap Agreements required pursuant to Section 2.01(c)(iii) of this Annex II will not be obtainable on the related Reset Date, the Series 2006-1 Reset Rate Notes must be denominated in U.S. Dollars during the next related Reset Period.

(c) Unless the holder of the related Call Option has delivered the related Call Option Notice or the related Series 2006-1 Reset Rate Notes are to be redeemed pursuant to Section 2.13 of this Annex II, on or prior to the Remarketing Terms Determination Date the Remarketing Agents will notify the Noteholders of the related Series 2006-1 Reset Rate Notes whether tender is deemed mandatory or optional and, in consultation with the Issuer Administrator, will establish the following terms for the Series 2006-1 Reset Rate Notes to be applicable during the immediately following related Reset Period:

(i) the expected weighted average life of the Series 2006-1 Reset Rate Notes, based on prepayment and other assumptions customary for comparable securities;

(ii) the name and contact information of the Remarketing Agents;

(iii) the next Reset Date and length of such Reset Period;

(iv) the interest rate mode (i.e., fixed rate, auction rate or floating rate); (v) the currency denomination;

(vi) the applicable minimum denominations and additional increments for the series of Series 2006-1 Reset Rate Notes;

(vii) if in a Foreign Exchange Mode, the identities of the Eligible Counterparties from which bids will be solicited;

          (viii)    if in a Foreign Exchange Mode, the applicable distribution dates on which interest and principal will be paid to the Noteholders of the series of Series 2006-1 Reset Rate Notes, if other than quarterly;

(ix) whether the series of Series 2006-1 Reset Rate Notes will be structured to amortize periodically or to receive a payment of principal only at the end of the related Reset Period;

(x) if in floating rate mode, the applicable Index;

(xi) if in floating rate mode, the interval between Interest Rate Change Dates;

(xii) if in floating rate mode, the applicable Interest Rate Determination Date;

(xiii) if in fixed rate mode, the applicable fixed rate pricing benchmark;

(xiv) if in fixed rate mode, the identities of the Eligible Counterparties from which bids will be solicited;

(xv) if in floating rate mode, whether there will be a related Derivate Product and, if so, the identities of the Eligible Counterparties from which bids will be solicited;

(xvi) if in auction rate mode, the auction agent and applicable broker-dealer;

(xvii) the applicable Day Count Basis;

(xviii) the related All Hold Rate, if applicable;

(xix) if Definitive Notes are to be issued, the procedures for delivery and exchange of Definitive Notes and for dealing with lost or mutilated notes;

(xx) the applicable priority, clause fourth or sixth, under Section 7(c) of the Seventh Supplement; and

(xxi) any other relevant terms incidental to the foregoing (other than the related Spread, auction rate or fixed rate of interest, as applicable) for the next Reset Period;

provided, that any interest rate mode, other than a floating rate based on LIBOR or the Commercial Paper Rate, will require that the Rating Agency Condition be satisfied prior to the delivery of the related Remarketing Terms Notice.

(d) The Remarketing Agents will communicate all of the information established in subsection (c) of this Section in the Remarketing Terms Notice required to be given in writing (which may include facsimile or other electronic transmission if in accordance with each Clearing Agency's standard procedures) to the each Clearing Agency or the Noteholders of the related Series 2006-1 Reset Rate Notes if Definitive Notes have been issued, as applicable, the Trustee and the Rating Agencies on the related Remarketing Terms Determination Date.

(e) In addition, prior to the Remarketing Terms Determination Date, the Issuer Administrator shall cause the Schedule Replacement Order with respect to the series of Series 2006-1 Reset Rate Notes to be delivered to the Trustee and the Clearing Agencies. Furthermore, the Issuer Administrator shall also prepare, on behalf of the Issuer, a preliminary Remarketing Memorandum, dated as of the Remarketing Terms Determination Date, setting forth the relevant terms for the next Reset Period in addition to current information regarding the pool of Financed Eligible Loans. If a series of the Series 2006-1 Reset Rate Notes is to bear interest at an auction rate during the succeeding Reset Period, the Issuer shall enter into an auction agent agreement with an auction agent and instruct the auction agent to enter into broker-dealer agreements with the selected broker-dealer.

           Section 2.04.  All Hold Rate.

(a) On each Remarketing Terms Determination Date for a series of the Series 2006-1 Reset Rate Notes which is denominated in U.S. Dollars during both the then-current Reset Period and the immediately following Reset Period, the Remarketing Agents, in consultation with the Issuer Administrator, will establish the related All Hold Rate for such series of the Series 2006-1 Reset Rate Notes. With respect to a series of the Series 2006-1 Reset Rate Notes that is either in a Foreign Exchange Mode during the then-current Reset Period or will be reset into a Foreign Exchange Mode on the immediately following Reset Date, all Noteholders of such series of the Series 2006-1 Reset Rate Notes will be deemed to have tendered their Series 2006-1 Reset Rate Notes on the Reset Date, regardless of any desire by such Noteholder of the Series 2006-1 Reset Rate Notes to retain their ownership thereof, and no All Hold Rate will be applicable.

(b) The All Hold Rate will only be applicable if 100% of the Noteholders of a series of the Series 2006-1 Reset Rate Notes deliver timely Hold Notices wherein they elect to hold their Series 2006-1 Reset Rate Notes for the next related Reset Period. If applicable, the related interest rate for a series of the Series 2006-1 Reset Rate Notes during the immediately following Reset Period will not be less than the All Hold Rate. If the rate of interest using the Spread or fixed rate of interest established on the Spread Determination Date is higher than the All Hold Rate, then upon a successful remarketing of a series of the Series 2006-1 Reset Rate Notes, all Noteholders of such Series 2006-1 Reset Rate Notes who delivered a Hold Notice agreeing to be subject to the All Hold Rate instead will be entitled to the higher rate of interest during the immediately following Reset Period.

           Section 2.05.  Failed Remarketing.

(a) With respect to each Reset Date for which the holder of the Call Option does not deliver the related Call Option Notice and the related Series 2006-1 Reset Rate Notes are not redeemed pursuant to Section 2.13 of this Annex II, a Failed Remarketing will be declared by the Remarketing Agents and the provisions of this Section will apply if any of the conditions set forth in the definition of "Failed Remarketing" are applicable. In order to prevent the declaration of a Failed Remarketing, the Remarketing Agents will have the option, but not the obligation, to purchase any Series 2006-1 Reset Rate Notes tendered that they are not otherwise able to remarket or with respect to which a committed purchaser defaults on their purchase obligations.

(b) At any time a Failed Remarketing is declared on a series of the Series 2006-1 Reset Rate Notes when denominated in U.S. Dollars, (i) all such Series 2006-1 Reset Rate Notes will be deemed to have been retained by the applicable Noteholders on the related Reset Date, regardless of any deemed mandatory or voluntary tenders made to Remarketing Agents; (ii) the Failed Remarketing Rate for such Series 2006-1 Reset Rate Notes will apply for the related Reset Period; and (iii) a Reset Period of three months will be established for such Series 2006-1 Reset Rate Notes.

(c) At any time a Failed Remarketing is declared on a series of the Series 2006-1 Reset Rate Notes when in a Foreign Exchange Mode, (i) all such Series 2006-1 Reset Rate Notes will be deemed to have been retained by the applicable Noteholders on the related Reset Date, regardless of any deemed mandatory tenders made to Remarketing Agents, (ii) such Series 2006-1 Reset Rate Notes will remain denominated in such foreign currency, (iii) each related Currency Swap Counterparty will be entitled to receive quarterly payments from the Issuer at the Extension Rate, (iv) the Issuer will be entitled to receive from each Currency Swap Counterparty, for payment to the applicable Noteholders, quarterly index rate payments at the Failed Remarketing Rate and (v) a Reset Period of three months will be established for such Series 2006-1 Reset Rate Notes. In addition, if such Series 2006-1 Reset Rate Notes are in a Foreign Exchange Mode at the time a Failed Remarketing is declared, the provisions of Sections 2.09(a)(i) and (ii) shall also apply.

(d) If there is a Failed Remarketing of a series of the Series 2006-1 Reset Rate Notes, Noteholders of such Series 2006-1 Reset Rate Notes shall not be entitled to exercise any remedies as a result of the failure of such Series 2006-1 Reset Rate Notes to be remarketed on the related Reset Date.

           Section 2.06.  Call Option.

(a) With respect to each Reset Date and any date following a Failed Remarketing for such series of the Rest Rate Notes and the continuation thereof, College Loan Corporation is hereby granted a Call Option for the purchase of not less than 100% of a series of Series 2006-1 Reset Rate Notes, exercisable at a price equal to 100% of the Outstanding Principal Amount of such series of Series 2006-1 Reset Rate Notes, less all amounts distributed to the Noteholders of such series of Series 2006-1 Reset Rate Notes as a payment of principal on the related Quarterly Distribution Date, plus any accrued and unpaid interest not paid by the Issuer on the applicable Reset Date.

(b) College Loan Corporation may transfer ownership of the Call Option at any time to any College Loan Eligible Purchaser.

(c) A Call Option may be exercised with respect to a series of Series 2006-1 Reset Rate Notes at any time on or prior to the determination of the related Spread, auction rate or fixed rate or the declaration of a Failed Remarketing, as applicable, on the related Spread Determination Date by delivery of a Call Option Notice; provided that such Call Option Notice may not be delivered before the day following the last Quarterly Distribution Date immediately preceding the next applicable Reset Date. Once written notice of the exercise of a Call Option is given, such exercise may not be rescinded.

(d) All amounts due and owing to the Noteholders of such series of Series 2006-1 Reset Rate Notes shall be remitted on or before the related Reset Date by the holder of the related Call Option in accordance with the standard procedures established by the Clearing Agencies for transfer of securities to ensure timely payment of principal to the Noteholders of the such series on the related Reset Date.

(e) In the event that a Call Option is exercised with respect to a series of Series 2006-1 Reset Rate Notes then in a Foreign Exchange Mode, the holder of such Call Option shall deliver the U.S. Dollar Equivalent Principal Amount remaining after all payments of principal are made with respect to the related Quarterly Distribution Date, and interest (if applicable) owing to the Noteholders of such series of Series 2006-1 Reset Rate Notes to the Remarketing Agents for delivery to the Swap Counterparties to the related Currency Swap Agreements, who shall exchange such amount into the applicable currency for delivery to the Trustee or its agent for delivery to the Noteholders of such series of Series 2006-1 Reset Rate Notes; provided, however, that if there are no such Currency Swap Agreements then in effect, the holder of such Call Option shall remit all amounts due and owing to the Remarketing Agents for delivery to the Trustee or its agent for delivery to the Noteholders of such series in the applicable currency on or before the Reset Date in accordance with the standard procedures established by the related Clearing Agencies for transfer of securities to ensure timely payment of principal to the Noteholders of such series on the related Reset Date.

(f) If a Call Option is exercised with respect to a series of Series 2006-1 Reset Rate Notes, (i) the interest rate on such series will be the Call Rate, (ii) such series will be denominated in U.S. Dollars and (iii) a Reset Period of three months will be established. At the end of such three month Reset Period, the holder of the related Call Option may either remarket such series of Series 2006-1 Reset Rate Notes pursuant to the remarketing procedures set forth in this Annex II and in the Remarketing Agreement, or retain such series for one or more successive three-month Reset Periods at the then-current Call Rate. In the event the holder of the related Call Option chooses to remarket such series of Series 2006-1 Reset Rate Notes, such holder shall be solely responsible for all costs and expenses relating to the preparation of any new offering document and any other related costs and expenses associated with such remarketing, other than the fees of the Remarketing Agents, as more fully set forth in Section 3 of the Remarketing Agreement.

           Section 2.07.   Hold Notice. If a series of Series 2006-1 Reset Rate Notes are denominated in U.S. Dollars during both the then-current Reset Period and the immediately following Reset Period, the Noteholders of such series of Series 2006-1 Reset Rate Notes will have the option to deliver a Hold Notice to any Remarketing Agent setting forth their desire to hold their Series 2006-1 Reset Rate Notes for the next Reset Period at a rate of interest not less than the All Hold Rate and on the terms set forth in the related Remarketing Terms Notice, at any time on or after the Remarketing Terms Determination Date until the Notice Date. Such Hold Notice may be delivered as an oral statement to a Remarketing Agent, if subsequently confirmed in writing within 24 hours, which confirmation may be in the form of an e-mail if timely received by the Remarketing Agent. If a Noteholder of a series of Series 2006-1 Reset Rate Notes does not timely deliver a Hold Notice to a Remarketing Agent (such Hold Notice not to be considered delivered until actually received by such Remarketing Agent), such Noteholder will be deemed to have tendered for remarketing 100% of the Outstanding Amount of its Series 2006-1 Reset Rate Notes. Any duly delivered Hold Notice will be irrevocable, but will be subject to a mandatory tender of such series of Series 2006-1 Reset Rate Notes pursuant to any exercise of the related Call Option. All of such series of Series 2006-1 Reset Rate Notes, whether tendered or not, will bear interest during any related Reset Period on the same terms.

          Section 2.08.   Spread Determination Date.

(a) On each Spread Determination Date, unless a Failed Remarketing has been declared or the holder of the related Call Option has delivered the related Call Option Notice or the related Series 2006-1 Reset Rate Notes are to be redeemed pursuant to Section 2.13 of this Annex II, the Issuer Administrator, the Issuer and the Remarketing Agents will enter into a Supplemental Remarketing Agency Agreement.

(b) If pursuant to the Remarketing Terms Notice, the Remarketing Agents, in consultation with the Issuer Administrator, have determined that the Series 2006-1 Reset Rate Notes are to be reset to bear a fixed rate of interest, then the applicable fixed rate of interest for the corresponding Reset Period will be determined on the Spread Determination Date by adding (i) the applicable spread as determined by the Remarketing Agents on the Spread Determination Date; and (ii) the yield to maturity on the Spread Determination Date of the applicable fixed rate pricing benchmark, selected by the Remarketing Agents, as having an expected weighted average life based on a scheduled maturity at the next Reset Date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life; provided that such fixed rate of interest will in no event be lower than the related All Hold Rate, if applicable. The Remarketing Agents shall determine the applicable fixed rate of interest for the Series 2006-1 Reset Rate Notes (by reference to the applicable fixed rate pricing benchmark plus or minus the spread determined on the Remarketing Terms Determination Date) on each Spread Determination Date irrespective of whether no remarketing will occur as the result of the application of the All Hold Rate. In addition, on the related Spread Determination Date, the Remarketing Agents, in consultation with the Issuer Administrator, shall determine the Supplemental Interest Deposit Amount, if any, for the Series 2006-1 Reset Rate Notes.

(c) If pursuant to the Remarketing Terms Notice, the Remarketing Agents, in consultation with the Issuer Administrator, have determined that the Series 2006-1 Reset Rate Notes are to be reset to bear a floating rate of interest, then, on the related Spread Determination Date, the Remarketing Agents will establish the applicable Spread to be added or subtracted from the applicable Index; provided that such floating rate of interest will in no event be lower than the related All Hold Rate, if applicable. In addition, on the related Spread Determination Date, the Remarketing Agents, in consultation with the Issuer Administrator, shall determine the Supplemental Interest Deposit Amount, if any, for the Series 2006-1 Reset Rate Notes.

(d) If required pursuant to Section 2.01(c) of this Annex II, on the related Reset Date the Issuer shall enter into either (i) one or more Currency Swap Agreements, if the Series 2006-1 Reset Rate Notes are to be reset into a Foreign Exchange Mode, or (ii) one or more Swap Agreements if the Series 2006-1 Reset Rate Notes are to be reset in U.S. Dollars and to bear interest at a fixed rate or at a floating rate other than one based on LIBOR or a Commercial Paper Rate, with an Eligible Counterparty.

(e) On or immediately following the Spread Determination Date, the Remarketing Agents will communicate in writing (including facsimile or other electronic transmission if in accordance with each Clearing Agency's standard procedures) the contents of the Spread Determination Notice to each Clearing Agency or the Noteholders of the related Series 2006-1 Reset Rate Notes if Definitive Notes have been issued, as applicable, with instructions to distribute such notices to its related participants, or to the Noteholders of the related Series 2006-1 Reset Rate Notes, as applicable, the Trustee and the Rating Agencies. The Spread Determination Date Notice will contain: (i) the determined Spread, indices and auction rate or fixed rate of interest, as the case may be, or, if applicable, a statement that the All Hold Rate or the Failed Remarketing Rate will be in effect for the immediately following Reset Period, (ii) any applicable currency exchange rate, (iii) the identity of any selected Swap Counterparty or Counterparties, if applicable, (iv) if applicable, the floating rate (or rates) of interest to be due to each selected Swap Counterparty with respect to each Quarterly Distribution Date during the immediately following Reset Period and (v) any other information that the Issuer Administrator or the Remarketing Agents deem applicable. Furthermore, if the series of Series 2006-1 Reset Rate Notes is to be reset into a Foreign Exchange Mode, the currency exchange rate, the Extension Rate due to each related Currency Swap Counterparty and the Failed Remarketing Rate applicable to such Series 2006-1 Reset Rate Notes for the immediately following Reset Period will be determined pursuant to the terms of the related Currency Swap Agreement and contained in the Spread Determination Notice. In addition, if required for the immediately following Reset Period, on or before the related Spread Determination Date the Issuer Administrator will arrange for new or additional securities identification codes to be obtained as required. Furthermore, the Issuer Administrator, on behalf of the Issuer, will prepare the final Remarketing Memorandum, dated the Spread Determination Date, setting forth the terms of the series of Series 2006-1 Reset Rate Notes for the upcoming Reset Period.

          Section 2.09.   Currency Swap Agreements and Interest Rate Exchange Agreements.

(a) If a series of the Series 2006-1 Reset Rate Notes is to be reset into a Foreign Exchange Mode, on the related Reset Date, the Issuer will enter into or will instruct the Trustee to enter into (not in its individual capacity, but solely as Trustee) one or more Currency Swap Agreements for the related Reset Period.

          (i)    Each Currency Swap Counterparty which is party to a related Currency Swap Agreement will be entitled to receive: (A) on the effective date of such Currency Swap Agreement, all secondary market trade proceeds received from purchasers of such series of the Series 2006-1 Reset Rate Notes in the applicable currency, (B) with respect to each applicable Quarterly Distribution Date, (x) an interest rate of Three-Month LIBOR, plus or minus a spread, as determined from the bidding process described in subsection (c) of this Section (other than as may be interpolated for an initial or final calculation period under that Currency Swap Agreement), multiplied by the U.S. Dollar Equivalent Principal Amount of such series of the Series 2006-1 Reset Rate Notes, and multiplied by a fraction determined by the number of days in the applicable Interest Accrual Period and the applicable Day Count Basis and (y) all payments of principal in U.S. Dollars that are allocated to such series of the Series 2006-1 Reset Rate Notes; provided that if a series of the Series 2006-1 Reset Rate Notes are then structured not to receive a payment of principal until the end of the related Reset Period, all principal payments allocated to such series on any Quarterly Distribution Date will be deposited into the applicable Accumulation Account and paid to the related Currency Swap Counterparties on or about the next Reset Date as set forth in the related Currency Swap Agreements (including all sums required to be deposited therein on the Reset Date), but excluding all investment earnings thereon, and (C) on a Reset Date corresponding to a successful remarketing or an exercise of the related Call Option or Optional Redemption, all U.S. Dollar currency equivalent of all secondary market trade proceeds or proceeds from the exercise of the related Call Option or the Optional Redemption of the Series 2006-1 Reset Rate Notes, as applicable, received from the Remarketing Agents directly from purchasers of the Series 2006-1 Reset Rate Notes (if in U.S. Dollars), from the new Currency Swap Counterparty or Counterparties, as applicable (if in non-U.S. Dollar currency) or from the holder of the related Call Option or pursuant to Section 2.13(a) of this Annex II, as applicable.

          (ii)    In addition, each related Currency Swap Counterparty will be obligated to pay to the Paying Agent, on behalf of the Issuer (for payment to the Noteholders of the related series of Series 2006-1 Reset Rate Notes, if applicable): (A) on the effective date of such Currency Swap Agreement, the U.S. Dollar equivalent of all secondary market trade proceeds received from purchasers of the applicable series of Series 2006-1 Reset Rate Notes, (B) with respect to each applicable Quarterly Distribution Date, (x) their applicable percentage of the applicable rate of interest on such series of the Series 2006-1 Reset Rate Notes multiplied by the Outstanding Amount of such series and multiplied by a fraction determined by the number of days in the applicable Interest Accrual Period and the applicable Day Count Basis, and (y) the applicable non-U.S. Dollar currency equivalent of the U.S. Dollars such Swap Counterparty concurrently receives from the Issuer as a payment of principal allocated to the Noteholders such series of the Series 2006-1 Reset Rate Notes (including, on the related Maturity Date for such series, if a Currency Swap Agreement is then in effect, the remaining Outstanding Amount of the applicable series of Series 2006-1 Reset Rate Notes) but only to the extent that the required U.S. Dollar Equivalent Principal Amount is received from the Issuer on such date, at an exchange rate to be set on the effective date of and set forth in the related Currency Swap Agreement, (C) on the date subsequent to any Reset Date (other than for any Reset Date following a Reset Date upon which a Failed Remarketing has occurred, up to and including the Reset Date resulting in a successful remarketing or an exercise of the related Call Option or Optional Redemption) on which the principal amount is actually paid to the related Holders of such Series 2006-1 Reset Rate Notes, their applicable percentage of any required amount of additional interest, at the interest rate applicable to the tendered Series 2006-1 Reset Rate Notes resulting from any required delay in Reset Date payments through Euroclear and Clearstream, on the principal amount to be paid to the such Holders of Series 2006-1 Reset Rate Notes on such date, and (D) on a related Reset Date corresponding to a successful remarketing or an exercise of the related Call Option or the Optional Redemption, the applicable currency equivalent of all U.S. Dollar secondary market trade proceeds received by the Issuer from the purchasers of the related series of Series 2006-1 Reset Rate Notes or proceeds received by the Issuer from the exercise of the related Call Option or Optional Redemption, as applicable, at an exchange rate to be set on the effective date of and set forth in the related Currency Swap Agreement. For any Reset Period following a Reset Date upon which a Failed Remarketing has occurred for a series of the Series 2006-1 Reset Rate Notes, up to any including the Reset Date resulting in a successful remarketing or an exercise of the related Call Option or Optional Redemption for such series of Series 2006-1 Reset Rate Notes, payments of interest and principal to Noteholders of such series will be made no later than the second Business Day following the related Reset Date without the payment of any additional interest.

(b) On each Reset Date if a series of the Series 2006-1 Reset Rate Notes are to be reset in U.S. Dollars, and a Swap Agreement is required pursuant to Sections 2.01(c) of this Annex II and subsection (d) of this Section, then the Issuer Administrator will enter into or will instruct the Trustee to enter into (not in its individual capacity, but solely as Trustee), one or more Interest Rate Swap Agreements for the next Reset Period to facilitate the Issuer's ability to pay applicable interest at the related interest rate.

          (i)    Each Swap Counterparty which is party to a related Interest Rate Swap Agreements will be entitled to receive on each Quarterly Distribution Date an interest rate of Three-Month LIBOR, plus or minus a spread, as determined from the bidding process described in subsection (c) of this Section, multiplied by the Outstanding Amount of the applicable series of Series 2006-1 Reset Rate Notes and multiplied by a fraction determined by the number of days in the applicable Interest Accrual Period and the applicable Day Count Basis.

          (ii)    In addition, each related Swap Counterparty which is a party to a related Interest Rate Swap Agreement will be obligated to pay to the Issuer on each Quarterly Distribution Date, the applicable rate of interest on the related series of Series 2006-1 Reset Rate Notes multiplied by the Outstanding Amount of such series and multiplied by a fraction determined by the number of days in the applicable Interest Accrual Period and the applicable Day Count Basis.

(c) The Remarketing Agents, in consultation with the Issuer Administrator, in determining the Swap Counterparty to each required Swap Agreement, will solicit bids from at least three Eligible Counterparties and will select the lowest of these bids to provide the interest rate swap and/or currency exchange swap(s). If the lowest bidder specifies a notional amount that is less than the Outstanding Amount of the applicable series of the Series 2006-1 Reset Rate Notes, the Remarketing Agents, in consultation with the Issuer Administrator, may select more than one Eligible Counterparty, but only to the extent that such additional Eligible Counterparties have provided the next lowest received bid or bids, and enter into more than one Swap Agreement that result in the Rating Agency Condition being satisfied.

(d) It is a condition precedent to the entering into of any Swap Agreement and the setting of the amount to be paid to the related Swap Counterparty that the Rating Agency Condition is satisfied. No Swap Agreement will be entered into or caused to be entered into by the Issuer, the Issuer Administrator on its behalf or the Remarketing Agents, for any Reset Period where the related Call Option or Optional Redemption has been exercised or a Failed Remarketing has been declared.

(e) Each Currency Swap Agreement will terminate at the earliest to occur of (i) the next succeeding Reset Date for the related series of Series 2006-1 Reset Rate Notes for which there is a successful remarketing, (ii) the Reset Date for such series for which the related Call Option or Optional Redemption is exercised, (iii) the Quarterly Distribution Date on which the related Outstanding Amount of the applicable series of Series 2006-1 Reset Rate Notes is reduced to zero or (iv) the Stated Maturity of such series of Series 2006-1 Reset Rate Notes. No Currency Swap Agreement will terminate solely due to the declaration of a Failed Remarketing. Each Interest Rate Swap Agreement will terminate on the earliest to occur of the next Reset Date, or the occurrence of an event specified in clause (iii) or (iv) above.

(f) With respect to each Currency Swap Agreement, and in the event that a Failed Remarketing is declared, the rate of interest due to each related Currency Swap Counterparty from the Issuer on each Quarterly Distribution Date will be increased to the Extension Rate and the rate due to the Issuer from each related Currency Swap Counterparty will change to equal the Failed Remarketing Rate.

(g) The Issuer shall not enter into any amendment to any Currency Swap Agreement to cure any ambiguity in, or to correct or supplement any provision of any Currency Swap Agreement, unless the Issuer has determined, and the Trustee has agreed in writing at the written direction of the Issuer, that the amendment will not materially adversely affect the interests of the applicable Noteholders and provided that the Issuer has provided reasonable notice to the Rating Agencies of such amendment and the Rating Agency Condition is satisfied.

          Section 2.10.   Payment of Principal on the Series 2006-1 Reset Rate Notes.

(a) If, on any Quarterly Distribution Date, a principal payment would be payable to a series of Series 2006-1 Reset Rate Notes when such series is structured to receive a payment of principal only at the end of the related Reset Period (as is the case for the Series 2006-1A-7A Senior Notes for the initial Reset Period), those principal payments will be allocated to such and deposited into the applicable Accumulation Account of the Accumulation Fund where it will remain until the next Reset Date for such series as provided in Section 4.08 of the Indenture (except that if such series of the Series 2006-1 Reset Rate Notes are in a Foreign Exchange Mode, principal will be paid according to the provisions of Sections 2.09(a)(i) and (a)(ii) of this Annex II), unless an Event of Default under the Indenture has occurred (in which case the Trustee will distribute all sums on deposit therein to the Noteholders of the applicable series of Series 2006-1 Reset Rate Notes in accordance with the provisions of Section 6.06 of the Indenture). The Trustee shall establish an Accumulation Account and a Supplemental Interest Account for the Series 2006-1-7A Notes during their initial Reset Period.

(b) On each Reset Date for a series of Series 2006-1 Reset Rate Notes when such series is structured to receive a payment of principal only at the end of the related Reset Period (as is the case for the Series 2006-1A-7A Senior Notes for the initial Reset Period), all sums, if any, then on deposit in the applicable Accumulation Account of the Accumulation Fund, including any allocation of principal made on the same date will be distributed by the Trustee, at the direction of the Issuer Administrator, as set forth in Section 4.08 of the Indenture, to the Noteholders of such series, as of the related Record Date, or the related Currency Swap Counterparty or Counterparties (as applicable), in reduction of principal of such series of Series 2006-1 Reset Rate Notes; provided, that, in the event on any Quarterly Distribution Date the amount on deposit in the related Accumulation Account of the Accumulation Fund would equal the Outstanding Amount of such series of Series 2006-1 Reset Rate Notes, no additional amounts will be deposited into the related Accumulation Account of the Accumulation Fund and all amounts therein will be distributed by the Trustee, at the direction of the Issuer Administrator, as set forth in Section 4.08 of the Indenture, on the next related Reset Date to the related Noteholders (or to the related Currency Swap Counterparty or Counterparties), and on such Reset Date such series of Series 2006-1 Reset Rate Notes will no longer be Outstanding.

(c) The Trustee, subject to sufficient available funds therefor, at the direction of the Issuer Administrator and pursuant to Section 4.05 of the Indenture, will deposit into a Supplemental Interest Account, the related Supplemental Interest Deposit Amount. On each Quarterly Distribution Date, all sums (which shall include investment earnings) on deposit in the Supplemental Interest Account shall be transferred to the Collection Fund.

          Section 2.11.   Remarketing Agents; Remarketing Fee Account.

(a) The initial Remarketing Agents, appointed pursuant to the terms of the Remarketing Agreement are UBS Securities LLC, Citigroup Global Markets Inc. and Goldman, Sachs & Co. The terms and conditions of the Remarketing Agreement will govern the duties and obligations of the Remarketing Agents. The Issuer Administrator, the Issuer and the Remarketing Agents will enter into on each related (i) Remarketing Terms Determination Date, a related Remarketing Agency Agreement in form and substance substantially the same as Appendix A to the Remarketing Agreement, unless (A) a Failed Remarketing is declared, (B) the holder of the related Call Option has delivered the related Call Option Notice on or prior to such date or (C) the series of Series 2006-1 Reset Rate Notes are to be redeemed pursuant to the Optional Redemption; and (ii) Spread Determination Date, a Supplemental Remarketing Agency Agreement in form and substance substantially the same as Appendix B to the Remarketing Agreement, unless (A) a Failed Remarketing is declared, (B) the holder of the related Call Option has delivered the related Call Option Notice on or prior to such date, (C) the series of Series 2006-1 Reset Rate Notes are to be redeemed pursuant to the Optional Redemption or (D) if applicable, 100% of the related Noteholders have timely delivered a Hold Notice and the All Hold Rate will apply for the next related Reset Period.

(b) Excluding all Series 2006-1 Reset Rate Notes for which a Remarketing Agent has received a timely delivered Hold Notice, if applicable (or if the holder of the related Call Option has delivered the related Call Option Notice), on the Reset Date that commences each Reset Period for a series of Series 2006-1 Reset Rate Notes, each Reset Rate Note for such series will be automatically tendered, or deemed tendered, to the relevant Remarketing Agent for remarketing by such Remarketing Agent on the related Reset Date at 100% of its Outstanding Amount. If such series is held in book-entry form, 100% of the Outstanding Amount of such series will be paid by the related Remarketing Agents in accordance with the standard procedures of the applicable Clearing Agencies.

(c) The Remarketing Agents will attempt, on a reasonable efforts basis and in accordance with the terms and conditions of the Remarketing Agreement and the related Remarketing Agency Agreement, to remarket the tendered Series 2006-1 Reset Rate Notes of the applicable series at a price equal to 100% of the Outstanding Amount of the Series 2006-1 Reset Rate Notes so tendered.

(d) Purchasers of a series of Series 2006-1 Reset Rate Notes will be credited with their positions on the applicable Reset Date with respect to positions held through the Securities Depository. No payment delay to existing Noteholders of a series of Series 2006-1 Reset Rate Notes holding U.S. Dollar-denominated Series 2006-1 Reset Rate Notes through the Securities Depository will occur on the related Reset Date if such series of Series 2006-1 Reset Rate Notes are denominated in U.S. Dollars during the immediately following Reset Period.

(e) Each of the Remarketing Agents, in its individual or any other capacity, may buy, sell, hold and deal in any series of the Notes, including, but not limited to, purchasing any tendered Series 2006-1 Reset Rate Notes as part of the remarketing process. Any Remarketing Agent that owns a Reset Rate Note may exercise any vote or join in any action which any beneficial owner of any series of Notes may be entitled to exercise or take with like effect as if it did not act in any capacity under the Remarketing Agency Agreement. Any Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Issuer, the Depositor, the Trustee (in its individual capacity), the Eligible Lender Trustee (in its individual capacity) or the Issuer Administrator as freely as if it did not act in any capacity under the Remarketing Agreement or any Remarketing Agency Agreement. No Noteholder or beneficial owner of any Series 2006-1 Reset Rate Note will have any rights or claims against any Remarketing Agent as a result of such Remarketing Agent's not purchasing any tendered Reset Rate Note, which results in the declaration of a Failed Remarketing.

(f) Each of the Remarketing Agents will be entitled to receive a fee in connection with their services rendered for each successful remarketing of the Series 2006-1 Reset Rate Notes in the amount set forth in the Remarketing Agreement and the related Remarketing Agency Agreement. Subject to the terms and conditions set forth in the Remarketing Agreement, the Issuer Administrator, in its sole discretion, may change the Remarketing Agents for a series of Series 2006-1 Reset Rate Notes for any Reset Period at any time on or before the related Remarketing Terms Determination Date. In addition, the Issuer Administrator will appoint one or more additional Remarketing Agents, if necessary, for a Reset Date when a series of Series 2006-1 Reset Rate Notes will be remarketed in a non-U.S. Dollar currency. Furthermore, a Remarketing Agent may resign at any time; provided that no resignation may become effective on a date that is later than 15 Business Days prior to a Remarketing Terms Determination Date.

(g) In accordance with Section 4.03(d) of the Indenture, on the Closing Date, the Issuer shall establish the Remarketing Fee Account, which will be held by the Trustee for the benefit of the Remarketing Agents and, in certain circumstances, the Noteholders of the Senior Notes. The fees associated with each successful remarketing will be payable directly to the Remarketing Agents from amounts on deposit from time to time in the Remarketing Fee Account. On each Quarterly Distribution Date, Funds will be deposited into the Remarketing Fee Account, in the priority set forth in Section 4.05 of the Base Indenture, in an amount up to the Quarterly Funding Amount; provided that if the amount on deposit in the Remarketing Fee Account, after the payment of any remarketing fees therefrom, exceeds the Reset Period Target Amount, such excess will be withdrawn on the related Quarterly Distribution Date, deposited into the Collection Fund for that Quarterly Distribution Date. All investment earnings on deposit in the Remarketing Fee Account will be withdrawn on the next Quarterly Distribution Date, deposited into the Collection Fund for that Quarterly Distribution Date. In the event that the fees owed to any Remarketing Agent on a Reset Date exceed the amount then on deposit (after giving effect to distributions made on such Reset Date) in the Remarketing Fee Account, such shortfall shall be paid from the Collection Fund on future Quarterly Distribution Dates in the priority set forth in Section 4.05 of the Base Indenture. The Issuer shall also be responsible for certain remarketing costs and expenses to the extent set forth in Section 3 of the Remarketing Agreement, which shall be paid on each Quarterly Distribution Date from the Collection Fund at the priority set forth in Section 4.05 of the Base Indenture.

          Section 2.12.   Execution of Documents. The Trustee is hereby authorized and directed to execute and deliver, not in its individual capacity, but solely as Trustee, any Swap Agreements including any Interest Rate Swap Agreements and any Currency Swap Agreements, and any required supplement, amendment or replacement thereof, as the Issuer Administrator, in writing and from time to time, shall instruct the Trustee. The Trustee shall not be liable to any party, any third party or any Noteholder for any such actions taken at the written instruction of the Issuer Administrator. Notwithstanding the foregoing, in the event that the Trustee declines or fails to execute or deliver any such document, instrument, certificate or agreement as instructed by the Issuer Administrator, the Issuer Administrator is hereby authorized, in its sole discretion, to execute and deliver, not in its individual capacity but solely as Issuer Administrator on behalf of the Issuer, all such required documents, instruments, certificates and agreements. The foregoing authorization shall represent a limited power of attorney granted by the Issuer to the Issuer Administrator to act on its behalf and the Issuer Administrator shall not be liable to any party, any third party or any Noteholder for any such actions taken in good faith and in accordance with these Reset Rate Note Procedures.

           Section 2.13.   Optional Redemption.

The Issuer has the option to redeem a series of Series 2006-1 Reset Rate Notes, in whole only, at a redemption price equal to 100% of the Outstanding Principal Amount of such series of Series 2006-1 Reset Rate Notes, less all amounts distributed to the Noteholders of such series as a payment of principal on the related redemption date, plus any accrued and unpaid interest not paid by the Issuer on the applicable redemption date. The Optional Redemption can be exercised only on (i) any Reset Date; (ii) while a series of Series 2006-1 Reset Rate Notes bears interest at an auction rate, on any related Interest Payment Date; and (iii) upon a Failed Remarketing for a series of Series 2006-1 Reset Rate Notes. If a series of Series 2006-1 Reset Rate Notes is optionally redeemed while bearing interest at an auction rate, any Carry-Over Amounts accrued on such series will be extinguished on the date of redemption.

          Section 2.14.   Notices to Clearing Agency.

Whenever a notice or other communication is required under this Annex II or under the Indenture to be given to Noteholders of a series of Series 2006-1 Reset Rate Note, unless and until Definitive Notes shall have been issued to Noteholders pursuant to the Indenture, the Trustee shall give all such notices and communications specified herein to the applicable Clearing Agency.

EXHIBIT A-1

FORM OF SERIES 2006-1 LIBOR RATE NOTES

          Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any Note issued is registered in the name of CEDE & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to CEDE & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge, or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the Registered Owner hereof, CEDE & Co., has an interest herein.

Student Loan Asset-Backed Note
Senior Series 2006-1A-_

No. __-____	$____________

Stated Maturity Date _______, 20__	Date of Original Issue April 25, 2006	Interest Rate LIBOR + __%	CUSIP _____ ___

Registered Holder:  Cede & Co.
Principal Amount:

          For Value Received, College Loan Corporation Trust I, a Delaware statutory trust (the "Issuer," which term includes any successor under the Indenture hereinafter referred to), acknowledges itself indebted and hereby promises to pay to the registered holder specified above, or registered assigns (the "Registered Holder"), but solely from the revenues and receipts hereinafter specified and not otherwise, the Principal Amount specified above on the Stated Maturity Date specified above (subject to the right of prior redemption hereinafter mentioned), upon presentation and surrender of this Note at the Principal Office of the Trustee (as hereinafter defined), as Paying Agent for the Series 2006-1 Notes (as hereinafter defined), or a duly appointed successor Paying Agent, and to pay interest on said Principal Amount, but solely from the revenues and receipts hereinafter specified and not otherwise, to the Registered Holder hereof from the date hereof until the payment of said Principal Amount has been made or duly provided for, payable on each Interest Payment Date and at Maturity, at the Applicable Interest Rate (as hereinafter described), and at the same rate per annum (to the extent that the payment of such interest shall be legally enforceable) on overdue installments of interest. Payment of interest on this Note on each regularly scheduled Interest Payment Date shall be made by check or draft drawn upon the Paying Agent and mailed to the person who is the Registered Holder hereof as of 5:00 p.m. on the applicable Regular Record Date at the address of such Registered Holder as it appears on the Note Register maintained by the Note Registrar, or, if the Registered Holder of this Note is the Registered Holder of Series 2006-1 Notes in the aggregate principal amount of $1,000,000 or more (or, if less than $1,000,000 in Principal Amount of Series 2006-1 Notes is outstanding, the Holder of all outstanding Series 2006-1 Notes), at the direction of such Registered Holder received by the Paying Agent by 5:00 p.m. on the last Business Day preceding the applicable Regular Record Date, by electronic transfer by the Paying Agent in immediately available funds to an account designated by such Registered Holder. In addition, interest on this Note is payable at the Maturity hereof in the same manner as the principal hereof, unless the date of such Maturity is a regularly scheduled Interest Payment Date, in which event interest is payable in the manner set forth in the preceding sentence. Any interest not so timely paid or duly provided for (herein referred to as "Defaulted Interest") shall cease to be payable to the person who is the Registered Holder hereof at the close of business on the Regular Record Date and shall be payable to the person who is the Registered Holder hereof at the close of business on a Special Record Date for the payment of any such Defaulted Interest. Such Special Record Date shall be fixed by the Trustee whenever moneys become available for payment of the Defaulted Interest, and notice of the Special Record Date shall be given to the Registered Holder hereof not less than ten days prior thereto by first-class mail to such Registered Holder as shown on the Note Register on a date selected by the Trustee, stating the date of the special record date and the date fixed for the payment of such Defaulted Interest. The principal of, premium, if any, and interest on this Note are payable in lawful money of the United States of America.

          This Note is one of an authorized series of Senior Notes (collectively referred to herein as the "Series 2006-1 LIBOR Rate Notes") issued by the Issuer pursuant to a Second Amended and Restated Indenture of Trust, dated as of April 1, 2003 (as supplemented and amended previously and as supplemented by the Seventh Supplement dated as of April 1, 2006 and as may be further supplemented and amended, the "Indenture"), from the Issuer and Deutsche Bank Trust Company Americas, as eligible lender trustee, to Deutsche Bank Trust Company Americas, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture).

          Reference is hereby made to the Indenture, copies of which are on file in the Principal Office of the Trustee, and to all of the provisions of which any Registered Holder of this Note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the Notes and Other Obligations secured thereunder; the student loan acquisition program being financed by the issuance of the Notes; the revenues and other moneys pledged to the payment of the principal of and premium, if any, and interest on the Notes and the Other Obligations; the nature and extent and manner of enforcement of the pledge; the conditions upon which Notes may be issued or Other Obligations may be incurred by the Issuer thereunder, payable from such revenues and other moneys thereunder as Senior Obligations or Subordinate Obligations; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Holders of the Notes; the rights and remedies of the Registered Holder hereof with respect hereto and thereto, including the limitations upon the right of a Registered Holder hereof to institute any suit, action or proceeding in equity or at law with respect hereto and thereto; the rights, duties and obligations of the Issuer and the Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts and covenants made therein may be discharged at or prior to the maturity or redemption of this Note, and this Note thereafter no longer be secured by the Indenture, or be deemed to be Outstanding thereunder; and for the other terms and provisions thereof. Terms used with initial capital letters but not defined in this Note have the respective meanings given such terms in the Indenture. The Series 2006-1 LIBOR Rate Notes are being issued as, and will constitute, Senior Notes under the Indenture.

          The Notes and Other Obligations are limited obligations of the Issuer, payable solely from the Trust Estate created under the Indenture, consisting of certain revenues and Funds and Accounts pledged under the Indenture including, but not limited to, payments of principal and interest made by obligors of Financed Student Loans and available Note proceeds.

          Interest payable on this Note shall be computed on the basis of a 360-day year for the number of days actually elapsed, and is payable on each regularly scheduled Interest Payment Date prior to the Maturity hereof and at the Maturity hereof. The interest payable on each Interest Payment Date for this Note shall be that interest which has accrued through the last day of the last complete Interest Period immediately preceding the Interest Payment Date or, in the case of the Maturity hereof, the last day preceding the date of such Maturity. The Applicable Interest Rate shall be effective as of and on the first day (whether or not a Business Day) of the applicable Interest Period and be in effect thereafter through the end of such Interest Period.

          The unpaid principal amount hereof from time to time outstanding shall bear interest at an Applicable Interest Rate, payable on each Interest Payment Date and at the Maturity hereof such interest to accrue from the later of the date hereof or the date through which interest has been paid or duly provided for.

          The Interest Period, the Applicable Interest Rate, the method of determining the Applicable Interest Rate on each of the Series 2006-1 Notes and the redemption provisions of the Series 2006-1 Notes will be determined in accordance with the terms, conditions and provisions of the Seventh Supplement, to which terms, conditions and provisions specific reference is hereby made, and all of which terms, conditions and provisions are hereby specifically incorporated herein by reference.

          The determination of the Applicable Interest Rate by the Trustee or any other authorized Person pursuant to the provisions of the Seventh Supplement shall be conclusive and binding on the Holders of the Series 2006-1 Notes.

          Notwithstanding any provision of this Note to the contrary, in no event shall the cumulative amount of interest paid or payable on this Note (including interest calculated as provided herein, plus any other amounts that constitute interest on this Note under applicable law, which are contracted for, charged, reserved, taken or received pursuant to this Note or related documents) calculated from the Date of Original Issuance of this Note through any subsequent day during the term of this Note or otherwise prior to payment in full of this Note exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or related documents or otherwise contracted for, charged, reserved, taken or received in connection with this Note, or if the redemption or acceleration of the Maturity of this Note results in payment to or receipt by the Registered Holder or any former Registered Holder hereof of any interest in excess of that permitted by applicable law, then notwithstanding any provision of this Note or related documents to the contrary all excess amounts theretofore paid or received with respect to this Note shall be credited on the principal balance of this Note (or, if this Note has been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of this Note and related documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under this Note and under the related documents.

          If provision is made for the payment of principal of and interest on this Note in accordance with the Indenture, this Note shall no longer be deemed Outstanding under the Indenture, shall cease to be entitled to the benefits of the Indenture and shall thereafter be payable solely from the funds provided for such payment.

          If an Event of Default shall occur, the principal of all the Outstanding Notes may and, under certain circumstances, shall be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes and Other Beneficiaries under the Indenture at any time by the Issuer with, among other things, the consent of the Holders of two-thirds of the aggregate principal amount of Senior Notes at the time Outstanding, if affected thereby, and with the consent of the Holders of two-thirds of the aggregate principal amount of Subordinate Notes at the time Outstanding, if affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Senior Notes at the time Outstanding or Other Senior Beneficiaries or, if no Senior Obligations are Outstanding, the Holders of specified percentages in aggregate principal amount of the Subordinate Notes at the time Outstanding or Other Subordinate Beneficiaries, on behalf of the Holders of all the Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Registered Holder of this Note and upon all future Registered Holders hereof and of any Note issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          The Issuer may require payment by the Registered Holder hereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Note, other than certain exchanges specifically exempted under the Indenture and not involving any transfer.

          The Issuer, the Trustee, each Paying Agent, any Authenticating Agent, the Note Registrar and any other agent of the Issuer may treat the Person in whose name this Note is registered on the Note Register as the absolute owner hereof for all purposes, whether or not this Note is overdue, and neither the Issuer, the Trustee, any Paying Agent, any Authenticating Agent, the Note Registrar nor any other such agent shall be affected by notice to the contrary.

          It Is Hereby Certified, Recited, Covenanted and Declared that all acts, conditions and things required to have happened, to exist and to have been performed precedent to and in the issuance of this Note have happened, do exist, and have been performed in regular and due time, form and manner as so required.

          This Note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been signed by the Trustee or by the Authenticating Agent by the manual signature of one of its authorized representatives.

          It is expressly understood and agreed by the holder hereof that (a) the Indenture and this Note each is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Delaware Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it; (b) each of the representations, undertakings and agreement in the Indenture and this Note made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer; (c) nothing contained in the Indenture and this Note shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained in the Indenture and this Note, all such liability, if any, being expressly waived by the holder hereof and by any Person claiming by, through or under the holder hereof; and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under the Indenture, this Note or the other Basic Documents.

[Execution Page Follows]

          IN WITNESS WHEREOF, the Issuer has caused this Series 2006-1 Note to be executed in its name by the manual signature of the Delaware Trustee.

          Dated: _______ __, 200_

COLLEGE LOAN CORPORATION TRUST I By Wilmington Trust Company, not in its individual capacity but solely as Delaware Trustee By Name Title

[CERTIFICATE OF AUTHENTICATION FOLLOWS]

CERTIFICATE OF AUTHENTICATION

          This Note is one of the Notes of the series designated therein and issued under the provisions of the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee By Name Title

[FORM OF ASSIGNMENT FOLLOWS]

ASSIGNMENT

          For Value Received the undersigned hereby sells, assigns and transfers unto _____________________ the within Note and irrevocably appoints ______________________, attorney-in-fact, to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

          Dated: ____________________________

Please Insert Social Security or Other Identifying Number of Assignee	Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without any alteration whatsoever.

Signature Guaranteed:

_________________

EXHIBIT A-2

FORM OF SERIES 2006-1 RESET RATE NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1)(A) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (B) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) AND (7) UNDER THE SECURITIES ACT) PURCHASING FOR INVESTMENT AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (X) THE RECEIPT BY THE NOTE REGISTRAR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE INDENTURE AND (Y) THE RECEIPT BY THE NOTE REGISTRAR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE NOTE REGISTRAR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (4) PURSUANT TO A VALID REGISTRATION STATEMENT.

[IF HELD BY DTC] [UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

          [IF REGULATION S GLOBAL NOTE] [THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE ORIGINAL ISSUE DATE OF THE NOTES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

          THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

COLLEGE LOAN CORPORATION TRUST I
STUDENT LOAN ASSET-BACKED NOTE
SERIES 2006-1A-7_ SENIOR RATE NOTES
RESET RATE NOTES

No. R-____	REGISTERED $____________

Date of Original Issuance April 25, 2006	Stated Maturity Date April 1, 2046	Rule 144A/Reg S CUSIP No.	Rule 144A/Reg. S ISIN No.	Interest Rate

PRINCIPAL AMOUNT: _______________________________________ AND 00/100 [DOLLARS]

REGISTERED HOLDER: ____________________.

          For Value Received, College Loan Corporation Trust I, a Delaware statutory trust (the "Issuer," which term includes any successor under the Indenture hereinafter referred to), acknowledges itself indebted and hereby promises to pay to the registered holder specified above, or registered assigns (the "Registered Holder"), but solely from the revenues and receipts hereinafter specified and not otherwise, the Principal Amount specified above on the Stated Maturity Date specified above (subject to the right of prior redemption hereinafter mentioned), upon presentation and surrender of this Note at the Principal Office of the Trustee (as hereinafter defined), as Paying Agent for the Series 2006-1 Reset Rate Notes (as hereinafter defined), or a duly appointed successor Paying Agent, and to pay interest on said Principal Amount, but solely from the revenues and receipts hereinafter specified and not otherwise, to the Registered Holder hereof from the date hereof until the payment of said Principal Amount has been made or duly provided for, payable on each Interest Payment Date and at Maturity, at the Applicable Interest Rate (as hereinafter described), and at the same rate per annum (to the extent that the payment of such interest shall be legally enforceable) on overdue installments of interest. Payment of interest on this Note on each regularly scheduled Interest Payment Date shall be made by check or draft drawn upon the Paying Agent and mailed to the person who is the Registered Holder hereof as of 5:00 p.m. on the applicable Regular Record Date at the address of such Registered Holder as it appears on the Note Register maintained by the Note Registrar, or, if the Registered Holder of this Note is the Registered Holder of Series 2006-1 Reset Rate Notes in the aggregate principal amount of $1,000,000 or more (or, if less than $1,000,000 in Principal Amount of Series 2006-1 Reset Rate Notes is outstanding, the Holder of all outstanding Series 2006-1 Reset Rate Notes), at the direction of such Registered Holder received by the Paying Agent by 5:00 p.m. on the last Business Day preceding the applicable Regular Record Date, by electronic transfer by the Paying Agent in immediately available funds to an account designated by such Registered Holder. In addition, interest on this Note is payable at the Maturity hereof in the same manner as the principal hereof, unless the date of such Maturity is a regularly scheduled Interest Payment Date, in which event interest is payable in the manner set forth in the preceding sentence. Any interest not so timely paid or duly provided for (herein referred to as "Defaulted Interest") shall cease to be payable to the person who is the Registered Holder hereof at the close of business on the Regular Record Date and shall be payable to the person who is the Registered Holder hereof at the close of business on a Special Record Date for the payment of any such Defaulted Interest. Such Special Record Date shall be fixed by the Trustee whenever moneys become available for payment of the Defaulted Interest, and notice of the Special Record Date shall be given to the Registered Holder hereof not less than ten days prior thereto by first-class mail to such Registered Holder as shown on the Note Register on a date selected by the Trustee, stating the date of the special record date and the date fixed for the payment of such Defaulted Interest.

          This Note is one of an authorized series of Senior Reset Rate Notes (collectively referred to herein as the "Series 2006-1 Reset Rate Notes") issued by the Issuer pursuant to a Second Amended and Restated Indenture of Trust, dated as of April 1, 2006 (as supplemented and amended previously and as supplemented by the Seventh Supplement dated as of April 1, 2006 (the "Seventh Supplement") and as may be further supplemented and amended, the "Indenture"), from the Issuer and Deutsche Bank Trust Company Americas, as eligible lender trustee, to Deutsche Bank Trust Company Americas, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture).

          Reference is hereby made to the Indenture, copies of which are on file in the Principal Office of the Trustee, and to all of the provisions of which any Registered Holder of this Note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the Notes and Other Obligations secured thereunder; the student loan acquisition program being financed by the issuance of the Notes; the revenues and other moneys pledged to the payment of the principal of and premium, if any, and interest on the Notes and the Other Obligations; the nature and extent and manner of enforcement of the pledge; the conditions upon which Notes may be issued or Other Obligations may be incurred by the Issuer thereunder, payable from such revenues and other moneys thereunder as Senior Obligations or Subordinate Obligations; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Holders of the Notes; the rights and remedies of the Registered Holder hereof with respect hereto and thereto, including the limitations upon the right of a Registered Holder hereof to institute any suit, action or proceeding in equity or at law with respect hereto and thereto; the rights, duties and obligations of the Issuer and the Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts and covenants made therein may be discharged at or prior to the maturity or redemption of this Note, and this Note will thereafter no longer be secured by the Indenture, or be deemed to be Outstanding thereunder; and for the other terms and provisions thereof. Terms used with initial capital letters but not defined in this Note have the respective meanings given such terms in the Indenture. The Series 2006-1 Reset Rate Notes are being issued as, and will constitute, Senior Notes under the Indenture.

          The Notes and Other Obligations are limited obligations of the Issuer, payable solely from the Trust Estate created under the Indenture, consisting of certain revenues and Funds and Accounts pledged under the Indenture including, but not limited to, payments of principal and interest made by obligors of Financed Student Loans and available Note proceeds.

          The Issuer shall pay interest on this note at the rate set forth in Schedule A attached hereto, on each Quarterly Distribution Date until the principal of this note is paid or made available for payment as set forth in Schedule A attached hereto, on the principal amount of this note outstanding on the preceding Quarterly Distribution Date (after giving effect to all payments of principal made on the preceding Quarterly Distribution Date, if any). Interest on this note shall accrue from and including the preceding Quarterly Distribution Date (or, in the case of the first Interest Accrual Period, the Date of Original Issuance) to but excluding the following Quarterly Distribution Date (each an "Interest Accrual Period") as set forth in Schedule A attached hereto.

          The principal of and interest on this note are payable in the currency set forth in Schedule A attached hereto. If the specified date for any payment of principal or interest accrued to such specified date shall be a day other than a Business Day then such payment may be made on the next succeeding Business Day, with the same force and effect as if made on the specified date for such payment without additional interest. Interest on the Series 2006-1A-7_ Senior Notes during the initial Reset Period and during any subsequent Reset Period when the Series 2006-1A-7_ Senior Notes bear a fixed rate of interest and are denominated in a currency other than U.S. Dollars will be calculated in accordance with the Actual/Actual (ISMA) Accrual Method, or another Day Count Basis as may be established on the related Remarketing Terms Determination Date. Interest on the Series 2006-1A-7_ Senior Notes during any Reset Period when such notes bear a fixed rate of interest and are denominated in U.S. Dollars will be computed on the basis of a 360 day year consisting of twelve 30 day months.

          Principal of the Series 2006-1A-7_ Senior Notes shall be allocable on each Quarterly Distribution Date and payable as set forth in Schedule A attached hereto to the extent moneys have been allocated therefor pursuant to the Indenture. "Distribution Date" means the twenty-fifth (25th) day of each January, April, July and October, or, if any such date is not a Business Day, the next succeeding Business Day, commencing July 25, 2006.

          If during any Reset Period (including the initial Reset Period) the Series 2006-1A-7_ Senior Notes are structured to receive principal distributions only on the next related Reset Date, the registered owners of the Series 2006-1A-7_ Senior Notes will not be paid principal on any related Quarterly Distribution Date when principal is allocated to the Series 2006-1A-7_ Senior Notes. All such allocated principal will be deposited into the related Accumulation Account for payment on the Series 2006-1A-7_ Senior Notes, generally, on the next related Reset Date in accordance with the procedures set forth in Appendix A to the Indenture. All principal payments on the Series 2006-1A-7_ Senior Notes shall be made pro rata to the registered owners thereof.

          Interest on the Series 2006-1A-7_ Senior Notes shall be payable on each Quarterly Distribution Date on the principal amount outstanding of the Series 2006-1A-7_ Senior Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Series 2006-1A-7_ Senior Rate. The Series 2006-1A-7_ Senior Rate will be reset on the Initial Reset Date set forth in Schedule A attached hereto and on each Reset Date thereafter in accordance with the provisions of Appendix A to the Indenture. The Initial Reset Date for the Series 2006-1A-7_ Senior Notes is the Quarterly Distribution Date on April 26, 2009. [The "Series 2006-1A-7A Senior Rate" for each Interest Accrual Period during the initial Reset Period shall be equal to 0.__% per annum, calculated on the basis of a 360 day year consisting of twelve 30-day month.][The "Series 2006-1A-7B Senior Rate" for each Interest Accrual Period during the initial Reset Period shall be equal to an annual rate of Three-Month LIBOR plus 0.__%, calculated on the basis of the actual number of days elapsed and a 360 day year.]

          Interest on the Series 2006-1A-7_ Senior Notes after the initial Reset Period may be reset to bear either a fixed, auction or floating rate of interest at the option of the Remarketing Agents, in consultation with the Issuer Administrator. The interest rate, or the mechanism for calculating the interest rate, on the Series 2006-1A-7_ Senior Notes will be reset as of each Reset Date as determined by (i) the Remarketing Agents, in consultation with the Issuer Administrator, with respect to (A) the length of the Reset Period, (B) whether the rate is fixed, auction or floating and (I) if floating, the applicable Index, (II) if auction, the initial auction rate, or (III) if fixed, the applicable pricing benchmark (C) the applicable Day Count Basis, (D) the applicable currency denomination, i.e., U.S. Dollars, Euros, Pounds Sterling or another non-U.S. Dollar currency, (E) if in Foreign Exchange Mode, the applicable distribution dates on which interest will be paid to the Noteholders of the Reset Rate Notes, if other than quarterly, (F) the applicable Interest Rate Determination Dates within each Interest Accrual Period, (G) the interval between Interest Rate Change Dates during each Interest Accrual Period, (H) whether the Series 2006-1A-7_ Senior Notes will be structured to amortize periodically or to receive a payment of principal only at the end of the related Reset Period, (I) if applicable, the related All Hold Rate and (J) the priority of payment, clause fourth or sixth, under Section 7(c) of the Seventh Supplement; and (ii) the Remarketing Agents, in their sole determination, with respect to the setting of the applicable (A) fixed rate of interest, (B) auction rate of interest or (C) Spread to the chosen Index, as applicable.

          On each Reset Date for the Series 2006-1A-7_ Senior Notes, the Trustee, in its capacity as DTC Custodian, will attach (or will send to the Registered Holder of this note if not then held in book-entry form) a revised Schedule A attached hereto setting forth the reset terms of this note and copies of the related Remarketing Terms Notice and Spread Determination Notice, which shall be considered an integral part of this note applicable during the related Reset Period.

          The Notes are subject to Optional Redemption as set forth in Section 2.13 of Appendix II of the Seventh Supplement by the Issuer, in whole only, at a redemption price of 100% of the Principal Amount of such Series 2006-1 Reset Rate Notes to be redeemed, plus accrued interest thereon to the redemption date, as follows (i) on any related Reset Date; (ii) while any series of the Series 2006-1 Reset Rate Notes bears interest at an auction rate, on any related Interest Payment Date for such series; and (iii) upon a Failed Remarketing for a series of the Series 2006-1 Reset Rate Notes. If a series of Series 2006-1 Reset Rate Notes is optionally redeemed while bearing interest at an auction rate, any Carry-Over Amounts accrued on the series of Series 2006-1 Reset Rate Notes being redeemed will be extinguished on the date of such Optional Redemption.

          The Series 2006-1A-7_ Senior Notes are also subject to a call option pursuant to Section 2.06 of Appendix II of the Seventh Supplement by College Loan Corporation, or its assignee, on any Reset Date and on any date for a series of Series 2006-1 Reset Rate Notes following a Failed Remarketing for such series and the continuation thereof. The purchase price paid for such reset rate notes will be equal to 100% of the Principal Amount of such Series 2006-1 Reset Rate Notes to be redeemed, plus accrued interest thereon to the purchase date.

          All Series 2006-1A-7_ Senior Notes called for redemption will cease to bear interest after the specified redemption or purchase date, provided funds for their payment are on deposit at the place of payment at the time. Preferably five, but not less than two Business Days prior to each Quarterly Distribution Date on which the Series 2006-1A-7_ Senior Notes are to be redeemed, the Trustee shall cause notice such redemption to be given by mailing a copy of the notice by first-class mail to the Issuer Administrator and Registered Owners of the Series 2006-1A-7_ Senior Notes, at their address as the same shall last appear upon the registration books on such date; provided, however, that failure to give such notice, or any defect therein, shall not affect the validity of any proceedings for the reduction or redemption of the Series 2006-1A-7_ Senior Notes.

          The Indenture provides that the Issuer may enter into a derivative product (a "Derivative Product") between the Issuer and a derivative provider (a "Counterparty"), as originally executed and as amended or supplemented, or other interest rate hedge agreement between the Issuer and a Counterparty, as originally executed and as amended or supplemented. Payments due to a Counterparty from the Issuer pursuant to the applicable Derivative Product are referred to herein as "Issuer Derivative Payments," and may be paid on a parity with interest on any class of the Notes.

          The Series 2006-1A-7_ Senior Notes are and will be secured by the Trust Estate pledged as security therefor as provided in the Indenture. The Series 2006-1 Reset Rate Notes, other Senior Notes and any Derivative Products are senior to the Subordinate Notes as and to the extent provided in the Indenture. The Series 2006-1 Reset Rate Notes and other Senior Notes are, except for certain Termination Payments that are not Priority Termination Payments, issued on a parity with any Derivative Products entered into by the Issuer with a Counterparty, pursuant to which the Issuer will, from time to time, owe Issuer Derivative Payments, and will, from time to time, be owed Counterparty Payments.

          Reference is hereby made to the Indenture, copies of which are on file at the designated corporate trust office of the Trustee, and to all of the provisions of which any Registered Owner of this note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the Notes; the Issuer's student loan origination and acquisition program; the revenues and other money pledged to the payment of the principal of and interest on the Notes; the nature and extent and manner of enforcement of the pledge; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Registered Owners of the Notes and any Swap Counterparty; the rights and remedies of the Registered Owner hereof with respect hereto and thereto, including the limitations upon the right of a Registered Owner hereof to institute any suit, action, or proceeding in equity or at law with respect hereto and thereto; the rights, duties, and obligations of the Issuer and the Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts, and covenants made therein may be discharged at or prior to the stated maturity or earlier redemption of this note, and this note thereafter shall no longer be secured by the Indenture or be deemed to be Outstanding, as defined in the Indenture, thereunder; and for the other terms and provisions thereof.

          THE NOTES ARE LIMITED OBLIGATIONS OF THE ISSUER, PAYABLE SOLELY FROM, AND FURTHER SECURED BY, THE TRUST ESTATE, AS DEFINED IN THE INDENTURE.

          No recourse, either directly or indirectly, shall be had for the payment of the principal of and interest on this note or any claim based hereon or in respect hereof or of the Indenture, against the Trustee, or any incorporator, director, officer, employee, or agent of the Issuer, but the obligation to pay all amounts required by the Indenture securing this note and the obligation to do and perform the covenants and acts required of the Issuer therein and herein shall be and remain the responsibility and obligation of said Issuer, limited as herein set forth.

          As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered upon the records of the Trustee upon surrender for transfer of any Note at the Principal Office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, and thereupon the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like class and aggregate principal amount of the same maturity.

          Notwithstanding any provision of this Note to the contrary, in no event shall the cumulative amount of interest paid or payable on this Note (including interest calculated as provided herein, plus any other amounts that constitute interest on this Note under applicable law, which are contracted for, charged, reserved, taken or received pursuant to this Note or related documents) calculated from the Date of Original Issuance of this Note through any subsequent day during the term of this Note or otherwise prior to payment in full of this Note exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or related documents or otherwise contracted for, charged, reserved, taken or received in connection with this Note, or if the redemption or acceleration of the Maturity of this Note results in payment to or receipt by the Registered Holder or any former Registered Holder hereof of any interest in excess of that permitted by applicable law, then notwithstanding any provision of this Note or related documents to the contrary all excess amounts theretofore paid or received with respect to this Note shall be credited on the principal balance of this Note (or, if this Note has been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of this Note and related documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under this Note and under the related documents.

          If provision is made for the payment of principal of and interest on this Note in accordance with the Indenture, this Note shall no longer be deemed Outstanding under the Indenture, shall cease to be entitled to the benefits of the Indenture and shall thereafter be payable solely from the funds provided for such payment.

          If an Event of Default shall occur, the principal of all the Outstanding Notes may and, under certain circumstances, shall be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes and Other Beneficiaries under the Indenture at any time by the Issuer with, among other things, the consent of the Holders of two-thirds of the aggregate principal amount of Senior Notes at the time Outstanding, if affected thereby, and with the consent of the Holders of two-thirds of the aggregate principal amount of Subordinate Notes at the time Outstanding, if affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Senior Notes at the time Outstanding or Other Senior Beneficiaries or, if no Senior Obligations are Outstanding, the Holders of specified percentages in aggregate principal amount of the Subordinate Notes at the time Outstanding or Other Subordinate Beneficiaries, on behalf of the Holders of all the Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Registered Holder of this Note and upon all future Registered Holders hereof and of any Note issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          The Issuer may require payment by the Registered Holder hereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Note, other than certain exchanges specifically exempted under the Indenture and not involving any transfer.

          The Issuer, the Trustee, each Paying Agent, any Authenticating Agent, the Note Registrar and any other agent of the Issuer may treat the Person in whose name this Note is registered on the Note Register as the absolute owner hereof for all purposes, whether or not this Note is overdue, and neither the Issuer, the Trustee, any Paying Agent, any Authenticating Agent, the Note Registrar nor any other such agent shall be affected by notice to the contrary.

          It Is Hereby Certified, Recited, Covenanted and Declared that all acts, conditions and things required to have happened, to exist and to have been performed precedent to and in the issuance of this Note have happened, do exist, and have been performed in regular and due time, form and manner as so required.

          This Note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been signed by the Trustee or by the Authenticating Agent by the manual signature of one of its authorized representatives.

          It is expressly understood and agreed by the holder hereof that (a) the Indenture and this Note each is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Delaware Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it; (b) each of the representations, undertakings and agreement in the Indenture and this Note made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer; (c) nothing contained in the Indenture and this Note shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained in the Indenture and this Note, all such liability, if any, being expressly waived by the holder hereof and by any Person claiming by, through or under the holder hereof; and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under the Indenture, this Note or the other Basic Documents.

          This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Issuer has caused this Series 2006-1 Reset Rate Note to be executed in its name by the manual signature of the Delaware Trustee.

          Dated: April 25, 2006

COLLEGE LOAN CORPORATION TRUST I By Wilmington Trust Company, not in its individual capacity but solely as Delaware Trustee By Name Title

[CERTIFICATE OF AUTHENTICATION FOLLOWS]

CERTIFICATE OF AUTHENTICATION

          This Note is one of the Notes of the series designated therein and issued under the provisions of the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee By Name Title

[FORM OF ASSIGNMENT FOLLOWS]

ASSIGNMENT

          For Value Received the undersigned hereby sells, assigns and transfers unto _____________________ the within Note and irrevocably appoints ______________________, attorney-in-fact, to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

          Dated: ____________________________

Please Insert Social Security or Other Identifying Number of Assignee Signature Guaranteed	Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without any alteration whatsoever.

Schedule A
Terms of The Reset Rate Notes

Reset Period Begins:

Reset Period Ends:

Interest Rate Mode:

Series 2006-1A-7__ Rate:

Day Count Basis:

Interest Accrual Period:

Initial Reset Date:

Distribution Date:

          Interest Payable:

          Principal Allocable:

          Principal Payable:

Currency:

SCHEDULE B

EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(1)

              The following exchanges of a part of this Global Note for an interest in another Global Note or for an Individual Note, or exchanges of a part of another Global Note or Individual Note for an interest in this Global Note, have been made:

1	This should be included only if the Note is issued in global form.

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Note Registrar

ASSIGNMENT

           For Value Received the undersigned hereby sells, assigns and transfers unto __________________ the within Note and irrevocably appoints _______________, attorney-in-fact, to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

           Dated:

Please Insert Social Security or Other Identifying Number of Assignee _______________________________________
______________________________
Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without any alteration whatsoever.

Signature Guaranteed:

__________________

EXHIBIT A-3

FORM OF SERIES 2006-1A-IO SENIOR NOTES

          Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any Note issued is registered in the name of CEDE & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to CEDE & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge, or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the Registered Owner hereof, CEDE & Co., has an interest herein.

Student Loan Asset-Backed NoteSenior
Series 2006-1A-IO

No. __-____

Stated Maturity Date July 25, 2008	Date of Original Issue April 25, 2006	Interest Rate __%	CUSIP _____ ___

Registered Holder: Cede & Co.
Notional Amount:

          For Value Received, College Loan Corporation Trust I, a Delaware statutory trust (the "Issuer," which term includes any successor under the Indenture hereinafter referred to), acknowledges itself indebted and hereby promises to pay to the registered holder specified above, or registered assigns (the "Registered Holder"), but solely from the revenues and receipts hereinafter specified and not otherwise, the interest on the Notional Amount specified above as detailed herein and in the Indenture (as hereinafter defined) until the Stated Maturity Date (or as such Notional Amount may be reduced pursuant to the Indenture), upon presentation and surrender of this Note at the Principal Office of the Trustee (as hereinafter defined), as Paying Agent for the Series 2006-1 Notes (as hereinafter defined), or a duly appointed successor Paying Agent, and to pay interest on said Notional Amount, but solely from the revenues and receipts hereinafter specified and not otherwise, to the Registered Holder hereof from the date hereof until said Notional Amount is reduced to zero, payable on each Interest Payment Date and at the Stated Maturity Date, at the Interest Rate stated above, and at the same rate per annum (to the extent that the payment of such interest shall be legally enforceable) on overdue installments of interest. Payment of interest on this Note on each regularly scheduled Interest Payment Date shall be made by check or draft drawn upon the Paying Agent and mailed to the person who is the Registered Holder hereof as of 5:00 p.m. on the applicable Regular Record Date at the address of such Registered Holder as it appears on the Note Register maintained by the Note Registrar, or, if the Registered Holder of this Note is the Registered Holder of Series 2006-1 Notes in the aggregate notional amount of $1,000,000 or more (or, if less than $1,000,000 in Notional Amount of Series 2006-1A-IO Senior Notes is outstanding, the Holder of all outstanding Series 2006-1 Notes), at the direction of such Registered Holder received by the Paying Agent by 5:00 p.m. on the last Business Day preceding the applicable Regular Record Date, by electronic transfer by the Paying Agent in immediately available funds to an account designated by such Registered Holder. Any interest not so timely paid or duly provided for (herein referred to as "Defaulted Interest") shall cease to be payable to the person who is the Registered Holder hereof at the close of business on the Regular Record Date and shall be payable to the person who is the Registered Holder hereof at the close of business on a Special Record Date for the payment of any such Defaulted Interest. Such Special Record Date shall be fixed by the Trustee whenever moneys become available for payment of the Defaulted Interest, and notice of the Special Record Date shall be given to the Registered Holder hereof not less than ten days prior thereto by first-class mail to such Registered Holder as shown on the Note Register on a date selected by the Trustee, stating the date of the special record date and the date fixed for the payment of such Defaulted Interest. The principal of, premium, if any, and interest on this Note are payable in lawful money of the United States of America.

          This Note is one of an authorized series of Senior Notes (collectively referred to herein as the "Series 2006-1A-IO Senior Notes") issued by the Issuer pursuant to a Second Amended and Restated Indenture of Trust, dated as of April 1, 2006 (as supplemented and amended previously and as supplemented by the Seventh Supplement dated as of April 1, 2006 and as may be further supplemented and amended, the "Indenture"), from the Issuer and Deutsche Bank Trust Company Americas, as eligible lender trustee, to Deutsche Bank Trust Company Americas, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture).

          Reference is hereby made to the Indenture, copies of which are on file in the Principal Office of the Trustee, and to all of the provisions of which any Registered Holder of this Note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the Notes and Other Obligations secured thereunder; the student loan acquisition program being financed by the issuance of the Notes; the revenues and other moneys pledged to the payment of the principal of and premium, if any, and interest on the Notes and the Other Obligations; the nature and extent and manner of enforcement of the pledge; the conditions upon which Notes may be issued or Other Obligations may be incurred by the Issuer thereunder, payable from such revenues and other moneys thereunder as Senior Obligations or Subordinate Obligations; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Holders of the Notes; the rights and remedies of the Registered Holder hereof with respect hereto and thereto, including the limitations upon the right of a Registered Holder hereof to institute any suit, action or proceeding in equity or at law with respect hereto and thereto; the rights, duties and obligations of the Issuer and the Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts and covenants made therein may be discharged at or prior to the maturity or redemption of this Note, and this Note thereafter no longer be secured by the Indenture, or be deemed to be Outstanding thereunder; and for the other terms and provisions thereof. Terms used with initial capital letters but not defined in this Note have the respective meanings given such terms in the Indenture. The Series 2006-1 Notes are being issued as, and will constitute, Senior Notes under the Indenture.

          The Notes and Other Obligations are limited obligations of the Issuer, payable solely from the Trust Estate created under the Indenture, consisting of certain revenues and Funds and Accounts pledged under the Indenture including, but not limited to, payments of principal and interest made by obligors of Financed Student Loans and available Note proceeds.

          The Issuer will pay interest on the Notional Amount of the Series 2006-1A-IO Senior Notes at the rate per annum equal to the Note Interest Rate (as defined in the Indenture) for this Note, on each Quarterly Distribution Date until the Notional Amount of the Series 2006-1A-IO Senior Notes is reduced to zero. Interest on this Series 2006-1A-IO Senior Notes will accrue for each Quarterly Distribution Date on the Notional Amount of the Series 2006-1A-IO Senior Notes until such Notional Amount is reduced to zero, from the most recent Quarterly Distribution Date on which interest has been paid to but excluding such Quarterly Distribution Date or, if no interest has yet been paid, from the Closing Date). Such interest on this Note shall be paid in the manner specified herein.

          If on any Quarterly Distribution Date the amount of interest payable to the Series 2006-1A-IO Senior Notes is not based on the initial principal amount of the Series 2006-1A-6 Senior Notes, the Series 2006-1A-IO Senior Notes will also be entitled to receive series IO Carry-Over Interest in an amount equal to the difference between the amount of interest accrued at the Series 2006-1A-IO Senior Notes interest rate on the initial principal amount of the Series 2006-1A-6 Senior Notes and the amount of interest accrued at such interest rate on the actual principal balance of the Series 2006-1A-6 Senior Notes. Series IO carry-over interest will be paid as further described under Section 4.05 of the Indenture. Any series IO carry-over interest remaining unpaid on the final maturity date for the Series 2006-1A-IO Senior Notes will be payable on subsequent quarterly distribution dates, to the extent of available funds, to the last record owner of the Series 2006-1A-IO Senior Notes.

          Interest payable on this Note shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and is payable on each regularly scheduled Interest Payment Date prior to the Maturity hereof and at the Maturity hereof. The interest payable on each Interest Payment Date for this Note shall be that interest which has accrued through the last day of the last complete Interest Period immediately preceding the Interest Payment Date or, in the case of the Maturity hereof, the last day preceding the date of such Maturity. The Applicable Interest Rate shall be effective as of and on the first day (whether or not a Business Day) of the applicable Interest Period and be in effect thereafter through the end of such Interest Period.

          The unpaid principal amount hereof from time to time outstanding shall bear interest at an Applicable Interest Rate, payable on each Interest Payment Date and at the Maturity hereof such interest to accrue from the later of the date hereof or the date through which interest has been paid or duly provided for.

          The Interest Period, the Applicable Interest Rate, the method of determining the Applicable Interest Rate on each of the Series 2006-1 Notes and the redemption provisions of the Series 2006-1 Notes will be determined in accordance with the terms, conditions and provisions of the Seventh Supplement, to which terms, conditions and provisions specific reference is hereby made, and all of which terms, conditions and provisions are hereby specifically incorporated herein by reference.

          Notwithstanding any provision of this Note to the contrary, in no event shall the cumulative amount of interest paid or payable on this Note (including interest calculated as provided herein, plus any other amounts that constitute interest on this Note under applicable law, which are contracted for, charged, reserved, taken or received pursuant to this Note or related documents) calculated from the Date of Original Issuance of this Note through any subsequent day during the term of this Note or otherwise prior to payment in full of this Note exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or related documents or otherwise contracted for, charged, reserved, taken or received in connection with this Note, or if the redemption or acceleration of the Maturity of this Note results in payment to or receipt by the Registered Holder or any former Registered Holder hereof of any interest in excess of that permitted by applicable law, then notwithstanding any provision of this Note or related documents to the contrary all excess amounts theretofore paid or received with respect to this Note shall be paid in full, refunded by the recipient thereof, and the provisions of this Note and related documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under this Note and under the related documents.

          If provision is made for the payment of interest and any series IO carry-over interest on this Note in accordance with the Indenture, this Note shall no longer be deemed Outstanding under the Indenture, shall cease to be entitled to the benefits of the Indenture and shall thereafter be payable solely from the funds provided for such payment.

          If an Event of Default shall occur, the principal of all the Outstanding Notes may and, under certain circumstances, shall be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes and Other Beneficiaries under the Indenture at any time by the Issuer with, among other things, the consent of the Holders of two-thirds of the aggregate principal amount of Senior Notes at the time Outstanding, if affected thereby, and with the consent of the Holders of two-thirds of the aggregate principal amount of Subordinate Notes at the time Outstanding, if affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Senior Notes at the time Outstanding or Other Senior Beneficiaries or, if no Senior Obligations are Outstanding, the Holders of specified percentages in aggregate principal amount of the Subordinate Notes at the time Outstanding or Other Subordinate Beneficiaries, on behalf of the Holders of all the Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Registered Holder of this Note and upon all future Registered Holders hereof and of any Note issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          The Issuer may require payment by the Registered Holder hereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Note, other than certain exchanges specifically exempted under the Indenture and not involving any transfer.

          The Issuer, the Trustee, each Paying Agent, any Authenticating Agent, the Note Registrar and any other agent of the Issuer may treat the Person in whose name this Note is registered on the Note Register as the absolute owner hereof for all purposes, whether or not this Note is overdue, and neither the Issuer, the Trustee, any Paying Agent, any Authenticating Agent, the Note Registrar nor any other such agent shall be affected by notice to the contrary.

          It Is Hereby Certified, Recited, Covenanted and Declared that all acts, conditions and things required to have happened, to exist and to have been performed precedent to and in the issuance of this Note have happened, do exist, and have been performed in regular and due time, form and manner as so required.

          This Note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been signed by the Trustee or by the Authenticating Agent by the manual signature of one of its authorized representatives.

          It is expressly understood and agreed by the holder hereof that (a) the Indenture and this Note each is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Delaware Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it; (b) each of the representations, undertakings and agreement in the Indenture and this Note made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer; (c) nothing contained in the Indenture and this Note shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained in the Indenture and this Note, all such liability, if any, being expressly waived by the holder hereof and by any Person claiming by, through or under the holder hereof; and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under the Indenture, this Note or the other Basic Documents.

[Execution Page Follows]

          IN WITNESS WHEREOF, the Issuer has caused this Series 2006-1 Note to be executed in its name by the manual signature of the Delaware Trustee.

          Dated: _______ __, 200_

COLLEGE LOAN CORPORATION TRUST I By Wilmington Trust Company, not in its individual capacity but solely as Delaware Trustee By Name Title

[CERTIFICATE OF AUTHENTICATION FOLLOWS]

CERTIFICATE OF AUTHENTICATION

          This Note is one of the Notes of the series designated therein and issued under the provisions of the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee By Name Title

[FORM OF ASSIGNMENT FOLLOWS]

ASSIGNMENT

          For Value Received the undersigned hereby sells, assigns and transfers unto _____________________ the within Note and irrevocably appoints ______________________, attorney-in-fact, to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

          Dated: ____________________________

Please Insert Social Security or Other Identifying Number of Assignee	Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without any alteration whatsoever.

Signature Guaranteed:

_________________

EXHIBIT B

FORM OF SERIES 2006-1 AUCTION
RATE NOTES

          Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any Note issued is registered in the name of CEDE & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to CEDE & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge, or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the Registered Owner hereof, CEDE & Co., has an interest herein.

Student Loan Asset-Backed Note
Subordinate Series 2006-1B

No. __-____	$____________

Stated Maturity Date _______, 20__	Date of Original Issue April 25, 2006	Interest Rate Variable	CUSIP _____ ___

Registered Holder: Cede & Co.
Principal Amount:

          For Value Received, College Loan Corporation Trust I, a Delaware statutory trust (the "Issuer," which term includes any successor under the Indenture hereinafter referred to), acknowledges itself indebted and hereby promises to pay to the registered holder specified above, or registered assigns (the "Registered Holder"), but solely from the revenues and receipts hereinafter specified and not otherwise, the Principal Amount specified above on the Stated Maturity Date specified above (subject to the right of prior redemption hereinafter mentioned), upon presentation and surrender of this Note at the Principal Office of the Trustee (as hereinafter defined), as Paying Agent for the Series 2006-1B Notes (as hereinafter defined), or a duly appointed successor Paying Agent, and to pay interest on said Principal Amount, but solely from the revenues and receipts hereinafter specified and not otherwise, to the Registered Holder hereof from the date hereof until the payment of said Principal Amount has been made or duly provided for, payable on each Interest Payment Date and at Maturity, at the Applicable Interest Rate (as hereinafter described), and at the same rate per annum (to the extent that the payment of such interest shall be legally enforceable) on overdue installments of interest. Payment of interest on this Note on each regularly scheduled Interest Payment Date shall be made by check or draft drawn upon the Paying Agent and mailed to the person who is the Registered Holder hereof as of 5:00 p.m. on the applicable Regular Record Date at the address of such Registered Holder as it appears on the Note Register maintained by the Note Registrar, or, if the Registered Holder of this Note is the Registered Holder of Series 2006-1B Notes in the aggregate principal amount of $1,000,000 or more (or, if less than $1,000,000 in Principal Amount of Series 2006-1B Notes is outstanding, the Holder of all outstanding Series 2006-1B Notes), at the direction of such Registered Holder received by the Paying Agent by 5:00 p.m. on the last Business Day preceding the applicable Regular Record Date, by electronic transfer by the Paying Agent in immediately available funds to an account designated by such Registered Holder. In addition, interest on this Note is payable at the Maturity hereof in the same manner as the principal hereof, unless the date of such Maturity is a regularly scheduled Interest Payment Date, in which event interest is payable in the manner set forth in the preceding sentence. Any interest not so timely paid or duly provided for (herein referred to as "Defaulted Interest") shall cease to be payable to the person who is the Registered Holder hereof at the close of business on the Regular Record Date and shall be payable to the person who is the Registered Holder hereof at the close of business on a Special Record Date for the payment of any such Defaulted Interest. Such Special Record Date shall be fixed by the Trustee whenever moneys become available for payment of the Defaulted Interest, and notice of the Special Record Date shall be given to the Registered Holder hereof not less than ten days prior thereto by first-class mail to such Registered Holder as shown on the Note Register on a date selected by the Trustee, stating the date of the special record date and the date fixed for the payment of such Defaulted Interest. The principal of, premium, if any, and interest on this Note are payable in lawful money of the United States of America.

          This Note is one of an authorized series of Subordinate Notes (collectively referred to herein as the "Series 2006-1B Notes") issued by the Issuer pursuant to a Second Amended and Restated Indenture of Trust, dated as of April 1, 2006 (as supplemented and amended previously and as supplemented by the Seventh Supplement dated as of April 1, 2006 and as may be further supplemented and amended, the "Indenture"), from the Issuer and Deutsche Bank Trust Company Americas, as eligible lender trustee, to Deutsche Bank Trust Company Americas, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture).

          Reference is hereby made to the Indenture, copies of which are on file in the Principal Office of the Trustee, and to all of the provisions of which any Registered Holder of this Note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the Notes and Other Obligations secured thereunder; the student loan acquisition program being financed by the issuance of the Notes; the revenues and other moneys pledged to the payment of the principal of and premium, if any, and interest on the Notes and the Other Obligations; the nature and extent and manner of enforcement of the pledge; the conditions upon which Notes may be issued or Other Obligations may be incurred by the Issuer thereunder, payable from such revenues and other moneys thereunder as Senior Obligations or Subordinate Obligations; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Holders of the Notes; the rights and remedies of the Registered Holder hereof with respect hereto and thereto, including the limitations upon the right of a Registered Holder hereof to institute any suit, action or proceeding in equity or at law with respect hereto and thereto; the rights, duties and obligations of the Issuer and the Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts and covenants made therein may be discharged at or prior to the maturity or redemption of this Note, and this Note thereafter no longer be secured by the Indenture, or be deemed to be Outstanding thereunder; and for the other terms and provisions thereof. Terms used with initial capital letters but not defined in this Note have the respective meanings given such terms in the Indenture. The Series 2006-1B Notes are being issued as, and will constitute, Subordinate Notes under the Indenture.

          The Notes and Other Obligations are limited obligations of the Issuer, payable solely from the Trust Estate created under the Indenture, consisting of certain revenues and Funds and Accounts pledged under the Indenture including, but not limited to, payments of principal and interest made by obligors of Financed Student Loans and available Note proceeds.

          The Series 2006-1B Notes constitute Subordinate Notes under the Indenture which are subordinated in right of payment, the direction of remedies and certain other matters in accordance with the terms of the Indenture to the rights of the Holders of Senior Notes issued from time to time under the Indenture and Other Senior Beneficiaries thereunder (except termination payments due under swap agreements as a result of swap counterparty default). A failure to pay principal of and premium, if any, or interest on this Subordinate Note will not constitute an Event of Default under the Indenture if any Senior Obligation is Outstanding.

          Interest payable on this Series 2006-1B Note shall be computed on the basis of a 365-day year for the number of days actually elapsed, except that for any leap year such calculation with respect to an Interest Payment Date occurring after January 1 of such year through December 31 of such year shall be computed on the basis of a 366-day year, and accrue daily from the date hereof, and is payable on each regularly scheduled Interest Payment Date prior to the Maturity hereof and at the Maturity hereof. The interest payable on each Interest Payment Date for this Note shall be that interest which has accrued through the last day of the last complete Interest Period immediately preceding the Interest Payment Date or, in the case of the Maturity hereof, the last day preceding the date of such Maturity. The Applicable Interest Rate shall be effective as of and on the first day (whether or not a Business Day) of the applicable Interest Period and be in effect thereafter through the end of such Interest Period.

          The unpaid principal amount hereof from time to time outstanding shall bear interest at an Applicable Interest Rate, payable on each Interest Payment Date and at the Maturity hereof such interest to accrue from the later of the date hereof or the date through which interest has been paid or duly provided for.

          The Interest Period, the Applicable Interest Rate, the method of determining the Applicable Interest Rate on each of the Series 2006-1B Notes and the Auction Procedures related thereto, an Auction Period Adjustment, a change in the Auction Date and the Interest Payment Dates will be determined in accordance with the terms, conditions and provisions of the Seventh Supplement and the Auction Agent Agreement, to which terms, conditions and provisions specific reference is hereby made, and all of which terms, conditions and provisions are hereby specifically incorporated herein by reference.

          By purchasing Series 2006-1B Notes, whether in an Auction or otherwise, each purchaser of the Series 2006-1B Notes, or its Broker-Dealer, must agree and shall be deemed by such purchase to have agreed (a) to participate in Auctions on the terms described in the Seventh Supplement, (b) to have its beneficial ownership of the Series 2006-1B Notes maintained at all times in Book-Entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership, and (c) to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request. So long as the ownership of Series 2006-1B Notes is maintained in Book-Entry Form by the Securities Depository, an Existing Holder may sell, transfer or otherwise dispose of Series 2006-1B Notes only pursuant to a Bid or Sell Order placed in an Auction or otherwise sell, transfer or dispose of Series 2006-1B Notes through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Holder, its Broker-Dealer or its Participant advises the Auction Agent of such transfer.

          The determination of the Applicable Interest Rate by the Auction Agent or any other authorized Person pursuant to the provisions of the Seventh Supplement shall be conclusive and binding on the Holders of the Series 2006-1B Notes to which such Applicable Interest Rate applies, and the Issuer and the Trustee may rely thereon for all purposes.

          Notwithstanding any provision of this Note to the contrary, in no event shall the cumulative amount of interest paid or payable on this Note (including interest calculated as provided herein, plus any other amounts that constitute interest on this Note under applicable law, which are contracted for, charged, reserved, taken or received pursuant to this Note or related documents) calculated from the Date of Original Issuance of this Note through any subsequent day during the term of this Note or otherwise prior to payment in full of this Note exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or related documents or otherwise contracted for, charged, reserved, taken or received in connection with this Note, or if the redemption or acceleration of the Maturity of this Note results in payment to or receipt by the Registered Holder or any former Registered Holder hereof of any interest in excess of that permitted by applicable law, then notwithstanding any provision of this Note or related documents to the contrary all excess amounts theretofore paid or received with respect to this Note shall be credited on the principal balance of this Note (or, if this Note has been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of this Note and related documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under this Note and under the related documents.

          It is provided in the Seventh Supplement that Series 2006-1B Notes of a denomination larger than $25,000 may be redeemed in part ($25,000 or a multiple thereof) and that upon any partial redemption of any such Series 2006-1B Note the same shall be surrendered in exchange for one or more new Notes of the same series in authorized form for the unredeemed portion of principal.

          If provision is made for the payment of principal of and premium, if any, and interest on this Note in accordance with the Indenture, this Note shall no longer be deemed Outstanding under the Indenture, shall cease to be entitled to the benefits of the Indenture and shall thereafter be payable solely from the funds provided for such payment.

          If an Event of Default shall occur, the principal of all the Outstanding Notes may and, under certain circumstances, shall be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes an Other Beneficiaries under the Indenture at any time by the Issuer with, among other things, the consent of the Holders of two-thirds of the aggregate principal amount of Senior Notes at the time Outstanding, if affected thereby, and with the consent of the Holders of two-thirds of the aggregate principal amount of Subordinate Notes at the time Outstanding, if affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Senior Notes at the time Outstanding or Other Senior Beneficiaries or, if no Senior Obligations are Outstanding, the Holders of specified percentages in aggregate principal amount of the Subordinate Notes at the time Outstanding or Other Subordinate Beneficiaries, on behalf of the Holders of all the Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Registered Holder of this Note and upon all future Registered Holders hereof and of any Note issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          The Issuer may require payment by the Registered Holder hereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Note, other than certain exchanges specifically exempted under the Indenture and not involving any transfer.

          The Issuer, the Trustee, each Paying Agent, any Authenticating Agent, the Note Registrar and any other agent of the Issuer may treat the Person in whose name this Note is registered on the Note Register as the absolute owner hereof for all purposes, whether or not this Note is overdue, and neither the Issuer, the Trustee, any Paying Agent, any Authenticating Agent, the Note Registrar nor any other such agent shall be affected by notice to the contrary.

          It Is Hereby Certified, Recited, Covenanted and Declared that all acts, conditions and things required to have happened, to exist and to have been performed precedent to and in the issuance of this Note have happened, do exist, and have been performed in regular and due time, form and manner as so required.

          This Note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been signed by the Trustee or by the Authenticating Agent by the manual signature of one of its authorized representatives.

          It is expressly understood and agreed by the holder hereof that (a) the Indenture and this Note each is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Delaware Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it; (b) each of the representations, undertakings and agreement in the Indenture and this Note made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer; (c) nothing contained in the Indenture and this Note shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained in the Indenture and this Note, all such liability, if any, being expressly waived by the holder hereof and by any Person claiming by, through or under the holder hereof; and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under the Indenture, this Note or the other Basic Documents.

[Execution Page Follows]

          IN WITNESS WHEREOF, the Issuer has caused this Series 2006-1B Note to be executed in its name by the manual signature of the Delaware Trustee.

          Dated: _______ __, 200_

COLLEGE LOAN CORPORATION TRUST I By Wilmington Trust Company, not in its individual capacity but solely as Delaware Trustee By Name Title

[CERTIFICATE OF AUTHENTICATION FOLLOWS]

CERTIFICATE OF AUTHENTICATION

          This Note is one of the Notes of the series designated therein and issued under the provisions of the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee By Name Title

[FORM OF ASSIGNMENT FOLLOWS]

ASSIGNMENT

          For Value Received the undersigned hereby sells, assigns and transfers unto _____________________ the within Note and irrevocably appoints ______________________, attorney-in-fact, to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

          Dated: ____________________________

Please Insert Social Security or Other Identifying Number of Assignee	Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without any alteration whatsoever.

Signature Guaranteed:

_________________

EXHIBIT C

NOTICE OF A PAYMENT DEFAULT

COLLEGE LOAN CORPORATION TRUST I
AUCTION RATE STUDENT LOAN ASSET-BACKED NOTES
SUBORDINATE SERIES 2006-1B

          Notice Is Hereby Given that a Payment Default has occurred and not been cured with respect to the Notes identified above. Determination of the Applicable Interest Rate pursuant to the Auction Procedures will be suspended. The Applicable Interest Rate on the Notes identified above for each Auction Period commencing after the date of Payment Default with respect thereto will equal the Non-Payment Rate, as it is determined by the Trustee on the first day of such Auction Period until _____________________.

          Terms used herein have the meanings set forth in the Seventh Supplemental Indenture of Trust relating to the above-referenced Notes.

          Dated: ________________________

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee By Name Title

EXHIBIT D

NOTICE OF CURE OF PAYMENT DEFAULT
COLLEGE LOAN CORPORATION TRUST I

AUCTION RATE STUDENT LOAN ASSET-BACKED NOTES
SUBORDINATE SERIES 2006-1B

           Notice Is Hereby Given that a Payment Default with respect to the Notes identified above has been waived or cured. The next Interest Payment Date is _____________ and the next Auction Date is _________________

          Terms used herein have the meanings set forth in the Seventh Supplemental Indenture of Trust relating to the above-referenced Notes.

          Dated: ________________________

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee By Name Title

EXHIBIT E

NOTICE OF PROPOSED AUCTION PERIOD ADJUSTMENT

COLLEGE LOAN CORPORATION TRUST I
AUCTION RATE STUDENT LOAN ASSET-BACKED NOTES
SUBORDINATE SERIES 2006-1B

          Notice Is Hereby Given that College Loan Corporation Trust I proposes to change the length of one or more Auction Periods with respect to the Notes identified above, pursuant to the Seventh Supplemental Indenture of Trust relating to such Notes (the "Seventh Supplement"), as follows:

          1.    The change shall take effect on the Payment Date for the current Auction Period and the date of commencement of the next Auction Period (the "Effective Date").

          2.    The Auction Period Adjustment in paragraph 1 shall take place only if (a) the Trustee and the Auction Agent receive, by 11:00 a.m., New York City time, on the Business Day before the Auction Date for the Auction Period commencing on the Effective Date, the consent of the Market Agent (which consent has been obtained), as required by the Seventh Supplement, authorizing the change in length of one or more Auction Periods and confirmation from each Rating Agency that it will not reduce or withdraw its ratings on the Series 2006-1 Auction Rate Notes on account of such Auction Period Adjustment, and (b) Sufficient Bids exist on the Auction Date for the Auction Period commencing on the Effective Date.

          3.    If the condition referred to in paragraph 2(a) above is not met, the Auction Rate for the Auction Period commencing on the Effective Date will be determined pursuant to the Auction Procedures and the Auction Period shall be the Auction Period determined without reference to the proposed change. If the condition referred to in paragraph 2(a) above is met but the condition referred to in paragraph 2(b) above is not met, the Auction Rate for the Auction Period commencing on the Effective Date shall be the Maximum Auction Rate and the Auction Period shall be the Auction Period determined without reference to the proposed change.

          Terms used herein have the meanings set forth in the Seventh Supplement.

          Dated: ________________________

COLLEGE LOAN CORPORATION TRUST I By Name Title

EXHIBIT F

NOTICE ESTABLISHING AUCTION PERIOD ADJUSTMENT

COLLEGE LOAN CORPORATION TRUST I
AUCTION RATE STUDENT LOAN ASSET-BACKED NOTES SUBORDINATE SERIES 2006-1B

          Notice Is Hereby Given that College Loan Corporation Trust I established new lengths for one or more Auction Periods with respect to the Notes identified above pursuant to the Seventh Supplemental Indenture of Trust relating to such Notes (the "Seventh Supplement"):

          1.    The change shall take effect on _______________, the Interest Payment Date for the current Auction Period and the date of commencement of the next Auction Period (the "Effective Date").

          2.    For the Auction Period commencing on the Effective Date, the Interest Payment Date shall be _________________, or the next succeeding Business Day if such date is not a Business Day.

          3.    For Auction Periods occurring after the Auction Period the Interest Payment Dates shall be [______________________ (date) and every __________________ (number) __________________ (day of week) thereafter] [every ________________ (number) (day of week) after the date set forth in paragraph 2 above], or the next Business Day if any such day is not a Business Day; provided, however, that the length of subsequent Auction Periods shall be subject to further change hereafter as provided in Section 2.02(g) of Annex I to the Seventh Supplement.

          4.    The changes described in paragraphs 2 and 3 above shall take place only upon delivery of this Notice and the satisfaction of other conditions set forth in Section 2.02(g) of Annex I to the Seventh Supplement and our prior notice dated ___________________ regarding the proposed change.

          Terms used herein have the meanings set forth in the Seventh Supplement.

          Dated: ________________________

COLLEGE LOAN CORPORATION TRUST I By Name Title

EXHIBIT G

NOTICE OF CHANGE IN AUCTION DATE

COLLEGE LOAN CORPORATION TRUST I
AUCTION RATE STUDENT LOAN ASSET-BACKED NOTES
SUBORDINATE SERIES 2006-1B

          Notice is hereby given by ___________________, as Market Agent for the Notes identified above, that, with respect to such Notes, the Auction Date is hereby changed as follows:

          1.    With respect to such Notes, the definition of "Auction Date" shall be deemed amended by substituting "_____________ (number) Business Day" in the third and fourth lines thereof and by substituting "_____________ (number) Business Days" for "two Business Days" in subsection (d) thereof.

          2.    This change shall take effect on _________________, which shall be the Auction Date for the Auction Period commencing on _________________.

          3.    The Auction Date for such Notes shall be the subject to further change hereafter as provided in the Seventh Supplemental Indenture of Trust relating to such Notes (the "Seventh Supplement").

          Terms used herein have the meanings set forth in the Seventh Supplement.

          Dated: ________________________

as Market Agent By Name Title

EXHIBIT H

RATING AGENCY CONDITION

EXHIBIT I-1

[FORM OF TRANSFEREE'S REPRESENTATION LETTER AND AFFIDAVIT]

State of County of	) ) ss: )

COLLEGE LOAN CORPORATION TRUST I

STUDENT LOAN ASSET-BACKED NOTES, SERIES 2006-1 RESET RATE NOTES

Deutsche Bank Trust Company Americas,
   as Trustee
60 Wall Street
MS NYC 60-2606
New York, New York 10005

Wilmington Trust Company,
as Delaware Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Attn: Corporate Trust Administration

Dear Sirs:

1.

In connection with our proposed purchase of the above referenced Series 2006-1A-7A Senior Notes and/or Series 2006-1A-7B Senior Notes (the "Notes") issued pursuant to the Second and Restated Indenture of Trust dated as of April 1, 2006 (as amended, the "Indenture"), between College Loan Corporation Trust I, as issuer (the "Issuer") and Deutsche Bank Trust Company Americas as indenture trustee and eligible lender trustee (the "Trustee"), the undersigned represents as follows: [He][She] is a [Title] of [Name of Transferee] (the "Investor").

2.

The Investor understands that the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence and agrees, on its own behalf and on behalf of any accounts for which it is acting as hereinafter stated, that the Notes may be resold, pledged or transferred only so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person whom it reasonably believes is a "qualified institutional buyer" as defined in Rule 144A (a "QIB") that purchases for its own account, or a QIB purchasing for the account of a QIB, to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A or an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 (an "Institutional Accredited Investor") that represents that it is buying the Notes for investment and not with a view to the distribution thereof.

3.	The Investor is (check appropriate box):

___ ___	a QIB; or an Accredited Investor that is buying without a view to distribution of the Notes.

4.

In the normal course of its business, the Investor invests in or purchases securities similar to the Notes, and the Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Notes. The Investor is aware that it (or any investor account on behalf of which the Notes may be purchased) may be required to bear the economic risk of an investment in the Notes for an indefinite period of time, and it is (or such account is) able to bear such risk for an indefinite period.

5.

The Investor is not acquiring such Notes directly or indirectly for, or on behalf of, a "benefit plan investor" as defined in, or subject to, the plan asset regulations set forth at 29 C.F.R. Section 2510.3-101 with respect to a Plan which is subject to Title I of ERISA or Section 4975 of the Code. [In lieu of making the foregoing statement, the Investor may furnish to the Registrar a certification satisfactory in form and substance to the Registrar to the effect that the purchase or holding of such Note directly or indirectly for, or on behalf of, the Transferee qualifies for prohibited transaction exemptive relief under PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other applicable exemption.]

6.

The Investor: (a) acknowledges receipt of the Indenture and the Offering Memorandum (the "Offering Memorandum") dated April __, 2006, relating to the Series 2006-1 Reset Rate Notes; the Investor acknowledges that the all payments will be based solely on amounts to be received on the Financed Student Loans. The Investor understands that it is not expected that the Offering Memorandum will be updated to reflect the performance of the Financed Student Loans or for any other purpose; and confirms that it has been given the opportunity to conduct such investigation of the Indenture and the Financed Student Loans and ask such questions of officers of the Depositor or Sponsor as it has considered necessary for purposes of its investment decision.

7.	The Investor is not acquiring such Notes, directly or indirectly, for or on behalf of a person who is not a United States person (as defined in Section 7701 of the Code).

Very truly yours, [INVESTOR] By:______________________________ Name: Title:

EXHIBIT I-2

FORM OF RULE 144A CERTIFICATION

Deutsche Bank Trust Company Americas,
   as Trustee
60 Wall Street
MS NYC 60-2606
New York, New York 10005

Wilmington Trust Company,
   as Delaware Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Attn: Corporate Trust Administration

__________, 20__

Re: COLLEGE LOAN CORPORATION TRUST I Student Loan Asset-Backed Notes, Series 2006-1 Reset Rate Notes

Ladies and Gentlemen:

          In connection with our acquisition of the above-captioned Student Loan Asset-Backed Notes, Series 2006-1A-7A Senior Notes and/or Series 2006-1A-7B Senior Notes (the "Notes"), we certify that (a) we understand that the Notes are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from College Loan Corporation and College Loan LLC concerning the purchase of the Notes and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Notes, (c) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Notes, any interest in the Notes or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Notes, any interest in the Notes or any other similar security from, or otherwise approached or negotiated with respect to the Notes, any interest in the Notes or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Notes under the Act or that would render the disposition of the Notes a violation of Section 5 of the Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Notes, (d) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Act and have completed the form of certification to that effect attached hereto as Annex I, and (e) we are not acquiring a Note, directly or indirectly, for or on behalf of an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Internal Revenue Code of 1986, as amended, or any entity, the assets of which would be deemed plan assets under the Department of Labor regulations set forth at 29 C.F.R. §2510.3-101; unless we are acquiring a Note and Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 92-23 or some other applicable prohibited transaction exemption is applicable to the acquisition and holdings of such Note. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Notes for our own account or for resale pursuant to Rule 144A and further, understand that such Notes may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Act.

Very truly yours, _______________________ Print Name of Transferee By:___________________ Authorized Officer

ANNEX I TO EXHIBIT I-2

[FORM OF CERTIFICATION]

[Date]

Deutsche Bank Trust Company Americas,
   as Trustee
60 Wall Street
MS NYC 60-2606
New York, New York 10005

Wilmington Trust Company,
   as Delaware Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Attn: Corporate Trust Administration

Re: COLLEGE LOAN CORPORATION TRUST I Student Loan Asset-Backed Notes, Series 2006-1 Reset Rate Notes

Ladies and Gentlemen:

          In connection with our purchase of the above-captioned Student Loan Asset-Backed Notes, Series 2006-1A-7A Senior Notes and/or Series 2006-1A-7B Senior Notes (the "Notes"), the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act")) as follows:

1.

It owns and/or invests on a discretionary basis eligible securities (excluding affiliate's securities, bank deposit notes and CD's, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and currency, interest rate and commodity swaps), as described below:
           Amount[2]: $_________________; and

2.	The dollar amount set forth above is:

1.	greater than $3 million and the undersigned is one of the following entities:

•	an insurance company as defined in Section 2(13) of the Act;* or

(2)	Must be calculated using only securities which the undersigned beneficially held as of the date below.

*	A purchase by an insurance company for one or more of its separate accounts, as defined by section 2(a)(37) of the Investment Company Act of 1940, which are neither registered nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.

•	an investment company registered under the Investment Company Act or any business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940 or as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or
•	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or
•	a plan (i) established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or
•	a corporation (other than a U.S. bank, savings and loan association or equivalent foreign institution), partnership, Massachusetts or similar statutory trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code; or
•	a U.S. bank, savings and loan association or equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements as of a date not more than 16 months preceding the date of sale in the case of a U.S. institution or 18 months in the case of a foreign institution.; or
•	an investment adviser registered under the Investment Advisers Act; or
2.	greater than $10 million, and the undersigned is a broker-dealer registered with the SEC; or
3.	less than $10 million, and the undersigned is a broker-dealer registered with the SEC and will only purchase Rule 144A securities in riskless principal transactions (as defined in Rule 144A); or
4.	less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or
5.	less than $100 million, and the undersigned is an entity, all the equity owners of which are qualified institutional buyers.

          The undersigned further certifies that it is purchasing Notes for its own account or for the account of others that independently qualify as "Qualified Institutional Buyers" as defined in Rule 144A. It is aware that the sale of the Notes is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A. The undersigned understands that the Notes may be resold, pledged or transferred only to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance in Rule 144A.

          The undersigned agrees that if at some time before the expiration of the holding period described in Rule 144 it wishes to dispose of or exchange any of the Notes, it will not transfer or exchange any of the Notes to a Qualified Institutional Buyer without first obtaining a letter in the form hereof from the transferee and delivering such certificate to the addressees hereof.

          IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Qualified Institutional Buyer on the _____ day of ___________, ____.

Name of Institution Signature Name Title**

**	Must be President, Chief Financial Officer, or other executive officer.

EXHIBIT J

FORM OF TRANSFER CERTIFICATE FOR RULE 144A GLOBAL NOTE TO
REGULATION S GLOBAL NOTE DURING RESTRICTED PERIOD

(PURSUANT TO SECTION 23(i)(A)(3) OF THE SEVENTH SUPPLEMTNAL INDENTURE)

Deutsche Bank Trust Company Americas
   as Trustee
60 Wall Street
MS NYC 60-2606
New York, New York 10005

Wilmington Trust Company,
   as Delaware Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Attn: Corporate Trust Administration

Re: COLLEGE LOAN CORPORATION TRUST I Student Loan Asset-Backed Notes, Series 2006-1 Reset Rate Notes

Ladies and Gentlemen:

          Reference is hereby made to the Second Amended and Restated Indenture of Trust, dated as of April 1, 2006 (as amended the "Indenture"), between College Loan Corporation Trust I, as issuer (the "Issuer") and Deutsche Bank Trust Company Americas as indenture trustee and eligible lender trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to US $[_______] aggregate current principal amount of Series 2006-1A-7A Senior Notes and/or Series 2006-1A-7B Senior Notes (the "Notes) which are held in the form of the Rule 144A Global Note (CUSIP No. _________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for an interest in the Regulation S Global Note (CUSIP No. __________) to be held with [Euroclear] [Clearstream] (Common Code No.____________) through the Depository.

          In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that:

•	the offer of the Notes was not made to a person in the United States,

•	[at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States],

•	the transferee is not a U.S. Person within the meaning of Rule 902(o) of Regulation S nor a Person acting for the account or benefit of a U.S. Person,

•	no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable,

•	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and

•	upon completion of the transaction, the beneficial interest being transferred as described above will be held with the Depository through [Euroclear] [Clearstream].

          This certificate and the statements contained herein are made for your benefit and the benefit of the Delaware Trustee and the Issuer.

[Insert Name of Transferor] By:_______________________________ Name: Title:

Dated:

EXHIBIT K

FORM OF TRANSFER CERTIFICATE FOR RULE 144A GLOBAL NOTE TO
REGULATION S GLOBAL NOTE AFTER RESTRICTED PERIOD

(PURSUANT TO SECTION 23(i)(B)(3) OF THE SEVENTH SUPPLEMENTAL INDENTURE)

Deutsche Bank Trust Company Americas
   as Trustee
60 Wall Street
MS NYC 60-2606
New York, New York 10005

Wilmington Trust Company,
   as Delaware Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Attn: Corporate Trust Administration

Re: COLLEGE LOAN CORPORATION TRUST I Student Loan Asset-Backed Notes, Series 2006-1 Reset Rate Notes

Ladies and Gentlemen:

Reference is hereby made to the Second Amended and Restated Indenture of Trust, dated as of April 1, 2006 (as amended, the "Indenture"), between College Loan Corporation Trust I, as issuer (the "Issuer") and Deutsche Bank Trust Company Americas as indenture trustee and eligible lender trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to US $[________] aggregate current principal amount of Notes (the "Notes") which are held in the form of the Rule 144A Global Note (CUSIP No. ________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes for an interest in the Regulation S Global Note (Common Code No. _____).

In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and, (i) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

(1)	the offer of the Notes was not made to a person in the United States;

(2)

[at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];

(3)	no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act,

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Notes that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Delaware Trustee and the Servicer.

[Insert Name of Transferor] By:_______________________________ Name: Title:

Dated:

EXHIBIT L

FORM OF TRANSFER CERTIFICATE REGULATION S GLOBAL NOTE
TO RULE 144A GLOBAL NOTE DURING RESTRICTED PERIOD

(PURSUANT TO SECTION 23(i)(C)(3)(i) OF THE SEVENTH SUPPLEMENTAL INDENTURE)

Deutsche Bank Trust Company Americas
   as Trustee
60 Wall Street
MS NYC 60-2606
New York, New York 10005

Wilmington Trust Company,
as Delaware Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Attn: Corporate Trust Administration

Re: COLLEGE LOAN CORPORATION TRUST I Student Loan Asset-Backed Notes, Series 2006-1 Reset Rate Notes

Ladies and Gentlemen:

          Reference is hereby made to the Second Amended and Restated Indenture of Trust, dated as of April 1, 2006 (as amended, the "Indenture"), between College Loan Corporation Trust I, as issuer (the "Issuer") and Deutsche Bank Trust Company Americas as indenture trustee and eligible lender trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to US $[________] aggregate current principal amount of Series 2006-1A-7A Senior Notes and/or Series 2006-1A-7B Senior Notes which are held in the form of the Regulation S Global Note (CUSIP No. _______) with [Euroclear] [Clearstream] (Common Code No.__________) through the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes for an interest in the Regulation 144A Global Note (CUSIP No.____________).

          In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with (i) the transfer restrictions set forth in the Indenture and (ii) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any jurisdiction.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Trustee, the Issuer and the Initial Purchasers of the offering of the Notes.

[Insert Name of Transferor] By:_______________________________ Name: Title:

Dated:

EXHIBIT M

FORM OF TRANSFER CERTIFICATE FOR REGULATION S
GLOBAL NOTE DURING RESTRICTED PERIOD

(PURSUANT TO SECTION 23(i)(D)(3) OF THE SEVENTH SUPPLEMENTAL INDENTURE)

Deutsche Bank Trust Company Americas
   as Trustee
60 Wall Street
MS NYC 60-2606
New York, New York 10005

Wilmington Trust Company,
as Delaware Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Attn: Corporate Trust Administration

Re: COLLEGE LOAN CORPORATION TRUST I Student Loan Asset-Backed Notes, Series 2006-1 Reset Rate Notes

Ladies and Gentlemen:

          This certificate is delivered pursuant to Section 3.6(d)(iv) of the Second Amended and Restated Indenture of Trust, dated as of April 1, 2006 (as amended, the "Indenture"), between College Loan Corporation Trust I, as issuer (the "Issuer") and Deutsche Bank Trust Company Americas as indenture trustee and eligible lender trustee (the "Trustee"), in connection with the transfer by the undersigned (the "Transferor") to _________________ (the "Transferee") of $__________________ current principal amount of Notes, in fully registered form (each, an "Individual Note"), or a beneficial interest of such aggregate current principal amount in the Regulation S Global Note (the "Global Note") maintained by The Depository Trust Company or its successor as Depository under the Indenture (such transferred interest, in either form, being the "Transferred Interest").

          In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

1.	the offer of the Transferred Interest was not made to a person in the United States;

2.	[at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];

3.	the transferee is not a U.S. Person within the meaning of Rule 902(o) of Regulation S nor a person acting for the account or benefit of a U.S. Person, and upon completion of the transaction, the Transferred Interest will be held with the Depository through [Euroclear] [Clearstream];

4.	no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

5.	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Trustee and the Issuer.

[Insert Name of Transferor] By:_______________________________ Name: Title:

Dated: